As filed with the Securities and Exchange Commission on August 12, 2022

File No. 024-11885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

(Amendment No. 1)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

ECGI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

626 Wilshire Blvd Suite 410

Los Angeles, CA 90017

Phone: (323) 968-2030

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

William Chung

626 Wilshire Blvd Suite 410

Los Angeles, CA 90017

Phone: (323) 968-2030

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

2833	20-8051714
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

August 12, 2022

Subject to Completion

ECGI HOLDINGS INC.

626 Wilshire Blvd. Suite 410

Los Angeles, CA 90017

(323) 968-2030

UP TO 43,000,000 SHARES OF COMMON STOCK

COMPRISED OF UP TO 40,000,000 SHARES BY THE COMPANY AND

UP TO 3,000,000 SHARES BY SELLING STOCKHOLDERS

MAXIMUM AGGREGATE OFFERING: $10,750,000

ECGI Holdings Inc., a Nevada corporation (the “Company,” “we,” “us,” “our,” or “ours”), William Chung (our President, CEO and a director) and Danny Wong (our acting CFO) are offering a maximum of up to 43,000,000 shares of our common stock, par value $0.001 per share (referred to herein as the “Common Stock” or the “Shares”) in a “Tier 1” offering under Regulation A (the “Offering”). The Company is offering up to 40,000,000 Shares. William Chung and Danny Wong (the “Selling Stockholders”) are each offering up to 1,500,000 Shares. There is no minimum or maximum investment amount per investor in this Offering. For more information on our Shares, please see “Securities Being Offered” beginning on page 79 of this offering circular (the “Offering Circular”).

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by William Chung and Danny Wong, neither of whom will receive any commissions or other remunerations for their efforts. Mr. Chung and Mr. Wong plan to rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See “Plan of Distribution and Selling Stockholders” beginning on page 38 in this Offering Circular.

All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price to be determined between $0.04 and $0.25 per Share for the duration of the Offering. The issuer intends to price this offering after qualification pursuant to Rule 253(b). The aggregate maximum offering amount of $10,750,000 is calculated based on the upper end of the range, $0.25 per Share, in accordance with Rule 253(b)(2)(ii). There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or to pay for the expenses of this Offering. Our Shares are quoted on the OTC Pink Current Information Tier of OTC Markets under the symbol “ECGI.” On August 11, 2022, the last reported sale price of our Common Stock was $0.121 per Share.

The approximate date of the commencement of the sales of the Shares in this Offering will be within two calendar days from the date on which the Offering is qualified by the Securities and Exchange Commission (the “SEC” or the “Commission”) and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

No sales of Shares will be made prior to the qualification of the Offering statement by the SEC. All Shares will be offered in all jurisdictions at the same price that is set forth in this Offering Circular.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 25 of this Offering Circular about the risks you should consider before investing.

ECGI Holdings, Inc. is offering a maximum number of 40,000,000 Shares of its Common Stock. William Chung (our President CEO and a Director), and Danny Q. Wong (our acting CFO) are each offering a maximum number of 1,500,000 Shares of our Common Stock. The offering will be at a fixed price per Share, to be determined, between $0.04 and $0.25. The issuer intends to price this offering after qualification pursuant to Rule 253(b).

COMMON STOCK	PRICE TO PUBLIC(1)	SELLING AGENT COMMISSIONS	PROCEEDS TO THE COMPANY(2)	PROCEEDS TO OTHER PERSONS

40,000,000 Shares Offered by ECGI Holdings, Inc.
Per Share	$0.25	$0.00	$0.25		N/A
Maximum Offering	$10,000,000	$0.00	$10,000,000	$	N/A

1,500,000 Shares Offered by William Chung, President, CEO and Director
Per Share	$0.25	$0.00	N/A		$0.25
Maximum Offering	$375,000	$0.00	N/A		$375,000

1,500,000 Shares Offered by Danny Q. Wong, acting CFO
Per Share	$0.25	$0.00	N/A		$0.25
Maximum Offering	$375,000	$0.00	N/A		$375,000

Total Maximum Offering	$10,750,000	$0.00	$10,000,000		$750,000

(1)	The upper end of the estimated pricing range, $0.25 per share, was used for purposes of this table, in accordance with Regulation A Rule 253(b)(2)(ii).
(2)	Before the payment of our expenses in this Offering, which we estimate will be approximately $50,000.00. See “Use of Proceeds” appearing on page 48 of this Offering Circular. All expenses of the Offering will be paid for by the Company using the proceeds of this Offering.

If all the Shares are not sold in the Company’s Offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the Offering, which the Company estimates will be approximately $50,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases Shares will have no assurance that any monies, beside their own, will be subscribed to in the Offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this Offering are being paid for by the Company from the proceeds of the Offering.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the “Risk Factors” section beginning on page 25.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular is following the offering circular format described in Part II of Form 1-A

The date of this Offering Circular is ______, 2022

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

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MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

THIRD PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this Offering Circular relating to industry data are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The industry market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own all trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We have no trademarks or copyrights formally issued by the United States Patent and Trademark office. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

NO STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 1 offering pursuant to Regulation A under the Securities Act, this Offering is NOT exempt from state law “Blue Sky” review.

Shares in this Offering will only be sold to qualified purchasers. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	whose net worth, or joint net worth with the person’s spouse or spousal equivalent, exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Shares. You should read this entire offering circular carefully, especially the risks of investing in the Shares discussed under “Risk Factors,” before making an investment decision. In this Offering Circular, “ECGI,” the “Company,’’ “we,’’ “ECGI,” “us,’’ and “our,’’ refer to ECGI Holdings Inc. and our subsidiaries unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year’’ refers to our fiscal year ending August 31. Unless otherwise indicated, the term “Shares” refers to shares of the Company’s Common Stock. All dollar amounts refer to US dollars unless otherwise indicated.

The Company

ECGI Holdings Inc., a Nevada corporation, together with its subsidiaries (the “Company,” “we,” “us,” “our,” or “ours”) is currently engaged in the legal recreational and medical cannabis business in California where we seek to engage in cultivating, processing and distributing cannabis including both hemp and marijuana. We are also an acquisition-oriented corporation which targets California distressed cannabis assets and licenses, properties zoned for cannabis cultivation and process, and cannabis companies operating in market sectors with national expansion possibilities.

Corporate Information

Our business is located at 626 Wilshire Blvd., Suite 410, Los Angeles, CA 90017. Our telephone number is (323) 968-2030. Our E-Mail address is info@ecgiholdings.com. The address of our website is https://ecgiholdings.com/. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

Going Concern

The financial statements included elsewhere in this filing, including the consolidated financial statements for the fiscal year ended August 31, 2020, fiscal year ended August 31, 2021, and the nine months ended May 31, 2022, have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of May 31, 2022, the Company had assets totaling $4,637,134, liabilities totaling $8,348,331 and a working capital deficit of $7,389,535. The Company does not have a history of generating revenue and has an accumulated deficit of $10,879,219 as of May 31, 2022. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Organizational Overview and History

ECGI Holdings Inc. was incorporated on October 25, 2005 in the state of Nevada under the name Sunrise Mining Corporation. On March 27, 2008, we changed our name to Sunrise Holdings Limited. On November 7, 2014, we changed our name to Event Cardio Group, Inc. On August 15, 2019, we changed our name to our current name, ECGI Holdings Inc.

From December 2008, when the Company discontinued mining exploration, until June 2014, the business activity of the Company was to acquire a new business. On June 9, 2014, 2340960 Ontario Inc. acquired 70,631 shares of the Company’s Common Stock and 10,000,000 shares of the Company’s Series A preferred stock constituting approximately 97% of the cumulative voting power of the Company’s capital stock on that date.

On September 8, 2014, the Company entered into a share exchange agreement with Event Cardio Canada Inc.’s (formerly known as 2340960 Ontario Inc. referred to herein as “ECG”) shareholders (The John Bentivoglio Family Trust, referred to herein as the “Trust”) whereby the Company acquired all of the issued and outstanding common shares of ECG in exchange for 3,975,000 Common Stock shares of the Company. Upon completion of this transaction, the shareholders of ECG held approximately 93.6% of voting control of the Company and ECG became a wholly owned subsidiary of the Company. The Company at the time, was developing a cardiac monitoring device based on a wireless and leadless advanced cardiac monitor and had a license agreement to distribute a patented product in the use of breast disease detection.

On June 24, 2016, the Company entered into and consummated a share exchange with the John Bentivoglio Family Trust and the Frank Sgro Family (2010) Trust, the shareholders of 2375757 Ontario Inc., pursuant to which it acquired all of the outstanding shares of 2375757 Ontario Inc. for a total of 140,625 shares of the Company’s Common Stock. 2375757 Ontario Inc. had previously acquired from John Bentivoglio, the then Chairman and Chief Executive Officer of the Company, rights granted to it in 2014 to market and distribute the Company’s wireless cardiac monitoring device in Canada. Coupled with the acquisition of the rights granted to Nicholas Bozza, 2375757 Ontario Inc. had re-acquired all of the rights to market and distribute the Company’s wireless cardiac monitoring device in Canada.

On June 30, 2016, the Company completed the acquisition of Ambumed, Inc. for a total consideration of approximately $1.3 million. Ambumed, Inc. was doing business under the trade name of National Cardiac Monitoring Center. Ambumed, Inc. was formed for the purpose of providing a range of cardiac monitoring services and support for physicians, hospitals, scanning services and home health care agencies and patients and sold cardiac monitoring equipment and provided 24-hour monitoring services to customers, principally in the Mid-Atlantic region.

During the timeframe between July 2016 and November of 2017, the Company had minimal business activity and sought to target new markets outside the area of cardiac monitoring services. On November 25, 2016, the Company filed a Form 15 to terminate the registration of its securities under Section 12(g) of the Exchange Act.

EFIL Sub of ECG, Inc. (“EFIL”), which was previously a wholly owned subsidiary of the Company, filed a Chapter 7 Bankruptcy on January 26, 2017. EFIL had no assets, liabilities, and/or business operations during the period ended February 28, 2017 and thereafter. Pursuant to an Order of Final Decree entered in the U.S. Bankruptcy Court for the Southern District of New York (Case No. 17-10154-mg) on July 2, 2018, the estate of EFIL has been fully administered, the trustee was discharged on July 5, 2018 and the Chapter 7 case of EFIL was closed.

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On or about January 25, 2018, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Green Key Partners for the acquisition of 5,000,000 shares of the Company’s series A Preferred Stock and 5,000,000 shares of the Company’s Common Stock (adjusted for the 1 for 20 reverse stock split) for cash proceeds of $55,000 in the aggregate. On July 13, 2018, the Company closed the Stock Purchase Agreement and agreed that the $55,000 cash proceeds were to be delivered to the law firm of Mandelbaum Saltsburg in cancellation of Company indebtedness. Green Key Partners caused the shares of Common Stock and Preferred Stock to be registered in the name of Donald K. Bell. On or about April 11, 2018, Donald K. Bell transferred the securities to Silicon Beach LLC. The 5,000,000 shares of Common Stock represented approximately 41% of the 12,226,475 shares of Common Stock then issued and outstanding, while the 5,000,000 shares of preferred stock represented 100% of the preferred stock that was issued and outstanding. Each share of preferred stock was designated as Series A Preferred Stock and was convertible into one (1) share (adjusted for the 1 for 20 reverse stock split) of the Company’s Common Stock, giving Silicon Beach LLC control of 10,000,000 shares of the Company’s Common Stock upon conversion of the preferred stock into 5,000,000 shares of the Company’s Common Stock. Under such conversion, Silicon Beach LLC would control approximately 58% of the resulting 17,226,475 shares of Common Stock that would be issued and outstanding. Each share of Series A Preferred Stock entitled Silicon Beach LLC to two (2) votes per share (adjusted for the 1 for 20 reverse stock split). Prior to the conversion of all of their Series A Preferred Stock into shares of the Company’s Common Stock on August 15, 2019, Silicon Beach LLC had voting power of 15,000,000 shares, in the aggregate, which consisted of the 5,000,000 votes related to their shares of the Company’s Common Stock and the 10,000,000 votes related to their shares of the Company’s preferred stock. The 15,000,000 votes represented approximately 67% of the voting power.

On March 6, 2018, Gianfranco “John” Bentivoglio (“Bentivoglio”) filed a lawsuit against the Company and EFIL as defendants in the United States District Court for the Southern District of New York, Civil Case No. 1:18-cv02040-PKC, alleging inter alia that EFIL is the alter ego of the Company (that the Company had no assets to pay any of its obligations to Bentivoglio because the assets were transferred out to EFIL) and that (1) the Company fraudulently filed information returns (1099-Misc) with the Internal Revenue Service overstating Bentivoglio’ income; (2) the Company breached its consulting agreement with Bentivoglio and is obligated to Bentivoglio under the agreement in the basic sum of not less than $437,499.98 and an additional sum of not less than $42,000, plus interest and attorneys’ fees; and (3) for unjust enrichment, i.e. that the Company and EFIL have been unjustly enriched at the expense of Bentivoglio and the Company and EFIL’s should make restitution of the assets and moneys so as to be able to pay the alleged obligation. EFIL had requested the court to dismiss one or more of the three counts. The court had issued various scheduling orders on April 17, 2019 to include having the defendants file their motion to dismiss and for the Company to answer only count 2. On February 15, 2019, Bentivoglio filed a Second Amended Complaint against the Company and EFIL. The Company and EFIL have denied the allegations and have asserted defenses to the Second Amended Complaint. On November 27, 2019, the Court granted the Company and EFIL’s motion to dismiss count 1 and 3. Only the alleged breach of the consulting agreement is pending. Fact discovery on count 2 was extended to February 28, 2020. The Court had scheduled a Court Conference on March 18, 2020 pursuant to an Order of December 11, 2019. The Court Conference for March 18, 2020 had been rescheduled for April 18, 2020. On April 1, 2020 and again on June 10, 2020 predicated upon the COVID-19 pandemic, conferences with the Court were to be held by teleconferencing. On June 19, 2020, the Court held a Case Management Conference. Various motions were discussed, and the Court ordered that Bentivoglio motion was to be filed by August 28, 2020, that defendants responses would be due on October 9, 2020, and Bentivoglio reply would be due on October 23, 2020. EFIL had filed a Chapter 7 Bankruptcy in United States District Court for the Southern District of New York and listed this litigation and other obligations. On August 8, 2020, Bentivoglio filed a Motion for Summary Judgement against the Company and on February 24, 2021, the Court ruled on the Motion in favor of Bentivoglio and against the Company in the amount of $468,083,47, with prejudgment interest of $88,893,96, for a total of $556,977.43. The Company filed the Notice of Appeal on or about March 22, 2021. The parties entered into a Settlement Agreement and Mutual General Release, effective October 28, 2021. Pursuant to the Settlement Agreement, the Company and Bentivoglio executed a full mutual release in exchange for $55,000 in cash and $55,000 in restricted Company common stock as payment to Bentivoglio. Additionally, the Company assigned indemnity and all claims the Company might have had against Frank Sgro, Gino Alberelli, and Gary Blom (and any related entities). The indemnity obligation was assigned to and assumed by Bentivoglio pursuant to the October 28, 2021 Settlement Agreement and Mutual General Release.

As of July 18, 2018, the Company was informed and relied upon that information that all of the assets and substantially all of the liabilities of the Company were held in the name of or obligations of National Cardio Group, Inc., a subsidiary of the Company.

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On July 18, 2018, the Company entered into a series of agreements wherein it assigned all of its right, title and interest of National Cardio Group, Inc. to ECGinc Holding LLC in exchange for the assumption of the Company’s 8% Secured Demand Note in the principal amount of $425,000 and ECGinc Holding LLC agreed to indemnity and hold the Company (and each officer, director and agent) harmless from and against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject as a result of the failure to pay the $425,00 indebtedness. In addition, ECGinc Holdings LLC agreed to indemnify the Company and Green Keys Partners LLC on any losses of the above litigation. The obligations were secured by ECGinc Holdings, LLC pledging the National Cardio Group, Inc. stock as security for the indemnifications. On January 20, 2020, the Company was informed that the Company’s 8% Secured Demand Note had been assigned to National Cardio Group, Inc. in 2016 and that the obligation was a liability of the Company. Accordingly, this obligation is no longer deemed to be a direct obligation of the Company and is not recorded on the Company’s balance sheet. The Company believes that generally accepted accounting principles require the disclosing of this off-balance sheet liability in the notes to the financial statements.

On August 30, 2018, the Company assigned all of its right, title and interest in the remaining assets, if any, subject to liabilities, other than the Company’s 8% Secured Demand Note in the original principal amount of $425,000 to Western Sakkara Group LLC, a Delaware Limited Liability Company.

Prior Shell Company Status

After the transactions of July 18, 2018, described above, the Company became a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whose sole purpose was to locate and consummate a merger or acquisition with a private entity.

On January 20, 2021, the Company entered into, and closed on a purchase agreement, as amended (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase an approximately 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 square foot house on such property, owned by NCH’s wholly owned subsidiary, Mount Fire 29 Corporation, a California corporation (the “Property”). Pursuant to the Purchase Agreement, in order to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation in exchange for agreeing pay NCH $3,500,000.

A copy of the Purchase Agreement, as amended, is filed herewith as Exhibit 6.1. For more information regarding the Purchase Agreement, please see “Offering Circular Summary—Material Agreements,” on page 16 hereof.

Accordingly, on January 20, 2021, pursuant to the closing of the Purchase Agreement, the Company ceased to be a “shell company” and began engaging in its current business operations of cultivating, processing and distributing recreational and medical cannabis including both hemp and marijuana.

Name Change and Reverse Stock Split

The Company effected its name change from Event Cardio Group Inc. to ECGI Holdings Inc. on August 15, 2019. On August 15, 2019, the Company also effected a one for twenty (1 for 20) reverse stock split, whereby each stockholder of record received one (1) share of the Company’s Common Stock for every twenty (20) shares of Common Stock held. Immediately preceding the reverse stock split, the Company had 244,520,999 shares of its Common Stock issued and outstanding. Upon completion of the reverse stock split, the Company had 12,226,475 shares of its Common Stock issued and outstanding. In conjunction with the reverse stock split, Silicon Beach LLC, which was then the holder of the Company’s Series A preferred stock converted all of their preferred stock into 5,000,000 shares (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock. Immediately after the completion of both the reverse stock split and the conversion of all of the Company’s issued and outstanding Series A preferred stock into shares of the Company’s Common Stock, the Company had 21,051,574 shares of its Common Stock issued and outstanding. Neither the number of authorized shares of Common Stock, which remained 310,000,000, nor the per share par value of $0.001 were affected by the reverse stock split.

Change of Control

On October 16, 2020, Adam Sexton resigned from his position as an Officer and Director of the Company. On October 26, 2020, pursuant to an amended contingent Share Purchase Agreement, William Chung obtained majority control of the Company from Silicon Beach, LLC by purchasing 10,000,000 shares of Common Stock of the Company from Silicon Beach, LLC for $1,000. Silicon Beach, LLC is owned and controlled by Adam Sexton.

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Effective as of November 4, 2020, William Chung, was selected to be a director and Chairman of the Board of Directors of the Company. On the same date, William Ching was also appointed as the Company’s Chief Executive Officer.

Our Business

Our business is focused on the regulated and licensed markets for cannabis cultivation, manufacturing and distribution where permitted and licensed by the State of California. We are currently engaged in providing management services for a licensed and permitted cannabis delivery service located in Lynwood, California, a suburb of Los Angeles. We are also seeking to develop and operate licensed and regulated cannabis cultivation and manufacturing operations in Lake County, California. At this time, the Property in Lake County, California is not licensed to engage in cannabis cultivation, manufacturing or distribution. We plan to begin construction of the cultivation greenhouses totaling 42,000 sq.ft. 6-8 months after receiving the necessary licenses and building permits. The Company has applied for a cultivation license and the building permits, but none have been issued as of the date hereof. On October 26, 2021, Mount Fire 29 Corporation, a wholly owned subsidiary of the Company, received a letter from Lake County stating that our application for the cultivation license was incomplete.    The application cannot be processed without a hydrology report, which we expect to be completed and submitted to Lake County by September 1, 2022. We can provide no assurance that the hydrology report will be completed and submitted, or that licenses and permits will be issued.

On January 20, 2021, the Company entered into, and closed on a purchase agreement (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase an approximately 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 square foot house on such property, owned by NCH’s wholly owned subsidiary, Mount Fire 29 Corporation, a California corporation (the “Property”). Pursuant to the Purchase Agreement, in order to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation (“Mount Fire”) in exchange for agreeing pay NCH $3,500,000. Accordingly, on January 20, 2021, pursuant to the closing of the Purchase Agreement, the Company ceased to be a “shell company” and began engaging in its current business operations.

The Company has not yet reported any revenues from our management services for recreational marijuana delivery operations. These management services are conducted through our 30% owned subsidiary, Nug Avenue, Inc., a California corporation (“Nug Avenue”), which commenced operations in February 2021. Nug Avenue operates under permits and licenses issued by the State of California and the City of Lynwood, California as a Non-Storefront Retail operation. Nug Avenue was previously a wholly owned subsidiary of the Company prior to entry into the agreement with Sugar Rush, Inc. discussed in detail below.

Beginning in January of 2021, the Company has engaged in the following business and organizational activities:

●	On January 18, 2021, the Company formed Nug Avenue in order to offer management services for cannabis delivery operations in the greater Los Angeles area.

●	On January 20, 2021, the Company entered into, and closed on a purchase agreement (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase an approximately 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 square foot house on such property, owned by NCH’s wholly owned subsidiary, Mount Fire 29 Corporation, a California corporation (the “Property”). Pursuant to the Purchase Agreement, in order to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation (“Mount Fire”). The Company has applied for the cultivation license and the building permits for the 42,000 sq. ft. of cannabis greenhouses at this location. At this time, no licenses or permits have been issued. The project is still under development and we can provide no assurance that the licenses and permits will be issued.

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●	On February 1, 2021, the Company’s previously wholly owned subsidiary, Nug Avenue entered into a Management Services Agreement with Magnolia Extracts, LLC. Under the terms of the agreement, the Company provides managerial services to Magnolia Extracts, LLC, for its licensed cannabis delivery service located at 11118 Wright Road, Lynwood, CA 90262. We believe this location is ideal for a licensed cannabis delivery service as it has access to major freeways, which provides a logistical advantage in order to meet our increasing sales volume.

●	On February 8, 2021, as amended on March 18, 2021, the Company and Nug Avenue entered into Common Share Purchase Agreement with Sugar Rush, Inc., a Nevada corporation (“Sugar Rush”) a wholly owned subsidiary of Sugarmade, Inc., a Delaware corporation (“Sugarmade”), where Sugar Rush acquired 70% ownership in Nug Avenue in exchange for a $560,000 capital injection into Nug Avenue to be utilized by Nug Avenue for its daily operations. The Company engaged in this agreement with Sugarmade’s subsidiary because of Sugarmade’s extensive experience in the legal cannabis delivery industry. As a result of this agreement, the company now owns 30% of Nug Avenue. If Nug Avenue expands operations into new geographic areas, Sugar Rush, Inc. holds rights of first refusal to participate up to 70% in those plans.

Currently the Company is engaged in the following business activities:

●	Nug Avenue is currently managing the cannabis delivery services to over 300 cities in the Los Angeles metropolitan area from the Lynwood, California delivery hub location. The service offers Los Angeles areas consumers over 300 cannabis-related products from 60 premium brands.

●	Nug Avenue has over 29,000 registered users and approximately 10,000 unique customers who have received cannabis products through Nug Avenue’s delivery service.

●	Our delivery team manages the delivery services via sixteen delivery vehicles, nine distribution vans and eleven customer service representatives. We also directly manage thirty-two delivery drivers. We believe the location in Lynwood, CA is ideal because it has access to major freeways, thus reducing delivery time cycles, which provides a competitive advantage relative to competitors located elsewhere.

●	The products sold by Nug Avenue are listed online at Weedmaps.com and on the NugAvenue.com websites. The information available on, or accessible through, the foregoing websites is not a part of this Offering Circular and is not incorporated by reference herein.

Plan of Operations and Use of Proceeds

The Company plans to engage in the following business activities:

●	Completing the construction of the canopy for cannabis cultivation at our Lake County Property in Lake County, California.
●	Expand our portfolio of services as managers of cannabis delivery operations, via Nug Avenue, into multiple cities in Southern California. These plans are in the early stages and specific operational areas have not been selected.

We anticipate requiring a total of $10,000,000 in order to operate our business for the next 12 months. We have relied and will continue to rely on debt and equity financing, and we will also rely on funds to be raised in this Offering to fund our operating expenses during the following twelve months. Should we be unable to raise the full amount outlined in this Offering, we plan to limit our expansion plans, as outlined herein.

We intend that the funds raised from this Offering will be utilized as follows, assuming $10,000,000     is raised in this Offering and aggregate offering expenses are $50,000:

$1,500,000 – Building out of cannabis cultivation and processing facilities at the Lake County cultivation site, as described below.

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$3,000,000 – Marketing, branding and advertising related services of our cannabis delivery service management, as described below.

$1,500,000 – Expansion of cannabis distribution service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California, as described below. We also anticipate to acquire a licensed distribution channel in order to provide the Company’s proprietary product from our manufacturing operations to consumers.

$1,000,000 – We anticipate acquiring extraction machines, analyzers and related equipment in order to produce our own proprietary product from our manufacturing operation.

$500,000 – Working Capital reserve to be utilized to finance day-to-day operations including the estimated cost of this Offering of $50  ,000.

$[X] –  Acquisition of NFT intellectual property soley for ECGI branding and marketing purposes and not for resale.

$[Y] – The research and development of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products that can be licensed to third parties.

We aim to reach the following milestones during the twelve-month period following the conclusion of this Offering:

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to the development of our Lake County, California operation:

We have worked with a planning consultant to develop and submit plans for the construction of the cultivation greenhouses, submit the application forms for the cannabis cultivation license, and any supplementary requirements in order to complete the application process for our property in Lake County California. On July 13, 2021, we submitted an application to the County of Lake Community Development Department Planning Division for a Commercial Cannabis Cultivation Major Use permit for the property in Lake County California for two A-Type 3B “Mixed-Light” Licenses and one type 13 self transport distribution. Other cannabis cultivation operations in Lake County have seen that for every 20 acres of land, an applicant can qualify to construct 22,000 sq ft of Mix-Light (a mix of natural and artificial light) canopy. Additionally, an applicant can apply for 1 Medium Mix-Light (22,000 sq. ft.) canopy and an unlimited amount of Small Mix-Light (10,000 sq. ft.) canopy. We plan to apply for one Medium Mix-Light greenhouse and two Small Mix-Light greenhouses.

We plan to begin construction of the cultivation greenhouses totaling 42,000 sq.ft. 6-8 months after receiving the necessary licenses and building permits. The Company has applied for a cultivation license and the building permits, but none have been issued as of the date hereof. On October 26, 2021, Mount Fire 29 Corporation, a wholly owned subsidiary of the Company, received a letter from Lake County stating that our application for the cultivation license was incomplete.  We can provide no assurance that the licenses and permits will be issued.

On October 14, 2021, Mount Fire 29, a California corporation  (“Mount Fire”), obtained a conditional Use Permit (UP) number from the Community Development Department of the County of Lake, California, which the Company believes is an important step towards the conditional Use Permit (UP) for commercial cannabis cultivation at its Property.

The issuance of the Conditional Use Permit (UP) number by the County of Lake allows the Company to proceed with the state cannabis cultivation license application, and potentially obtain certain applicable permits, such as from the Department of Cannabis Control, Department of Food and Agriculture, Department of Pesticide Regulation, Department of Fish and Wildlife, The State Water Resources Control Board, Board of Forestry and Fire Protection, Central Valley or North Coast Regional Water Quality Control Board, Department of Public Health, and Department of Consumer Affairs, as may be required. The Company believes that obtaining the conditional Use Permit (UP) number by the County of Lake could lead towards full approval to cultivate cannabis on the Lake County property.

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We plan to begin construction of the cultivation greenhouses totaling 42,000 sq.ft. 6-8 months after receiving the necessary licenses and building permits. The Company has applied for a cultivation license and the building permits, but none have been issued as of the date hereof. On October 26, 2021, Mount Fire 29 Corporation, a wholly owned subsidiary of the Company, received a letter from Lake County stating that our application for the cultivation license was incomplete. We can provide no assurance that the licenses and permits will be issued.

●	We estimate the expenses of developing our Lake County cultivation property to be $1,500,000. These investments will assist with the development of the Lake County property for cannabis cultivation on a mass-scale in terms of land prep, structural and electrical upgrades, and other necessary improvements.

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the additional following activities relating to Nug Avenue:

●	We plan that during this time period, Nug Avenue will seek to expand its cannabis delivery service offerings into other delivery areas with concentration on the fast growing California marketplace. We also plan on expanding our existing service offerings by Nug Avenue by purchasing digital advertisement space on Weedmaps for regions (referred to as pins), purchase additional vehicles per each pin, and assist our clients to hire additional delivery drivers.

●	Via our management services offering, Nug Avenue plans to acquire the top five advertising spots on Weedmaps for each city in which we provide services. Once Nug Avenue has secured a top five ad spaces for each city, we believe that Nug Avenue can expand our management services offering via the addition of three delivery vehicles and one distribution van.

●	In addition, we plan to manage the hiring of eight delivery drivers for every four vehicles in our fleet.

●	We estimate the expenses of the foregoing to be $3,000,000. At this time, these plans are in the early stages.

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to the expansion of our management services business:

●	We plan to continue our expansion of management service within the Los Angeles metropolitan area. We project to increase our management of delivery service operations into four new cities each week. To service these cities, we estimate we will need twelve delivery vehicles and eight distribution vehicles with forty delivery drivers until we reach delivery service maximum capacity. We project that by the end of this time period to service a total of 48 cities.

●	We also anticipate acquiring acquisition targets with licensed wholesale distribution channel in order to provide the Company’s proprietary product from our manufacturing operations directly to consumers through an established distribution operating in existing stores for mass distribution

●	We are currently preparing the cultivation and manufacturing property in Lake County, California to become operational, which includes preparing the land, training staff and implementing systems and processes that will allow us to scale operations. We plan to expand cultivation and manufacturing operations after receiving the necessary licenses and permits and raising sufficient capital in this Offering. We expect that we will begin construction 6-8 months if we obtain the necessary licenses and permits.

●	We estimate the expenses of the foregoing to be $1,500,000.

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to research and development:

●	For our manufacturing operation, we anticipate continually developing new cannabis products with higher cannabinoid compound potency through research and development.

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●	In order to continue our research and manufacturing, we anticipate to acquire state-of-the-art extraction machines, analyzers and related equipment. We also anticipate the need for utilizing independent third-party laboratories to validate our research results and claims. Currently, we have significantly reduced cannabis research and development activities pending raising sufficient capital to fund them, and further legalization to permit interstate commerce in cannabis. Nevertheless, this research and development, once resumed, are expected to lead to the creation of new products by the Company from our manufacturing operation.

●	We estimate the expenses of the foregoing to be $1,000,000.

We also plan to use $500,000 for our working Capital reserve during the twelve-month period following receipt of raised funds in this Offering to be utilized to finance our day-to-day operations including the estimated cost of this Offering of $50,000.

We also plan to use $2,500,000 for acquisition of NFT(s) intellectual property with full licensed commercial rights along with research and development during the twelve-month period following receipt of raised funds in this Offering to be utilized to finance our research and manufacturing of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

Achievement of the foregoing will depend highly on our funds and the availability of those funds. There can be no assurance that we will be able to successfully complete the foregoing as planned, or at all.

Should we fail to raise the full $10,000,000 via this Offering, our plans, as outlined above, will be scaled back with the acquired funds being invested in the above activities based on the same percentages as outlined above. For example:

●	15% of acquired funds to be invested in building out of cannabis cultivation and processing facilities at the Lake County cultivation site.

●	30% of acquired funds to be invested in marketing, branding and advertising for our cannabis delivery service.

●	15% of acquired funds to be invested in expansion of cannabis delivery service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California.

●	10% of acquired funds to acquire extraction machines, analyzers and related equipment in order to produce our own proprietary product from our manufacturing operation.

●	5% of acquired funds for a $500,000 working capital reserve to be utilized for day-to-day operations, including estimated costs of this Offering of $50,000.

●	25% of acquired funds to acquire NFT intellectual property and perform research and development of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

Material Agreements

Purchase Agreement with Northern California Holdings, Inc.

On January 20, 2021, the Company entered into, and closed on a purchase agreement, as amended (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase a 1,742,400 square foot Northern California real property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 square foot house on such property (the “Property”), owned by NCH’s wholly owned subsidiary’s, Mount Fire 29 Corporation, a California corporation’s subsidiary LMK Capital, LLC. Pursuant to the Purchase Agreement, in order to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation (“Mount Fire”).

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A copy of the Purchase Agreement is attached as exhibit 6.1 to this filing.

The Property is located within the inclusion zone suitable for cannabis cultivation.

Included in the assets acquired, were the pending applications for the following licenses:

(1) Medium Mix-Light Tier 1

(2) Small Mix-Light Tier 1

The Company expects the zoning of the site to support numerous cannabis business operations when the pending licenses are issued. The Company also plans to initially utilize the Property to cultivate premium cannabis strains, under permitted and legal use, while developing facilities onsite and a business model for regulated cannabis processing and manufacturing. Under California state law where the Company operates, it is legal in the state to manufacture, distribute, dispense, or possess with intent to manufacture, distribute, or dispense marijuana if properly licensed by the state of California.

Pursuant to the Purchase Agreement, the Company acquired the Property and issued and outstanding shares of Mount Fire, which holds title to the Property and the pending licenses, additionally the Company assumed the following debt which was already on the Property prior to the closing of the Purchase Agreement:

(1)a promissory note secured by a deed of trust on the Property in the amount of $804,000, which matures on October 1, 2022 and has an interest rate of 8.5% and is payable in 24 installments of $5,695 each, beginning on November 1, 2020. The balance as of August 31, 2021 was $804,000. LMK Capital LLC paid the first four installments of $22,780 on behalf of the Company as of August 31, 2021. As of May 31, 2022, the amount paid by LMK Capital LLC has been fully reimbursed by the Company.

(2)a promissory note secured by a deed of trust on the Property in the amount of $175,000, which carries interest at 7% and matured on December 1, 2020. LMK Capital LLC paid $50,000 on behalf of the Company so the $175,000 was reduced to $125,000. On May 27, 2021, the Company made an additional payment and paid off the remaining balance.

As consideration for the acquisition, the Company agreed to pay the Seller $3,500,000 in cash, with $250,000 to be paid within 10 days of entry into the Purchase Agreement, $350,000 to be paid within 20 days of entry into the Purchase Agreement and $2,900,000 to be paid within 90 days from entry into the Purchase Agreement (the “Purchase Price”).

The shareholder(s) of the Seller, agreed that the Purchase Price would be paid in the form of a subordinated note secured by the Property in the sum of $3,500,000 payable over twenty (24) months with an annual interest rate of 8%. Principal and interest were due and payable on January 26, 2021. The Seller agreed to defer payment of the cash amount, however this amount was immediately due and payable on demand by the Seller. The Company was in default on the Purchase Price, and the Purchase Price was then purchased from the Seller on March 11, 2021 by EROP Enterprises, LLC (“EROP”) pursuant to a Claim Purchase Agreement dated March 11, 2021, and amended March 15, 2021.

On March 11, 2021, the Company and EROP entered into a Settlement Agreement (the “Settlement Agreement”) which was approved by the Circuit Court of the Tenth Judicial Circuit in and for Pol County Florida Civil Division under Case No. 21-CA-00888 (the “Court”) on May 10, 2021.

Pursuant to the Settlement Agreement, as approved by the Court, the Company was required to issue shares of its common stock to EROP, to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. The Company issued 1,700,000 shares of its common stock to EROP on May 6, 2021. The issuance was made in reliance upon Section 3(a)10 of the Securities Act of 1933, which by the court order on May 4, 2021, were issued as escrow shares. As of May 31, 2022, the gross sales of the Company’s stock by EROP amounted to $26,573 and, accordingly, the Settlement payable was reduced to $6,421,760 as of May 31, 2022.

A copy of the Settlement Agreement is filed as Exhibit 6.7 hereto.

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Management Services Agreement with Magnolia Extracts, LLC

On February 1, 2021, the Company’s previously wholly owned subsidiary, Nug Avenue, Inc., a California corporation (“Nug Avenue”) entered into a Management Services Agreement (the “MSA”) with Magnolia Extracts, LLC (“Magnolia”). Magnolia currently owns a regulatory permit (the “Permit”) issued by the City of Lynwood California authorizing commercial retailer non-storefront operations at 11118 Wright Road, Lynwood CA, 90262 (the “Facility”). A copy of the MSA is attached as exhibit 6.2 to this filing.

Pursuant to the MSA, Nug Avenue agreed to manage the existing non-storefront retail business that Magnolia currently operates at the Facility in connection with the permit (referred to herein as the “Services”). The Services include staff management, payment of Facility workers, management of operations at the Facility, deliveries, payment of operational costs, money management, tax collection and reporting, as well as marketing and advertising services.

Additionally, pursuant to the MSA, for each month of operations during the term, beginning on February 1, 2021, the lease for the Facility will be paid by Nug Avenue, and the lease payment is $10,000 per month except for the first month, which is $7,000. However, notwithstanding the foregoing, pursuant to the MSA, if the City of Lynwood provides notice objecting to Nug Avenue performing the operations pursuant to the Agreement, then Nug Avenue shall not owe any lease payments unless and until the city withdraws its objection.

Pursuant to the MSA, Nug Avenue agreed to provide Magnolia with a refundable $20,000 security deposit to be held by Magnolia as a security for Nug Avenue’s performance under the MSA. If the MSA is terminated within the first 180 days, Magnolia may deduct automatically, without notice $12,000 from the security deposit due to Magnolia’s initial cost incurred in building renovation to accommodate Nug Avenue.

Pursuant to the MSA, in addition to the lease payment, Magnolia is also entitled to receive a payment each month during the term of the MSA (referred to herein as the “License Fee”), of an amount equal to 2% of net sales receipts during the 90-day period beginning on the commencement of operations under the MSA (the “Introductory Period”). After the Introductory Period, Nug Avenue is required to pay Magnolia 3% of the monthly net sales receipts for all gross receipt amounts between $600,000 and $750,000, so long as such payment plus the rent fee (the “Base Monthly Fee”) shall not exceed 40% of the net monthly profit. After the Introductory Period, Nug Avenue is required to pay Magnolia 3.5% of the monthly net sales receipts for all gross receipt amounts above $750,000, so long as such payment plus the Base Monthly Fee shall not exceed 40% of the net monthly profit. Pursuant to the Agreement, Nug Avenue shall have no obligation to pay the License Fee in any month in which the City of Lynwood does not permit operations at the Facility.

As compensation for the Services, Magnolia agreed to compensate Nug Avenue with a monthly fee to be calculated by subtracting the aggregate total of taxes, expenses, the License Fee during the month from the gross revenues received during the month for example:

Monthly Fee to Nug Avenue = monthly gross revenues - expenses - taxes - License Fee

The term of the MSA is for 12 months from February 1, 2021. The MSA can be terminated as follows: (i) Nug Avenue and Magnolia can each terminate the MSA for any reason by giving 180 days written notice to the other party or (ii) either party can terminate the MSA if the other party has materially breached any representation, warranty or covenant made by such breaching party and the breach has not been cured by the breaching party within 30 days of the breaching party’s receipt of written notice of such breach by the non-breaching party. The expiration or termination of the MSA, for any reason, shall not release either party from any obligation or liability to the other party that: (a) has already accrued thereunder; (b) comes into effect due to the expiration or termination of the MSA; or (c) otherwise survives the expiration or termination of the MSA based upon the express provisions contained in the MSA.

Following the termination of the MSA, Nug Avenue, shall within thirty (30) days of the effective date of termination, (i) make all payments required pursuant to the MSA, (ii) provide a final and full accounting of all financial and accounting information which is relevant to the calculation of gross revenue, expenses, fees and taxes, and also for reconciliation of accounts, in accordance with GAAP, and (iii) remit all taxes to the appropriate government agencies.

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Common Share Purchase Agreement with Sugarmade, Inc.

On February 8, 2021, as amended on March 18, 2021, the Company and Nug Avenue entered into Common Share Purchase Agreement (the “CSPA Agreement”) with Sugar Rush, Inc., a Nevada corporation (“Sugar Rush”) a wholly owned subsidiary of Sugarmade, Inc., a Delaware corporation (“Sugarmade”), pursuant to which Sugar Rush acquired 70% ownership in Nug Avenue in exchange for a $560,000 (the “Purchase Price”) capital injection into Nug Avenue to be utilized by Nug Avenue for its daily operations. Sugarmade holds 14,000 shares of Nug Avenue and the Company holds 6,000 shares of Nug Avenue.

Under the terms of the CSPA Agreement, Sugar Rush agreed to make periodic payments of the Purchase Price over a twelve (12) month period. Pursuant to the CSPA Agreement, the Company agreed to make a capital injection into Nug Avenue of $240,000 to be made over the course of a twelve (12) month period to be utilized by Nug Avenue for its daily operations. Further, pursuant to the CSPA Agreement, if either Sugar Rush or the Company fail to make the foregoing capital injections within the applicable twelve (12) month period, each party will have a 90 day cure period, during which period, the other party will have the right, but not the obligation, to fund the remaining portion of the funding shortfall and acquiring the applicable percentage ownership in Nug Avenue in accordance with same.

Additionally, pursuant to the CSPA Agreement, Sugar Rush is entitled to receive 70% of the profits generate by Nug Avenue from its Lynwood operations. If Nug Avenue expands operations into new geographic areas, Sugar Rush holds rights of first refusal to participate up to 70% in those plans under the CSPA. A copy of the CSPA Agreement is filed as Exhibit 6.3 hereto.

On February 8, 2021, the Company, Nug Avenue and Sugarmade entered into a Shareholder Agreement (the “Shareholder Agreement”) pursuant to which the parties agreed to act together with respect to the management and supervision of Nug Avenue. Additionally, pursuant to the Shareholder Agreement, if Sugarmade or the Company wish to sell any shares in Nug Avenue, the other party will have a right of first refusal to purchase such shares at the same terms and price being offered to a third-party. The Shareholder Agreement can be terminated at any time by written consent of a majority of the shareholders party to the Shareholder Agreement.

A copy of the Shareholder Agreement is field as Exhibit 6.11 hereto.

Settlement Agreement

On March 11, 2021, the Company and EROP entered into a Settlement Agreement (the “Settlement Agreement”) which was approved by the Circuit Court of the Tenth Judicial Circuit in and for Pol County Florida Civil Division under Case No. 21-CA-00888 (the “Court”) on May 10, 2021. At the time of entry into the Settlement Agreement, there were bona fide outstanding liabilities of the Company which were owed to EROP in the amount of $3,869,000 (the “Claims”). The Claims consisted of (i) the $3,500,000 Purchase Price under the Purchase Agreement with NCH, (ii) $150,000 owed by the Company to Daybreak Communications LLC for services provided to the Company and (iii) $219,000 owed by the Company to World Equity Group, Inc. for services provided to the Company.

Pursuant to the Settlement Agreement, in full settlement of the Claims, the Company agreed to issue and deliver to EROP shares of its common stock, in one or more transactions to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. Pursuant to the Settlement Agreement, at no time may EROP beneficially own more than 9.99% of the Company’s issued and outstanding common stock.

Pursuant to the Settlement Agreement, as approved by the Court, the Company is required to issue shares of its common stock to EROP, to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. Additionally, pursuant to the Settlement Agreement, once as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement, the parties to the Settlement Agreement agreed to release each other part and their affiliates from any claims, damages, cause of action, suits and costs, or whatever nature, character or description which the parties may have at the time of entry into the Settlement Agreement or in the future with respect to the Claims. Pursuant to the Settlement Agreement, the Company agreed to indemnify EROP and its affiliates with respect to all obligations of the Company arising out of the Settlement Agreement. The Company issued 1,700,000 shares of its common stock to EROP on May 6, 2021. The issuance was made in reliance upon Section 3(a)10 of the Securities Act of 1933, which by the court order on May 4, 2021, were issued as escrow shares. As of May 31, 2022, the gross sales of the Company’s stock by EROP amounted to $26,573 and, accordingly, the Settlement payable was reduced to $6,421,760 as of May 31, 2022.

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Pursuant to the Settlement Agreement, if there is an occurrence of any “Event of Default,” as defined in the Settlement Agreement, EROP would be under no further obligation to comply with the terms of the Settlement agreement and may sell the remaining portion of the Claims.

Any “Event of Default,” as defined in the Settlement Agreement, includes, but is not limited to the following (i) the Company fails to deliver its common stock shares to EROP under the Settlement Agreement promptly or otherwise fails in any way to comply with the terms of the Settlement Agreement, (ii) the Company fails to comply with the covenants in the Settlement Agreement, (iii) if the Company enters bankruptcy, insolvency, liquidation or similar proceedings or if the Company’s common stock is suspended or halted from trading or is no longer DWAC eligible or if the Company becomes delinquent in its reporting obligations or (iv) the Company fails to filly comply with the conditions of the Settlement Agreement.

Pursuant to the Settlement Agreement, the Company agreed that so long as EROP of any of its affiliates hold any shares of the Company’s common stock, neither the Company nor its affiliates, will vote any shares of the Company’s common stock, unless voting in factor of a proposal approval by a majority of the Company’s board of directors, or solicit any proxies or seek to advise or influence an person with respect to any voting securities of the Company in favor of: (i) an extraordinary corporate transaction such as a reorganization or liquidation of the Company or any of its subsidiaries, (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (iii) any material change in the present capitalization or dividend policy of the Company, (iv) any material change in the Company’s business or corporate structure, (v) a change in the Company’s charter or bylaws, (vi) cause a class of securities of the Company to be delisted or cease to be quoted anywhere that they trade, (vii) cause a class of equity securities of the Company to be eligible for termination of registration under the Exchange Act, (viii) terminate its transfer agent, (ix) taking any action that would impede the purposes of the Settlement Agreement or (x) taking any action, plan or arrangement similar to any of the foregoing.

A copy of the Settlement Agreement is filed as Exhibit 6.7 hereto.

Promissory Notes

2015 Convertible Promissory Note Currently in Default

On April 27, 2015 (the “Original Issue Date”), the Company issued an eight percent (8%) convertible promissory note payable (the “8% Convertible Note”) in the original principal amount of $500,000 to MEDPAC ASIA PACIFIC PTY. LTD. (the “Holder(s)”). As of January 31, 2018, August 31, 2020, August 31, 2021 and May 31, 2022, the Company was in default on the 8% Convertible Note. Per the terms of the 8% Convertible Note, the “Maturity Date” was January 31, 2018, the annual rate of interest was eight percent (8%), and the principal and accrued interest could be converted, at the sole discretion of the Holders, into shares of the Company’s Common Stock at a per share conversion price of $3.00 (adjusted for the 1 for 20 reverse stock split). Interest on the note is calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and accrues daily on the outstanding principal balance commencing on the Original Issue Date until payment in full of the principal sum. Accrued interest is payable annually on January 31 of each year beginning January 1, 2016, on each conversion date (as to that principal amount then being converted), on each optional redemption date (as to that principal amount then being converted), and on the Maturity Date.

The Company, at its option, may prepay all (but not less than all) of the principal amount of the 8% Convertible Note, together with any interest accrued thereon to the date of redemption (the “Redemption Date”) upon ten (10) days prior written notice to the Holders (the “Notice of Redemption”), provided, however, the Holder may elect to convert the outstanding principal amount of the 8% Convertible Note prior to actual payment in cash for such redemption. Should the Holders choose not to convert this 8% Convertible Note, and the volume weighted average price (“VWAP”) for the ten (10) trading days immediately preceding the date of the Notice of Redemption is less than $3.00 (adjusted for the 1 for 20 reverse stock split), the Company shall issue to Holders on the Redemption Date warrants to purchase that number of shares of its Common Stock equal to one percent (1%) of the total number of shares of the Company’s Common Stock outstanding on the Redemption Date (the “Total Warrant Shares”). The warrants will be exercisable on or before the third anniversary of the Redemption Date at an exercise price of $3.00 per share (adjusted for the 1 for 20 reverse stock split) and provide for the exercise of the warrants on a cashless basis.

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Pursuant to the terms of the 8% Convertible Note, any of the following events constitute a default (“Event of Default”) by the Company: i. any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable which default, solely in the case of an interest payment or other default under clause (B) is not cured within five (5) trading days; ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Note which failure is not cured, if possible, to cure, within the earlier to occur of (A) five (5) trading days after notice of such failure sent by the Holder or by any other Holder and (B) ten (10) trading days after the Company has become aware of such failure; iii. any representation or warranty made in the Note, any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; or iv. the Company shall be subject to a bankruptcy event.

Upon the occurrence of an Event of Default that is continuing without being waived by the Holder or cured by the Company, the terms of the 8% Convertible Note state that the outstanding principal amount plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash (the “Default Amount”). As of January 31, 2018, August 31, 2020, August 31, 2021 and May 31, 2022, the 8% Convertible Note was in default as the outstanding principal and related accrued and unpaid interest were due and payable to the Holder as of such date, which represented the Maturity Date. The Company has not received a notice of default from the Holder as of the date hereof.

The Company recorded $308,959 of accrued and unpaid interest expense in relation to the 8% Convertible Note during the nine months ended May 31, 2022. The Company recorded $18,000 of accrued and unpaid interest expense in relation to the 8% Convertible Note during each of the fiscal years ended August 31, 2021 and 2020. The Company recorded $4,500 of accrued and unpaid interest expense in relation to the 8% Convertible Note during each of the nine-month periods ended May 31, 2022 and May 31, 2021. As of August 31, 2021 and 2020, the outstanding principal and accrued interest were $299,959 and $281,959, respectively. As of May 31, 2022, the outstanding principal and accrued interest was $313,459.

The following is a summary of both the outstanding principal and accrued and unpaid interest related to this 8% Convertible Note as of May 31, 2022, August 31, 2021 and August 31, 2020:

	As of May 31, 2022	As of August 31, 2021	As of August 31, 2020
Outstanding principal	$225,000	$225,000	$225,000
Accrued interest	$88,459	$74,959	$56,959
Total principal and accrued interest	$313,459	$299,959	$281,959

The 8% Convertible Note was in default as of August 31, 2020, August 31, 2021 and May 31, 2022. A copy of the 8% Convertible Note is filed as Exhibit 3.1 hereto.

Revolving Promissory Note

On May 20, 2019, the Company issued a Revolving Promissory Note (the “Revolving Promissory Note”) to Silicon Beach LLC, an entity owned and controlled by Adam D. Sexton, the Company’s former Chief Executive Officer and director. Pursuant to the terms of the Revolving Promissory Note, the maximum revolving credit commitment (the “Revolving Credit Commitment”) is thirty-five thousand dollars ($35,000) and accrues interest at the rate of five percent (5%) per annum. During the term of the Revolving Promissory Note (the “Revolving Credit Commitment Period”), the Company may use the Revolving Credit Commitment by borrowing, prepaying any advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions set forth in the Revolving Promissory Note. Interest on the Revolving Promissory Note shall accrue from the date of any advance(s) on any principal amount withdrawn, and on accrued and unpaid interest thereon. The Revolving Credit Commitment Period on the Revolving Promissory Note commenced on May 20, 2019 and expired on May 19, 2020 (the “Expiration Date”). All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, was due and payable on and as of the Expiration Date.

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The Company may, at its sole discretion, prepay all or any portion of the accrued and unpaid interest on the Revolving Promissory Note and any outstanding principal amount prior to the extended maturity date as discussed below. In the event of default, with default constituting (i) default by the Company in any payment on the Revolving Promissory Note after any such payment becomes due and payable, (ii) breach by the Company of any material provisions of any agreement between the Company and Silicon Beach LLC, and/or (iii) the Company filing a voluntary petition in bankruptcy or any petition or answer seeking for itself any reorganization, readjustment, arrangement, composition or similar relief that is not discharged or dismissed within sixty (60) days, the unpaid outstanding principal balance of the Revolving Promissory Note shall bear interest at the rate of fifteen percent (15%) per annum. Furthermore, in the event that the Revolving Promissory Note is placed in the hands of any attorney for collection, or any suit or proceeding is brought for the recovery or protection of the indebtedness, the Company will be obligated to pay all reasonable costs and expenses incurred by Silicon Beach LLC, including reasonable attorneys’ fees.

On April 1, 2020, the Company and Silicon Beach LLC entered into an Obligation Extension Agreement, whereby the maturity date of the Revolving Promissory Note was extended from May 19, 2020 to September 1, 2021. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note.

On February 15, 2022, the Company and Silicon Beach LLC entered into a second Obligation Extension Agreement, whereby the maturity date for the Revolving Promissory Note was further extended from September 1, 2021 to September 1, 2022. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note.

The following summarizes the Company’s principal borrowings in relation to the Revolving Promissory Note as of May 31, 2022:

Date Principal Borrowed	Amount of Principal
May 20, 20219	$10,000
June 19, 2019	5,000
November 15, 2019	1,000
January 8, 2020	1,000
February 10, 2020	1,000
April 23, 2020	1,500
August 7, 2020	500
Total Principal Borrowed	$20,000

The Company recorded $786 and $786 of interest expense related to the Revolving Promissory Note during the nine-month periods ended May 31, 2022 and 2021, respectively.

The following summarizes the Revolving Promissory Note as of May 31, 2022, August 31, 2021 and August 31, 2020:

	As of May 31, 2022	As of August 31, 2021	As of August 31, 2020
Outstanding principal	$20,000	$20,000	$20,000
Accrued and unpaid interest	2,946	2,160	$1,109
Total principal and accrued and unpaid interest	$22,946	$22,160	$21,109

A Copy of the Revolving Promissory Note is filed as Exhibit 3.2 hereto. A copy of the Extension Agreement is filed as Exhibit 3.3 hereto.

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2021 Convertible Notes

March 25, 2021 Note Currently in Default

On March 25, 2021, the Company issued a Convertible Promissory Note in the amount of $28,600, which was purchased from the Company in exchange for $20,020 and had a $8,600 original issue discount. The Convertible Promissory Note carries 10% interest and matured on March 25, 2022. The Convertible Promissory Note is currently in default. The Convertible Promissory Note is convertible into shares of the Company’s common stock at the option of the holder upon the qualification of the SEC of this Offering Circular and will remain convertible until the maturity date of the Convertible Promissory Note (the “Conversion Period”). During the Conversion Period, the holder may convert the Convertible Promissory Note at a conversion price equal to 60% of the price per shares offered in this Offering. Further, upon the occurrence of any event of default under the Convertible Promissory Note, the remaining amount owed on the Convertible Promissory Note at the time of default shall convert automatically into shares of the Company’s common stock at a conversion price equal to a 60% discount of the volume weighted average closing price of the Common Stock for a 20-day trading period. As of May 31, 2022, the outstanding balance of the loan was $31,983 which including $3,383 of interest accrual. As of May 31, 2022, the total debt discount has been amortized. As of May 31, 2022, the loan has been in default.

A copy of this Convertible Promissory Note is filed as Exhibit 6.8 hereto.

May 19, 2021 Note

On May 19, 2021, the Company issued a Convertible Promissory Note in the amount of $428,572, which was purchased from the Company in exchange for $300,000 and had a $128,572 original issue discount. The Convertible Promissory Note carries 10% interest and matured on May 19, 2022. The Convertible Promissory Note is currently in default. The Convertible Promissory Note is convertible into shares of the Company’s common stock at the option of the holder upon the qualification of the SEC of this Offering Circular and will remain convertible until the maturity date of the Convertible Promissory Note (the “Conversion Period”). During the Conversion Period, the holder may convert the Convertible Promissory Note at a conversion price equal to 60% of the price per shares offered in this Offering. Further, upon the occurrence of any event of default under the Convertible Promissory Note, the remaining amount owed on the Convertible Promissory Note at the time of default shall convert automatically into shares of the Company’s common stock at a conversion price equal to a 60% discount of the volume weighted average closing price of the Common Stock for a 20-day trading period. As of May 31, 2022, the outstanding balance of the loan is $472,812 which including $44,240 of interest accrual. As of May 31, 2022, the total debt discount has been amortized.

A copy of this Convertible Promissory Note is filed as Exhibit 6.6 hereto.

October 28, 2021 Note

On October 28, 2021, the Company issued a ten percent (10%) convertible note payable (the “10% Convertible Note”) in the original principal amount of $102,960 and original issue discount of $30,960. Per the terms of the 10% Convertible Note, the maturity date is October 28, 2022, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders, into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Security Act of 1933. The original $30,960 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $102,960. As of May 31, 2022, the outstanding balance of the loan is $109,049 which including $10,379 of interest accrual. As of May 31, 2022, $60,648 out of $102,960 total debt discount has been amortized.

A copy of this Convertible Promissory Note is filed as Exhibit 6.12 hereto.

2022 Convertible Note

On May 10, 2022, the Company issued a ten percent (10%) convertible note payable (the “2022 10% Convertible Note”) in the original principal amount of $210,000 and original issue discount of $60,000. Per the terms of the 2022 10% Convertible Note, the maturity date is May 10, 2023, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders, into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Security Act of 1933. The original $60,000 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $210,000. As of May 31, 2022, the outstanding balance of the loan is $211,185 which including $1,185 of interest accrual. As of May 31, 2022, $12,082 out of $210,000 total debt discount has been amortized.

A copy of this Convertible Promissory Note is filed as Exhibit 6.13 hereto.

Consulting Agreements

On January 1, 2021, the Company entered into two consulting agreements with two consultants for services as operation manager to be provided by each of the consultants. The term of each consulting agreement is for a period of one year from January 1, 2021. Each consulting agreement can be terminated by the parties thereto anytime by giving notice to the other party thereto. As a signing bonus, each consultant was issued 142,857 shares of the Company’s common stock. Additionally, pursuant to the consulting agreements, each consultant shall be paid a fee equal to $5,000 a month for the first delivery location which began in February 2021. The first three months of pay ($15,000) shall be deferred and paid when funding is secured by the Company. Upon opening a second delivery location, each consultant shall be paid an additional $1,650 per month. Upon opening of each location after the first two locations, the Company and the consultants shall negotiate additional monthly pay. In addition, a bonus consisting of shares of the Company’s common stock shall be paid for performance in terms of annual sales for all locations that each consultant is responsible which shall be negotiated between the Company and each consultant.

Copies of the consulting agreements are filed as Exhibit 6.9 and 6.10 hereto, respectively.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 25. These risks include, but are not limited to the following:

●	We are an early-stage company with a limited operating history, and we may never become profitable;
●	Absent being able to raise funds in this Offering or in any additional financing we will likely be unable to meet our operating expenses;

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●	William Chung, our Chief Executive Officer and a Director, and largest shareholder has voting control of the Company;
●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	We depend on the continued services of our Chief Executive Officer and director, William Chung;
●	Public health epidemics or outbreaks (such as coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by our inability to comply with applicable laws and regulations as well as changes in the regulatory environment;
●	Much of our business is focused legal sales of marijuana and/or cannabis permitted under California law, however Cannabis is a Schedule 1 illegal drug under the Controlled Substances Act, 21 U.S.C. § 811 which subjects us to additional risks;
●	Our business may be negatively impacted by worsening economic conditions; and
●	Competition in our industry is intense and we may not be able to compete effectively.

THE OFFERING

Securities being offered by the Company	40,000,000 Shares of Common Stock

Securities being offered by the Selling Stockholders

1,500,000 Shares of our Common Stock by William Chung, President, CEO and a Director of the Company.

1,500,000 Shares of our Common Stock by Danny Q. Wong, the acting Chief Financial Officer of the Company.

Offering price per share	Shares of Common Stock will be offered under this Offering Circular at a fixed price to be determined between $0.04 and $0.25. The issuer intends to price this offering after qualification pursuant to Rule 253(b).

Number of shares of Common Stock outstanding before the offering	21,255,278 Shares Common Stock are currently issued and outstanding.

Number of shares of Common Stock outstanding after the offering	61,051,574 Shares of Common Stock will be issued and outstanding if the Company sells all of the 40,000,000 Shares it is offering herein. The Shares of Common Stock offered by the Selling Stockholders will have no effect on the number of Shares of Common Stock outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the shares of Common Stock	Our Common Stock is quoted on the OTC Pink Current Information Tier of OTC Markets under the symbol, “ECGI.” On August 11, 2022, the last reported sale price of our Common Stock on the OTC Pink was $0.121 per share.

Use of Proceeds

We intend to use the proceeds of this Offering to pay all of the expenses of the Offering, to fund our growth plans within the regulated and licensed California cannabis marketplace and to fund our general operating capital needs. For additional information on the use of proceeds please see the section titled “Use of Proceeds” on page 48.

We reserve the right to change the foregoing use of proceeds if management believes it is in the best interests of the Company.

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Termination of the Offering	This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

Subscriptions	All subscriptions once accepted by us are irrevocable.
No Minimum/Maximum Investment Amount	There is no minimum or maximum investment amount per investor in this Offering.

Distribution	We are offering the Shares hereby on a “self-underwritten” basis which means our officers and directors will attempt to sell the Shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Exchange Act. This prospectus will permit our officers and directors to sell the Shares directly to the public. No commission or other compensation related to the sale of the Shares will be paid to the officers and directors.

Risk Factors	See “Risk Factors” and the other information in this Offering Circular for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

RISK FACTORS

An investment in our Shares is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this Offering Circular. The statements contained in this Offering Circular that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Shares could decline, and an investor in our securities may lose all or part of their investment. See “Cautionary Statement Regarding Forward-Looking Statements” on page 7.

Our business is subject to numerous risks and uncertainties, including, but are not limited to the following, as further described in detail below:

●	We are an early-stage company with a limited operating history, and we may never become profitable;
●	Absent being able to raise funds in this Offering or in any additional financing we will likely be unable to meet our operating expenses;
●	William Chung, our President, Chief Executive Officer, Director, and largest shareholder has voting control of the Company;

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●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	We depend on the continued services of our President, Chief Executive Officer, and Director, William Chung;
●	Public health epidemics or outbreaks (such as coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by our inability to comply with applicable laws and regulations as well as changes in the regulatory environment;
●	Much of our business is focused legal sales of marijuana and/or cannabis permitted under California law, however Cannabis is a Schedule 1 illegal drug under the Controlled Substances Act, 21 U.S.C. § 811 which subjects us to additional risks;
●	Our business may be negatively impacted by worsening economic conditions; and
●	Competition in our industry is intense and we may not be able to compete effectively.

Risks Related to our Company and Industry

There is a substantial doubt about the Company’s ability to continue as a going concern.

The financial statements included elsewhere in this filing, including the consolidated financial statements for the fiscal year ended August 31, 2020, fiscal year ended August 31, 2021, and the nine months ended May 31, 2022, have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of May 31, 2022, the Company had assets totaling $4,637,134, liabilities totaling $8,348,331 and a working capital deficit of $7,389,535. The Company does not have a history of generating revenue and has an accumulated deficit of $10,879,219 as of May 31, 2022. The Company is currently in default on payment obligations under convertible notes that have matured. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There can be no assurance that the Company can continue as a going concern. If we are unable to achieve these goals, our business would be jeopardized, and the Company may not be able to continue its operations as planned or at all. If we ceased operations, it is likely that all of our investors would lose their investment.

We have a limited operating history in which to evaluate our business.

We have only recently started our new business operations and have a limited operating history. On January 20, 2021, the Company entered into, and closed on a purchase agreement (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation and its subsidiaries (“NCH”) pursuant to which the Company acquired NCH’s wholly owned subsidiary, Mount Fire 29 Corporation, a California corporation (“Mount Fire”), (referred to herein together as the “Seller”) in order to effectuate a purchase of a 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 owned by Mount Fire. Accordingly, on January 20, 2021, pursuant to the closing of the Purchase Agreement, the Company ceased to be a “shell company” and began engaging in its current business operations of cultivating, processing and distributing cannabis including both hemp and marijuana. However, we have not yet generated any revenue and we have limited historical financial data upon which to base our projected revenue, planned operating expenses or upon which to evaluate our Company and our commercial prospects.

Based on our limited experience in developing and marketing our businesses, we may not be able to effectively:

●	attract and retain customers for our services;

●	provide appropriate levels of customer support for our services;

●	implement an effective marketing strategy to promote awareness of our services;

●	obtain necessary permits or licenses and comply with regulatory requirements applicable to our business;

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●	anticipate and adapt to changes in our market;

●	maintain and develop strategic relationships with vendors and manufacturers to acquire necessary materials for the production of our future products;

●	scale our planned cultivation and selling activities to meet potential demand at a reasonable cost;

●	avoid infringement and misappropriation of third-party intellectual property;

●	obtain any necessary licenses to third-party intellectual property on commercially reasonable terms;

●	obtain valid and enforceable patents that give us a competitive advantage;

●	protect our proprietary technology; and

●	attract, retain and motivate qualified personnel.

We cannot provide any assurances that we will generate revenues and, if we do, when and how much the initial revenue will be. If we are unable to generate revenue our business will fail.

We expect to experience losses in the future and may not become profitable.

Pursuant to our business strategy, we expect to continue to make expenditures as we focus on business development which will adversely affect operating results until revenues from our services reach a level at which these costs are supported. Our recent operations have been financed and are expected to continue to be financed primarily through debt.

Since the formation of our Company, we have not generated revenues. We may experience quarterly and annual losses and expect to do so at least through the end of the 2021 calendar year. We may never become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We will need to generate significant revenues to achieve and maintain profitability. Our business strategy may result in increased volatility of revenues, loses and/or earnings. Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our services. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

We will need additional capital to fund our operations, which, if obtained, will result in substantial dilution or significant debt service obligations. Our inability to procure additional financing may have a material adverse effect on us. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

We require additional equity and/or debt financing, including funds to be raised in this Offering, in order to continue our operations. Although we believe that we will be able to raise funds in this Offering and that we have access to capital resources, there are no commitments in place for any new financing as of the date of this Offering Circular and there can be no assurance that we will be able to raise funds in this Offering, obtain funds on commercially acceptable terms, or at all. We expect to have ongoing needs for working capital in order to fund our operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. In order to continue operating, we may need to obtain additional financing, either through this Offering, borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. There can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. Our inability to obtain any additional financing could have a material adverse effect upon us. We may not be able to secure any additional financing we may need on terms favorable to us, or at all. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date of this Offering Circular.

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In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our investors or that result in our investors losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities could be at prices substantially below prices at which our shares are currently valued. To the extent we require additional financing and cannot raise it, we may have to limit our then-current operations, curtail all or certain portions of our business objectives and plans or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our investors. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

We face risks associated with strategic acquisitions.

Our business strategy includes strategic acquisitions of businesses and assets, some of which may be material. We plan to investigate and acquire strategic businesses with the potential to be accretive to earnings, increase our market penetration and our market position or enhancement our existing service and product offerings. There can be no assurance that we will be able to identify or successfully complete transactions with suitable acquisition candidates in the future.

These acquisitions may involve a number of financial, accounting, managerial, operational, legal, compliance and other risks and challenges, including the following, any of which could adversely affect our results of operations:

●	Any acquired business could under-perform relative to our expectations and the price that we paid for it, or not perform in accordance with our anticipated timetable;

●	We may incur or assume significant debt in connection with our acquisitions;

●	Acquisitions could cause our results of operations to differ from our own or the investment community’s expectations in any given period, or over the long term; and
●	Acquisitions could create demands on our management that we may be unable to effectively address, or for which we may incur additional costs.

Additionally, if we were to undertake a substantial acquisition, the acquisition would likely need to be financed in part through additional financing from banks, through possible public offerings or private placements of debt or equity securities or through other arrangements. There can be no assurance that the necessary acquisition financing would be available to us on acceptable terms if and when required.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. We may also unknowingly inherit liabilities from acquired businesses or assets that arise after the acquisition and that are not adequately covered by indemnities. Following any business acquisition, we could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer. Further, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. We may record goodwill and other intangible assets on our consolidated balance sheet in connection with our acquisitions. If we are not able to realize the value of these assets, we may be required to incur charges relating to the impairment of these assets, which could materially impact our financial condition and results of operations.

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We may have difficulties integrating acquisitions or identifying new acquisitions.

A part of our strategy is to grow through acquisitions targeting California distressed cannabis assets and licenses, properties zoned for cannabis cultivation and process, and cannabis companies operating in market sectors with national expansion possibilities. However, we may be unable to identify and consummate acquisitions or may be unable to successfully integrate and manage the assets or businesses that may acquire in the future. In addition, we may be unable to achieve a substantial portion of any anticipated cost savings from acquisitions or other anticipated benefits in the timeframe we anticipate, or at all. Moreover, any acquired assets or businesses may require a greater than anticipated amount of trade, promotional and capital spending. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies, personnel turnover and the diversion of management’s attention from other business concerns. Any inability by us to integrate and manage any assets or businesses that we may acquire in the future in a timely and efficient manner, any inability to achieve a substantial portion of any anticipated cost savings or other anticipated benefits from these acquisitions in the time frame we anticipate or any unanticipated required increases in trade, promotional or capital spending could adversely affect our business, consolidated financial condition, results of operations or liquidity. Moreover, future acquisitions by us could result in our incurring substantial additional indebtedness, being exposed to contingent liabilities or incurring the impairment of goodwill and other intangible assets, all of which could adversely affect our financial condition, results of operations and liquidity.

William Chung, our President, Chief Executive Officer, Director and largest shareholder has voting control of the Company.

William Chung, our President, Chief Executive Officer, Director and largest shareholder holds voting and dispositive control over 57.02%  of our issued and outstanding Common Stock. Therefore, William Chung effectively has voting control over the Company, which could lead to a conflict of interest where Mr. Chung’s interests do not align with those of ordinary shareholders of the Company. Any potential investors should be aware of this and take this into consideration prior to purchase Shares in this Offering.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of business initiatives in the cannabis sector are new and are only in early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for the products we sell will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we successfully implement and expand our business operations, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our operations. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. As of May 31, 2022, the Company had assets totaling $4,637,134, liabilities totaling $8,348,331 and a working capital deficit of $7,389,535. The Company does not have a history of generating revenue and has an accumulated deficit of $10,879,219 as of May 31, 2022. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

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We do not have sufficient cash on hand.

As of May 31, 2022, the Company had assets totaling $4,637,134, liabilities totaling $8,348,331 and a working capital deficit of $7,389,535. The Company does not have a history of generating revenue and has an accumulated deficit of $10,879,219 as of May 31, 2022. As of May 31, 2022, we had cash on hand of $131,849. These cash resources are not sufficient for us to fully implement our business plan. If we do not generate sufficient cash from this Offering, our intended financing activities and sales, it will be necessary to curtail our growth plans. We estimate that within the next 12 months we will need at least $10,000,000 in cash from either investors or operations in order to operate our business as planned. While we expect to raise funds in this Offering and additionally intend to engage in several equity or debt financings, there is no assurance that these will actually occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to be successful in raising funds in this offering, generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations. Should we be unable to raise the full amount outlined in this Offering, we plan to scale our growth plans back by the percentage of funds we failed to realize via this Offering. Please see “Use of Proceeds” on page 48 for additional information.

We depend on the continued services of our President, Chief Executive Officer and Director, William Chung.

We depend on the continued services of our President, Chief Executive Officer, and Director, William Chung. If we were to lose his services, our Company may not be able to continue to operate. Our success depends in part on our ability to retain Mr. Chung, and to attract additional qualified individuals to our management team. Although we have not entered into an employment agreement with Mr. Chung, we do not believe that he is planning to leave or retire in the near term, but we cannot assure you that Mr. Chung will remain with us. The loss or limitation of the services of Mr. Chung, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition and results of operations.

The continued outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the continued outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending in the cannabis industry, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The ultimate effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for the products that we sell is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for the products that we sell. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for the products we sell due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic entities who could enter our markets if they are unable to compete in their traditional markets.

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We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage that may make our services less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

Risks Related to Laws and Regulations Applicable to our Business

Our recent entry into the regulated market for cannabis and hemp in California, will subject the Company to federal and state regulation and enforcement of medical and recreational adult use cannabis products, thus negatively impacting our ability to generate profits. Additionally, Cannabis is a Schedule 1 illegal drug under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”) which subjects us to additional risks.

The Company could be impacted by government regulation of the cannabis industry in which we now operate. Several state and federal regulations could impact our business operations and our ability to generate both revenues and profits.

As of the date of this Offering Circular, thirty-five (35) states and the District of Columbia currently have laws broadly legalizing cannabis in some form for either medicinal or recreational use governed by state specific laws and regulations. Although legalized in some states, cannabis and hemp containing more than 0.3 percent THC are “Schedule 1” drugs under the CSA and are illegal under federal law. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks accepted safety for use under medical supervision. Active enforcement of the current CSA regarding cannabis and hemp containing more than 0.3 percent THC may directly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in California, provided compliance with applicable state and local laws, rules, and regulations, marijuana remains illegal under federal law. We believe we operate our business in compliance with applicable California laws and regulations. Any changes in federal, state or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability, and could subject our properties to civil forfeiture.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

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On August 29, 2013, the DOJ set out its prosecutorial priorities in light of various states legalizing cannabis for medicinal and/or recreational use. The “Cole Memorandum” provided that when states have implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of cannabis, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of cannabis outside of the regulated system and to other states, prohibiting access to cannabis by minors, and replacing an illicit cannabis trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, the Cole Memorandum provided that enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing cannabis-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms. On January 4, 2018, then Attorney General Jeff Sessions issued a memorandum for all United States Attorneys concerning cannabis enforcement under the CSA. Mr. Sessions rescinded all previous prosecutorial guidance issued by the DOJ regarding cannabis, including the August 29, 2013 “Cole Memorandum”. In rescinding the Cole Memorandum, Mr. Sessions stated that U.S. Attorneys must decide whether or not to pursue prosecution of cannabis activity based upon factors including: the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Mr. Sessions reiterated that the cultivation, distribution and possession of marijuana continues to be a crime under the U.S. Controlled Substances Act.

On March 23, 2018, then President Donald J. Trump signed into law a $1.3 trillion-dollar spending bill that included an amendment known as “Rohrabacher-Blumenauer,” which prohibits the DOJ from using federal funds to prevent certain states “from implementing their own State laws that authorize the use, distribution, possession or cultivation of medical cannabis.” On December 20, 2018, then President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, was classified as a Schedule 1 controlled substance, and was illegal under the federal CSA. With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under the CSA and would not be legally protected under the Farm Bill and would be treated as an illegal Schedule 1 drug. Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems. The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses. One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (the “AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA. Despite the changes in state laws, marijuana remains illegal under federal law.

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We have not yet obtained the necessary permits and licenses to expand our existing business to distribute marijuana in compliance with the laws in the State of California. The company for which we provide management services is involved in the business of cannabis delivery and is fully licensed and permitted by local and State of California entities.

We are monitoring the current administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. The DOJ has not signaled any change in its enforcement efforts. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced.

Our recent entry into the regulated market for cannabis including recreational marijuana and hemp in California, will subject the Company to state and federal regulation and enforcement of medical and recreational adult use cannabis products, thus negatively impacting our ability to generate profits. It is also possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

Variations in state and local regulation may negatively impact our revenues and prospective profits. We are subject to various state and local regulations.

State and local laws do not always conform to the federal standard. In November 2016, California voters approved Proposition 64, also known as the Adult Use of Marijuana Act (“AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018 the California Bureau of Cannabis Control enacted regulations to implement the AUMA. If we are unable to obtain and maintain the permits and licenses required to operate our business in compliance with state and local regulations in California, we may experience negative effects on our business and results of operations.

Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our operations and ability to generate revenues and profits.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We are not able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

California’s Phase-In of Laboratory Testing Requirements could impact the availability of the products sold by us, which could affect our future revenues and thus our ability to report profits.

Beginning July 1, 2018, cannabis goods must meet all statutory and regulatory requirements in California. A licensee can only sell cannabis goods that have been tested by a licensed testing laboratory and have passed all statutory and regulatory testing requirements. In order to be sold, cannabis goods harvested or manufactured prior to January 1, 2018, must be tested by a licensed testing laboratory and must comply with all testing requirements in section 5715 of the Bureau of Cannabis Control (“BCC”) regulations. Cannabis goods that do not meet all statutory and regulatory requirements must be destroyed in accordance with the rules pertaining to destruction. Adherence to these regulations may affect the revenues and profits of our operations and our ability to recognize profits.

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We and our customers may have difficulty accessing the service of banks, which may make it difficult for us to sell the products that we sell and services and manage our cashflows.

Since commerce in cannabis, as not strictly defined in the 2018 Farm Bill, is illegal under federal law, federally most chartered banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for us to operate. There does appears to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this Offering Circular there are only nominal entities that have been formed that offer these services. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Risks Related to Our Common Stock and this Offering

Investment in our Common Stock is speculative.

The Shares being sold in this Offering are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our Shares. Before purchasing any of our Shares, you should carefully consider all of the factors disclosed in this Form 1-A relating to our business and prospects. If any of the referenced risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you may lose all or part of your investment.

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Our Common Stock is currently traded on the OTC Markets Pink Tier. We may not continue to satisfy the requirements for quotation on the Pink Tier of OTC Markets and, even if we do, an active market for our Common Stock may not develop.

Our Common Stock is quoted on the OTC Pink Current Information Tier of OTC Markets under the symbol, “ECGI.” On August 11, 2022, the last reported sale price of our Common Stock on the OTC Pink was $0.121 per share. Under Regulation A, shares of Common Stock that we sell to non-affiliates of the Company in this Offering are freely tradeable and not restricted. Any securities purchased in this Offering by affiliates of the Company are considered control securities. Nonetheless, even though our Common Stock shares are quoted on the OTC Market, that does not mean that there is or will be a liquid market for our Common Stock. Whether or not we’re quoted on a market, or listed on an exchange, investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral, or be able to hold the stock in a traditional brokerage account. Without a liquid market for our Common Stock, it may be impossible for shareholders to be able to value their stock, reducing or eliminating the value of the stock as an incentive. Even if we continue to satisfy the requirements of the OTC Markets Pink Tier, it is not a stock exchange. As a result, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock than there would be if our shares were listed on a stock exchange, which may lead to lower trading prices for our Common Stock.

Our Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock, if a trading market for our stock ever develops. If our shareholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our Common Stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

●	changes in general economic conditions,
●	changes in market valuations of similar companies,
●	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
●	poor reviews, and
●	the addition or loss of key managerial and collaborative personnel.

The market price for our Common Stocks is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our Common Stock shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock shares will be at any time, or if our Common Stock shares will be able to continue to trade, or as to what effect the sale of shares or the availability of Common Stock shares for sale at any time will have on the prevailing market price.

The sale and issuance of additional shares of our common Stock in this Offering, and in other transactions, will cause dilution and may also cause the value of our Common Stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares of our Common Stock in this Offering or in other transactions. Our Amended and Restated Articles of Incorporation, as amended, authorizes the Company to issue up to 310,000,000 shares, of which 300,000,000 shares are Common Stock and 10,000,000 are Preferred Stock. Each share of Common Stock has a par value of $.001. Each share of Preferred Stock has a par value of $0.001. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Stock. If we do sell or issue more Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

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Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our Common Stock shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business. As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our Common Stock shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Subscription Agreement to be used in this Offering contains an indemnification provision.

Section 4 of the Subscription Agreement, a form of which is filed as Exhibit 4.1 hereto, contains an indemnification provision, which requires the subscriber to agree that the subscriber agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the subscriber in the Subscription Agreement or the breach of any warranty or covenant in the Subscription Agreement by the subscriber. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made by a subscriber in the Subscription Agreement, shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

Our Subscription Agreement to be used in this Offering designates the federal or state courts located in the state of California as the exclusive forum for disputes and matters relating to the Subscription Agreement and the Shares offered hereby.

Section 6(i) of the Subscription Agreement, a form of which is filed as Exhibit 4.1 hereto, designates the federal or state courts located in the state of California as the exclusive forum for disputes and matters relating to the Subscription Agreement and the Shares offered hereby. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Subscription Agreement to be used in this Offering designates the federal or state courts located in the state of California as the exclusive forum for disputes and matters relating to the Subscription Agreement and the Shares offered hereby. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Subscription Agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our subscription agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

There is a risk the Offering will not close.

There are numerous possible scenarios pursuant to which this Offering may be abandoned prior to any closing, including a material adverse change or event in the capital markets, which could make it impracticable to consummate the Offering. The emergence of material litigation regarding the Company, the outbreak of war or hostilities, or the Company’s determination that the Offering should be delayed, suspended, or abandoned, due to these or other unforeseeable events.

DILUTION

The terms “dilution” refers to the reduction (as a percentage of the aggregate Common Stock shares outstanding) that occurs for any given share of stock when additional Common Stock shares are issued. If all of the shares of Common Stock in this offering are fully subscribed and sold at the maximum price of $0.25 per share, the shares of Common Stock offered herein will constitute approximately 68% of the total issued and outstanding Common Stock shares of the Company prior to this Offering. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Common Stock shares sold in this Offering by the Company.

As of the date of this Offering, the net tangible book value of the Company was approximately $(0.04), based on 21,255,278 shares of Common Stock issued and outstanding as of the date of this Offering Circular. The pro forma net tangible book value, assuming full subscription in this Offering, would be $(0.07) per share of Common Stock.

Purchasers of our Common Stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this Offering.

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The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us in this Offering, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares of Common Stock are sold and net of estimated offering expenses of $50,000. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of the date of this Offering. Totals may vary due to rounding.

Percentage of offering shares of common stock sold	100%	75%	50%	25%
Offering price per share of common stock	$0.25	$0.25	$0.25	$0.25
Net tangible book value per share of common stock before this offering	$(0.18)	$(0.18)	$(0.18)	$(0.18)
Increase in net tangible book value per share attributable to new investors	$0.28	$0.25	0.21	$0.14
Pro forma net tangible book value per share after this offering	$0.10	$0.07	0.03	$(0.03)
Immediate dilution in net tangible book value per share to new investors	$0.15	$0.18	0.22	$0.29

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

Offering Amount and Distribution

We and the two Selling Stockholders are together offering a maximum of 43,000,000 shares of Common Stock in this offering for a fixed price per share to be determined between $0.04 and $0.25. The issuer intends to price this offering after qualification pursuant to Rule 253(b). Our portion of the offering consists of 40,000,000 shares at the fixed price. The Selling Stockholders are each offering up to 1,500,000 shares at the fixed price.

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The Offering will be Sold by Our Officers and Directors

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by William Chung, who will not receive any commissions or other remunerations for his efforts. Mr. Chung plans to rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons.

The Company has 21,255,278 shares of Common Stock issued and outstanding as of the date of this Offering Circular. The Company is offering up to 40,000,000 Shares in this Offering. All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price of between $0.04 and $0.25 per share for the duration of the Offering. The issuer intends to price this offering after qualification pursuant to Rule 253(b). There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or pay for the expenses of this Offering, which we estimate to be $50,000. Our Shares quoted on the OTC Pink Current Information Tier of OTC Markets under the symbol, “ECGI.” On August 11, 2022, the last reported sale price of our Common Stock was $0.121 per share.

The approximate date of the commencement of the sales of the Shares will be within two (2) calendar days from the date on which the Offering is qualified by the SEC and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

We will sell the Shares in this Offering through our officers and directors, who intend to offer them using this Offering Circular and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer Shares on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the Shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

●	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;
●	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
●	They are not, at the time of their participation, an associated person of a broker-dealer; and
●	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

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As our officers and directors will sell the Shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Offering has ended.

The Shares in this Offering, may be sold or distributed from time to time by William Chung directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication. The Company will pay all expenses the Offering which we expect to be no more than $50,000.00, using the proceeds of this Offering.

The Company will only be making offers or sales of the Shares in this Offering to residents of Colorado , Nevada and New York.

Procedures for Subscribing

After the qualification of this Offering Statement by the SEC, if you decide to subscribe for any Shares in this Offering, you must request a Subscription Agreement from the Company by emailing us at info@ecgiholdings.com. The Company will then either email or mail a copy of the Subscription Agreement for your review. If after review, you wish to proceed with an investment in this Offering, you’ll then have to complete the following procedures:

●	Physically execute the Subscription Agreement and then either:

(1) Scan and electronically deliver to us the Subscription Agreement by emailing a signed copy to the Company at info@ecgiholdings.com; or

(2) Mail a copy of the signed Subscription Agreement to us at 626 Wilshire Blvd, Suite 410, Los Angeles, CA 90017; and simultaneously.

●	Pay the Purchase Price as such term is defined in the Subscription Agreement by either:

(a)	Wire the funds directly to the Company’s designated bank account pursuant to the following wire instructions:

Recipient: ECGI Holdings, Inc.

Address: 626 Wilshire Blvd, Suite 410

Los Angeles, CA 90017

Bank Name: Wells Fargo Bank

Address: 170 Pier Avenue

Santa Monica, CA 90405

Routing Number: 121000248

Account Number: 1885011179

OR

(b)	Mail a personal check to the Company payable to “ECGI HOLDINGS INC.” to 626 Wilshire Blvd, Suite 410, Los Angeles, CA 90017.

A form of Subscription Agreement is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

The Shares acquired under the Subscription Agreement will be issued to you by our transfer agent in book entry form upon acceptance of your Subscription Agreement and confirmation of funds received by the Company.

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Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering. See “Investment Amount Limitations” below for more information.

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Selling Stockholders

We are qualifying in this Offering Circular the resale of up to an aggregate of 3,000,000 shares of Common Stock by William Chung and Danny Wong (the “Selling Stockholders”). The Selling Stockholders are affiliates of the Company. William Chung is our President, CEO and a director. Danny Wong is our acting CFO. The shares to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws. The Selling Stockholders are not broker-dealers or affiliated with a broker-dealer. Each of the Selling Stockholders may be deemed to be an underwriter of the shares offered by them in this offering.

The two Selling Stockholders may each make offers and sales of their shares of up to 1,500,000 shares of Common Stock. If the price per share is fixed at $0.25, the maximum per share price that may be fixed in this offering, each Selling Stocker may offer up to $375,000 in shares.

Selling Stockholder	Shares Owned Prior to Offering	Shares Offered by Selling Stockholder(1)	Shares Owned after the Offering(1)
William Chung	10,000,000	1,500,000	8,500,000
Danny Q. Wong	1,826,393	1,500,000	326,393
TOTAL(2)

(1) Assumes the maximum number of each Selling Stockholder’s shares are offered and sold.

(2) The total number of shares owned by the selling stockholders prior to this offering represents 57.02% of the company’s capital stock, on a fully diluted basis.

Subject to the sale limits described above, the Selling Stockholders may use any one or more of the following alternative methods when disposing of their shares of Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;

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●	in underwriting transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this Offering Statement, or under an amendment or supplement to this Offering Statement under the applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Offering Statement. The Selling Stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Offering Statement.

In connection with the sale of their Common Stock or interests therein, the Selling Stockholders may also enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this Offering Statement, which shares such broker-dealer or other financial institution may resell pursuant to this Offering Statement (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the shares offered by them will be the purchase price of the share less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares to be made directly or through agents.

The Selling Stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

We will not receive any of the proceeds from the resale of shares of Common Stock being offered by the Selling Stockholders named herein.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the Selling Stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To the extent required, the shares of Common Stock to be sold, the names of the Selling Stockholders, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying offering statement supplement or, if appropriate, a post-qualification amendment.

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Minimum and Maximum Investment Amount

There is no minimum or maximum investment amount per subscriber in this Offering. Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Shares on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the “Use of Proceeds”.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer Company. Their address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119. Their phone number is (800) 785-7782 and their website address is https://pacificstocktransfer.com/.

Book-Entry Records of Shares

Ownership of the Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Shares and shall be recorded by the transfer agent and no physical certificates shall be issued, nor received, by the Company or any other person.

Investment Amount Limitations

We will not sell you Shares in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 1, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

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(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Shares, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Selling Restrictions

Notice to prospective investors in Canada

The Offering of the Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

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Any resale of the Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Shares may be made to the public in that Relevant Member State other than:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This Offering Circular has been prepared on the basis that any offer of Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Shares which are the subject of the Offering contemplated in this Offering Circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

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For the purpose of the above provisions, the expression “an offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This Offering Circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering Circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Offering Circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Shares to which this Offering Circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this Offering Circular you should consult an authorized financial advisor.

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Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This Offering Circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Shares must observe such Australian on-sale restrictions.

This Offering Circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Offering Circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This Offering Circular does not constitute a public offer of the Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Singapore

This Offering Circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Offering Circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Shares pursuant to an offer made under Section 275 of the SFA except:

(a) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) Where no consideration is or will be given for the transfer;

(c) Where the transfer is by operation of law;

(d) As specified in Section 276(7) of the SFA; or

(e) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares) Regulations 2005 of Singapore.

USE OF PROCEEDS

The maximum gross proceeds the Company may receive from the sale of the Shares in this Offering is $10,000,000.

Assuming a maximum raise of $10,000,000, the net proceeds to the Company from this Offering will be approximately $9,950,000 after deducting the estimated offering expenses of approximately $50,000 consisting of legal, accounting, EDGAR conversion, and other fees and expenses incurred in connection with this Offering. Assuming a raise of $7,500,000 (representing 75% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $7,450,000 after deducting the estimated offering expenses. Assuming a raise of $5,000,000 (representing 50% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $4,950,000 after deducting the estimated offering expenses. Assuming a raise of $2,500,000 (representing 25% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $2,450,000, after deducting the estimated offering expenses.

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We intend to use the proceeds of this Offering to pay all of the expenses of the Offering and to fund our future growth plans and general operating capital. Please see the table below for a summary of our intended use of the proceeds from this Offering:

If 40,000,00 Shares (100%) are sold by the Company:

Planned Actions and Estimated Cost to Complete–

$1,500,000 - Building out of cannabis cultivation and processing facilities at the Lake County cultivation site.

$3,000,000 - Marketing, branding and advertising related services for our cannabis delivery service.

$1,500,000 - Expansion of cannabis delivery service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California.

$1,000,000 - We anticipate acquiring extraction machines, analyzers and related equipment in order to produce our own proprietary product from our manufacturing operation.

$500,000 – Working capital reserve to be utilized for day-to-day operations, including estimated costs of this Offering of $50,000.

$2,500,000 – Acquisition of NFT intellectual property and research and development of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

$10,000,000 TOTAL

If 30,000,000 Shares (75%) are sold by the Company:

Planned Actions and Estimated Cost to Complete–

$1,125,000 - Building out of cannabis cultivation and processing facilities at the Lake County cultivation site.

$2,250,000 - Marketing, branding and advertising related services for our cannabis delivery service.

$1,125,000 - Expansion of cannabis delivery service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California.

$750,000 - We anticipate acquiring extraction machines, analyzers and related equipment in order to produce our own proprietary product from our manufacturing operation.

$375,000 – Working capital reserve to be utilized for day-to-day operations, including estimated costs of this Offering of $50,000.

$1,875,000 - Acquisition of NFT intellectual property and research and development of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

$7,500,000 TOTAL

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If 20,000,000 Shares (50%) are sold by the Company:

Planned Actions and Estimated Cost to Complete–

$750,000 - Building out of cannabis cultivation and processing facilities at the Lake County cultivation–site.

$1,500,000 - Marketing, branding and advertising related services for our cannabis delivery service.

$750,000 - Expansion of cannabis delivery service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California.

$500,000 - We anticipate acquiring extraction machines, analyzers and related equipment in order to produce our own proprietary product from our manufacturing operation.

$250,000 – Working capital reserve to be utilized for day-to-day operations, including estimated costs of this Offering of $50,000.

$1,250,000 - Acquisition of NFT intellectual property and research and development of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

$5,000,000 TOTAL

If 10,000,000 Shares (25%) are sold:

Planned Actions and Estimated Cost to Complete–

$375,000 - Building out of cannabis cultivation and processing facilities at the Lake County cultivation–site.

$750,000 - Marketing, branding and advertising related services for our cannabis delivery service.

$375,000 - Expansion of cannabis delivery service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California.

$250,000 - We anticipate acquiring extraction machines, analyzers and related equipment in order to produce our own proprietary product from our manufacturing operation.

$125,000 – Working capital reserve to be utilized for day-to-day operations, including estimated costs of this Offering of $50,000.

$625,000 - Acquisition of NFT intellectual property and research and development of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

$2,500,000 TOTAL

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Because this Offering is a “best efforts” offering, we may close this Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

DESCRIPTION OF BUSINESS

ORGANIZATIONAL OVERVIEW AND HISTORY

ECGI Holdings Inc. was incorporated on October 25, 2005 in the state of Nevada under the name Sunrise Mining Corporation. On March 27, 2008, we changed our name to Sunrise Holdings Limited. On November 7, 2014, we changed our name to Event Cardio Group, Inc. On August 15, 2019, we changed our name to our current name, ECGI Holdings Inc.

From December 2008, when the Company discontinued mining exploration, until June 2014, the business activity of the Company was to acquire a new business. On June 9, 2014, 2340960 Ontario Inc. acquired 70,631 shares of the Company’s Common Stock and 10,000,000 shares of the Company’s Series A preferred stock constituting approximately 97% of the cumulative voting power of the Company’s capital stock on that date.

On September 8, 2014, the Company entered into a share exchange agreement with Event Cardio Canada Inc.’s (formerly known as 2340960 Ontario Inc. referred to herein as “ECG”) shareholders (The John Bentivoglio Family Trust, referred to herein as the “Trust”) whereby the Company acquired all of the issued and outstanding common shares of ECG in exchange for 3,975,000 Common Stock shares of the Company. Upon completion of this transaction, the shareholders of ECG held approximately 93.6% of voting control of the Company and ECG became a wholly owned subsidiary of the Company. The Company at the time, was developing a cardiac monitoring device based on a wireless and leadless advanced cardiac monitor and had a license agreement to distribute a patented product in the use of breast disease detection.

On June 24, 2016, the Company entered into and consummated a share exchange with the John Bentivoglio Family Trust and the Frank Sgro Family (2010) Trust, the shareholders of 2375757 Ontario Inc., pursuant to which it acquired all of the outstanding shares of 2375757 Ontario Inc. for a total of 140,625 shares of the Company’s Common Stock. 2375757 Ontario Inc. had previously acquired from John Bentivoglio, the then Chairman and Chief Executive Officer of the Company, rights granted to it in 2014 to market and distribute the Company’s wireless cardiac monitoring device in Canada. Coupled with the acquisition of the rights granted to Nicholas Bozza, 2375757 Ontario Inc. had re-acquired all of the rights to market and distribute the Company’s wireless cardiac monitoring device in Canada.

On June 30, 2016, the Company completed the acquisition of Ambumed, Inc. for a total consideration of approximately $1.3 million. Ambumed, Inc. was doing business under the trade name of National Cardiac Monitoring Center. Ambumed, Inc. was formed for the purpose of providing a range of cardiac monitoring services and support for physicians, hospitals, scanning services and home health care agencies and patients and sold cardiac monitoring equipment and provided 24-hour monitoring services to customers, principally in the Mid-Atlantic region.

During the timeframe between July 2016 and November of 2017, the Company had minimal business activity and sought to target new markets outside the area of cardiac monitoring services. On November 25, 2016, the Company filed a Form 15 to terminate the registration of its securities under Section 12(g) of the Exchange Act.

EFIL Sub of ECG, Inc. (“EFIL”), which was previously a wholly owned subsidiary of the Company, filed a Chapter 7 Bankruptcy on January 26, 2017. EFIL had no assets, liabilities, and/or business operations during the period ended February 28, 2017 and thereafter. Pursuant to an Order of Final Decree entered in the U.S. Bankruptcy Court for the Southern District of New York (Case No. 17-10154-mg) on July 2, 2018, the estate of EFIL has been fully administered, the trustee was discharged on July 5, 2018 and the Chapter 7 case of EFIL was closed.

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On or about January 25, 2018, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Green Key Partners for the acquisition of 5,000,000 shares of the Company’s series A Preferred Stock and 5,000,000 shares of the Company’s Common Stock (adjusted for the 1 for 20 reverse stock split) for cash proceeds of $55,000 in the aggregate. On July 13, 2018, the Company closed the Stock Purchase Agreement and agreed that the $55,000 cash proceeds were to be delivered to the law firm of Mandelbaum Saltsburg in cancellation of Company indebtedness. Green Key Partners caused the shares of Common Stock and Preferred Stock to be registered in the name of Donald K. Bell. On or about April 11, 2018, Donald K. Bell transferred the securities to Silicon Beach LLC. The 5,000,000 shares of Common Stock represented approximately 41% of the 12,226,475 shares of Common Stock then issued and outstanding, while the 5,000,000 shares of preferred stock represented 100% of the preferred stock that was issued and outstanding. Each share of preferred stock was designated as Series A Preferred Stock and was convertible into one (1) share (adjusted for the 1 for 20 reverse stock split) of the Company’s Common Stock, giving Silicon Beach LLC control of 10,000,000 shares of the Company’s Common Stock upon conversion of the preferred stock into 5,000,000 shares of the Company’s Common Stock. Under such conversion, Silicon Beach LLC would control approximately 58% of the resulting 17,226,475 shares of Common Stock that would be issued and outstanding. Each share of Series A Preferred Stock entitled Silicon Beach LLC to two (2) votes per share (adjusted for the 1 for 20 reverse stock split). Prior to the conversion of all of their Series A Preferred Stock into shares of the Company’s Common Stock on August 15, 2019, Silicon Beach LLC had voting power of 15,000,000 shares, in the aggregate, which consisted of the 5,000,000 votes related to their shares of the Company’s Common Stock and the 10,000,000 votes related to their shares of the Company’s preferred stock. The 15,000,000 votes represented approximately 67% of the voting power.

On March 6, 2018, Gianfranco “John” Bentivoglio (“Bentivoglio”) filed a lawsuit against the Company and EFIL as defendants in the United States District Court for the Southern District of New York, Civil Case No. 1:18-cv02040-PKC, alleging inter alia that EFIL is the alter ego of the Company (that the Company had no assets to pay any of its obligations to Bentivoglio because the assets were transferred out to EFIL) and that (1) the Company fraudulently filed information returns (1099-Misc) with the Internal Revenue Service overstating Bentivoglio’ income; (2) the Company breached its consulting agreement with Bentivoglio and is obligated to Bentivoglio under the agreement in the basic sum of not less than $437,499.98 and an additional sum of not less than $42,000, plus interest and attorneys’ fees; and (3) for unjust enrichment, i.e. that the Company and EFIL have been unjustly enriched at the expense of Bentivoglio and the Company and EFIL’s should make restitution of the assets and moneys so as to be able to pay the alleged obligation. EFIL had requested the court to dismiss one or more of the three counts. The court had issued various scheduling orders on April 17, 2019 to include having the defendants file their motion to dismiss and for the Company to answer only count 2. On February 15, 2019, Bentivoglio filed a Second Amended Complaint against the Company and EFIL. The Company and EFIL have denied the allegations and have asserted defenses to the Second Amended Complaint. On November 27, 2019, the Court granted the Company and EFIL’s motion to dismiss count 1 and 3. Only the alleged breach of the consulting agreement is pending. Fact discovery on count 2 was extended to February 28, 2020. The Court had scheduled a Court Conference on March 18, 2020 pursuant to an Order of December 11, 2019. The Court Conference for March 18, 2020 had been rescheduled for April 18, 2020. On April 1, 2020 and again on June 10, 2020 predicated upon the COVID-19 pandemic, conferences with the Court were to be held by teleconferencing. On June 19, 2020, the Court held a Case Management Conference. Various motions were discussed, and the Court ordered that Bentivoglio motion was to be filed by August 28, 2020, that defendants responses would be due on October 9, 2020, and Bentivoglio reply would be due on October 23, 2020. EFIL had filed a Chapter 7 Bankruptcy in United States District Court for the Southern District of New York and listed this litigation and other obligations. On August 8, 2020, Bentivoglio filed a Motion for Summary Judgement against the Company and on February 24, 2021, the Court ruled on the Motion in favor of Bentivoglio and against the Company in the amount of $468,083,47, with prejudgment interest of $88,893,96, for a total of $556,977.43. The Company filed the Notice of Appeal on or about March 22, 2021. The parties entered into a Settlement Agreement and Mutual General Release, effective October 28, 2021. Pursuant to the Settlement Agreement, the Company and Bentivoglio executed a full mutual release in exchange for $55,000 in cash and $55,000 in restricted Company common stock as payment to Bentivoglio. Additionally, the Company assigned indemnity and all claims the Company might have had against Frank Sgro, Gino Alberelli, and Gary Blom (and any related entities). The indemnity obligation was assigned to and assumed by Bentivoglio pursuant to the October 28, 2021 Settlement Agreement and Mutual General Release.

As of July 18, 2018, the Company was informed and relied upon that information that all of the assets and substantially all of the liabilities of the Company were held in the name of or obligations of National Cardio Group, Inc., a subsidiary of the Company.

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On July 18, 2018, the Company entered into a series of agreements wherein it assigned all of its right, title and interest of National Cardio Group, Inc. to ECGinc Holding LLC in exchange for the assumption of the Company’s 8% Secured Demand Note in the principal amount of $425,000 and ECGinc Holding LLC agreed to indemnity and hold the Company (and each officer, director and agent) harmless from and against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject as a result of the failure to pay the $425,00 indebtedness. In addition, ECGinc Holdings LLC agreed to indemnify the Company and Green Keys Partners LLC on any losses of the above litigation. The obligations were secured by ECGinc Holdings, LLC pledging the National Cardio Group, Inc. stock as security for the indemnifications. On January 20, 2020, the Company was informed that the Company’s 8% Secured Demand Note had been assigned to National Cardio Group, Inc. in 2016 and that the obligation was a liability of the Company. Accordingly, this obligation is no longer deemed to be a direct obligation of the Company and is not recorded on the Company’s balance sheet. The Company believes that generally accepted accounting principles require the disclosing of this off-balance sheet liability in the notes to the financial statements.

On August 30, 2018, the Company assigned all of its right, title and interest in the remaining assets, if any, subject to liabilities, other than the Company’s 8% Secured Demand Note in the original principal amount of $425,000 to Western Sakkara Group LLC, a Delaware Limited Liability Company.

Prior Shell Company Status

After the transactions of July 18, 2018, described above, the Company became a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whose sole purpose was to locate and consummate a merger or acquisition with a private entity.

On January 20, 2021, the Company entered into, and closed on a purchase agreement, as amended (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase an approximately 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 square foot house on such property, owned by NCH’s wholly owned subsidiary, Mount Fire 29 Corporation, a California corporation (the “Property”). Pursuant to the Purchase Agreement, in order to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation in exchange for agreeing pay NCH $3,500,000.

A copy of the Purchase Agreement, as amended, is filed herewith as Exhibit 6.1. For more information regarding the Purchase Agreement, please see “Offering Circular Summary—Material Agreements,” on page 16 hereof.

Accordingly, on January 20, 2021, pursuant to the closing of the Purchase Agreement, the Company ceased to be a “shell company” and began engaging in its current business operations of cultivating, processing and distributing recreational and medical cannabis including both hemp and marijuana.

Name Change and Reverse Stock Split

The Company effected its name change from Event Cardio Group Inc. to ECGI Holdings Inc. on August 15, 2019. On August 15, 2019, the Company also effected a one for twenty (1 for 20) reverse stock split, whereby each stockholder of record received one (1) share of the Company’s Common Stock for every twenty (20) shares of Common Stock held. Immediately preceding the reverse stock split, the Company had 244,520,999 shares of its Common Stock issued and outstanding. Upon completion of the reverse stock split, the Company had 12,226,475 shares of its Common Stock issued and outstanding. In conjunction with the reverse stock split, Silicon Beach LLC, which was then the holder of the Company’s Series A preferred stock converted all of their preferred stock into 5,000,000 shares (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock. Immediately after the completion of both the reverse stock split and the conversion of all of the Company’s issued and outstanding Series A preferred stock into shares of the Company’s Common Stock, the Company had 21,051,574 shares of its Common Stock issued and outstanding. Neither the number of authorized shares of Common Stock, which remained 310,000,000, nor the per share par value of $0.001 were affected by the reverse stock split.

Change of Control

On October 16, 2020, Adam Sexton resigned from his position as an Officer and Director of the Company. On October 26, 2020, pursuant to an amended contingent Share Purchase Agreement, William Chung obtained majority control of the Company from Silicon Beach, LLC by purchasing 10,000,000 shares of Common Stock of the Company from Silicon Beach, LLC for $1,000. Silicon Beach, LLC is owned and controlled by Adam Sexton.

Effective as of November 4, 2020, William Chung, was selected to be a director and Chairman of the Board of Directors of the Company. On the same date, William Ching was also appointed as the Company’s Chief Executive Officer.

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THE COMPANY’S BUSINESS

Overview

We provide consulting and operational management services  for a licensed and regulated cannabis delivery service in the Los Angeles metro area. We are also planning to operate a licensed and regulated cannabis cultivation and manufacturing operations in Lake County, California. These management services are conducted through our 30% owned subsidiary, Nug Avenue, Inc., a California corporation (“Nug Avenue”), which commenced operations on February 25, 2021. Nug Avenue operates under permits and licenses issued by the State of California and the City of Lynwood, California as a Non-Storefront Retail operation. Nug Avenue was previously a wholly owned subsidiary of the Company prior to entry into the agreement with Sugar Rush, Inc. in February 2021.

We are currently managing the Nug Avenue delivery service in Lynwood, California. Our delivery team manages the delivery services via sixteen delivery vehicles, nine distribution vans and eleven customer service representatives.  We also directly manage thirty-two delivery drivers. We believe that the location in Lynwood, California is ideal because it has access to major freeways, which provides a logistical advantage in order to meet our increasing sales volume. The products sold via the service we manage are currently listed online at Weedmaps.com and the NugAvenue.com websites. The information available on, or accessible through, the foregoing websites is not a part of this Offering Circular and is not incorporated by reference herein. NUG Avenue has over 29,000 registered users and approximately 10,000 unique customers who have already received cannabis products through its delivery services.  We aim to continue our delivery service expansion within the Los Angeles metropolitan area over the coming months.

In collaboration with Lemon Glow Company, Inc., a wholly owned subsidiary of Sugarmade, Inc., we are developing a cannabis cultivation and manufacturing operation in Lake County, California.  At this time, this operation has not yet generated any revenues for the Company. At this time, the property in Lake County, California is not licensed to engage in cannabis cultivation, manufacturing or distribution. We plan to begin construction of the cultivation greenhouses totaling 42,000 sq.ft. 6-8 months after receiving the necessary licenses and building permits. The Company has applied for a cultivation license and the building permits, but none have been issued as of the date hereof. On October 26, 2021, Mount Fire 29 Corporation, a wholly owned subsidiary of the Company, received a letter from Lake County stating that our application for the cultivation license was incomplete. We can provide no assurance that the licenses and permits will be issued.

On January 20, 2021, the Company entered into, and closed on a purchase agreement (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase an approximately 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 square foot house on such property, owned by NCH’s wholly owned subsidiary, Mount Fire 29 Corporation, a California corporation (the “Property”). Pursuant to the Purchase Agreement, in order to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation (“Mount Fire”) in exchange for agreeing pay NCH $3,500,000. Accordingly, on January 20, 2021, pursuant to the closing of the Purchase Agreement, the Company ceased to be a “shell company” and began engaging in its current business operations.

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The Company has not yet reported any revenues from our management services for recreational marijuana delivery operations. These management services are conducted through our 30% owned subsidiary, Nug Avenue, Inc., a California corporation (“Nug Avenue”), which commenced operations in February 2021. Nug Avenue operates under permits and licenses issued by the State of California and the City of Lynwood, California as a Non-Storefront Retail operation. Nug Avenue was previously a wholly owned subsidiary of the Company prior to entry into the agreement with Sugar Rush, Inc. discussed in detail below.

Beginning in January of 2021, the Company has engaged in the following business and organizational activities:

●	On January 18, 2021, the Company formed Nug Avenue in order to offer management services for cannabis delivery operations in the greater Los Angeles area.

●	On January 20, 2021, the Company entered into, and closed on a purchase agreement (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase an approximately 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 square foot house on such property, owned by NCH’s wholly owned subsidiary, Mount Fire 29 Corporation, a California corporation (the “Property”). Pursuant to the Purchase Agreement, in order to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation (“Mount Fire”). The Company has applied for the cultivation license and the building permits for the 42,000 sq. ft. of cannabis greenhouses at this location. At this time, no licenses or permits have been issued. The project is still under development and we can provide no assurance that the licenses and permits will be issued.

●	On February 1, 2021, the Company’s previously wholly owned subsidiary, Nug Avenue entered into a Management Services Agreement with Magnolia Extracts, LLC. Under the terms of the agreement, the Company provides managerial services to Magnolia Extracts, LLC, for its licensed cannabis delivery service located at 11118 Wright Road, Lynwood, CA 90262. We believe this location is ideal for a licensed cannabis delivery service as it has access to major freeways, which provides a logistical advantage in order to meet our increasing sales volume.

●	On February 8, 2021, as amended on March 18, 2021, the Company and Nug Avenue entered into Common Share Purchase Agreement with Sugar Rush, Inc., a Nevada corporation (“Sugar Rush”) a wholly owned subsidiary of Sugarmade, Inc., a Delaware corporation (“Sugarmade”), where Sugar Rush acquired 70% ownership in Nug Avenue in exchange for a $560,000 capital injection into Nug Avenue to be utilized by Nug Avenue for its daily operations. The Company engaged in this agreement with Sugarmade’s subsidiary because of Sugarmade’s extensive experience in the legal cannabis delivery industry. As a result of this agreement, the company now owns 30% of Nug Avenue. If Nug Avenue expands operations into new geographic areas, Sugar Rush, Inc. holds rights of first refusal to participate up to 70% in those plans.

Currently the Company is engaged in the following business activities:

●	Nug Avenue is currently managing the cannabis delivery services to over 300 cities in the Los Angeles metropolitan area from the Lynwood, California delivery hub location. The service offers Los Angeles areas consumers over 300 cannabis-related products from 60 premium brands.
●	Nug Avenue has over 29,000 registered users and approximately 10,000 unique customers who have received cannabis products through Nug Avenue’s delivery service.
●	Our delivery team manages the delivery services via sixteen delivery vehicles, nine distribution vans and eleven customer service representatives. We also directly manage thirty-two delivery drivers. We believe the location in Lynwood, CA is ideal because it has access to major freeways, thus reducing delivery time cycles, which provides a competitive advantage relative to competitors located elsewhere.

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●	The products sold by Nug Avenue are listed online at Weedmaps.com and on the NugAvenue.com websites. The information available on, or accessible through, the foregoing websites is not a part of this Offering Circular and is not incorporated by reference herein.

Plan of Operations and Use of Proceeds

The Company plans to engage in the following business activities:

●	Completing the construction of the canopy for cannabis cultivation at our Lake County Property in Lake County, California.
●	Expand our portfolio of services as managers of cannabis delivery operations, via Nug Avenue, into multiple cities in Southern California. These plans are in the early stages and specific operational areas have not been selected.

We anticipate requiring a total of $10,000,000 in order to operate our business for the next 12 months. We have relied and will continue to rely on debt and equity financing, and we will also rely on funds to be raised in this Offering to fund our operating expenses during the following twelve months. Should we be unable to raise the full amount outlined in this Offering, we plan to limit our expansion plans, as outlined herein.

We intend that the funds raised from this Offering will be utilized as follows, assuming $10,000,000 is raised in this Offering and aggregate offering expenses are $50,000:

$1,500,000 – Building out of cannabis cultivation and processing facilities at the Lake County cultivation site, as described below.

$3,000,000 – Marketing, branding and advertising related services of our cannabis delivery service management, as described below.

$1,500,000 – Expansion of cannabis distribution service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California, as described below. We also anticipate to acquire a licensed distribution channel in order to provide the Company’s proprietary product from our manufacturing operations to consumers.

$1,000,000 – We anticipate acquiring extraction machines, analyzers and related equipment in order to produce our own proprietary product from our manufacturing operation.

$500,000 – Working Capital reserve to be utilized to finance day-to-day operations including the estimated cost of this Offering of $50  ,000.

$2,500,000 –  Research and development of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

We aim to reach the following milestones during the twelve-month period following the conclusion of this Offering:

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to the development of our Lake County, California operation:

We have worked with a planning consultant to develop and submit plans for the construction of the cultivation greenhouses, submit the application forms for the cannabis cultivation license, and any supplementary requirements in order to complete the application process for our property in Lake County California. On July 13, 2021, we submitted an application to the County of Lake Community Development Department Planning Division for a Commercial Cannabis Cultivation Major Use permit for the property in Lake County California for two A-Type 3B “Mixed-Light” Licenses and one type 13 self transport distribution. Other cannabis cultivation operations in Lake County have seen that for every 20 acres of land, an applicant can qualify to construct 22,000 sq ft of Mix-Light (a mix of natural and artificial light) canopy. Additionally, an applicant can apply for 1 Medium Mix-Light (22,000 sq. ft.) canopy and an unlimited amount of Small Mix-Light (10,000 sq. ft.) canopy. We plan to apply for one Medium Mix-Light greenhouse and two Small Mix-Light greenhouses.

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We plan to begin construction of the cultivation greenhouses totaling 42,000 sq.ft. 6-8 months after receiving the necessary licenses and building permits. The Company has applied for a cultivation license and the building permits, but none have been issued as of the date hereof. On October 26, 2021, Mount Fire 29 Corporation, a wholly owned subsidiary of the Company, received a letter from Lake County stating that our application for the cultivation license was incomplete.  We can provide no assurance that the licenses and permits will be issued.

On October 14, 2021, Mount Fire 29, a California corporation  (“Mount Fire”), obtained a conditional Use Permit (UP) number from the Community Development Department of the County of Lake, California, which the Company believes is an important step towards the conditional Use Permit (UP) for commercial cannabis cultivation at its Property.

The issuance of the Conditional Use Permit (UP) number by the County of Lake allows the Company to proceed with the state cannabis cultivation license application, and potentially obtain certain applicable permits, such as from the Department of Cannabis Control, Department of Food and Agriculture, Department of Pesticide Regulation, Department of Fish and Wildlife, The State Water Resources Control Board, Board of Forestry and Fire Protection, Central Valley or North Coast Regional Water Quality Control Board, Department of Public Health, and Department of Consumer Affairs, as may be required. The Company believes that obtaining the conditional Use Permit (UP) number by the County of Lake could lead towards full approval to cultivate cannabis on the Lake County property.

We plan to begin construction of the cultivation greenhouses totaling 42,000 sq.ft. 6-8 months after receiving the necessary licenses and building permits. The Company has applied for a cultivation license and the building permits, but none have been issued as of the date hereof. On October 26, 2021, Mount Fire 29 Corporation, a wholly owned subsidiary of the Company, received a letter from Lake County stating that our application for the cultivation license was incomplete. We can provide no assurance that the licenses and permits will be issued.

●	We estimate the expenses of the foregoing activities in Lake County to be $1,500,000. These will assist with the development of the Lake County property for cannabis cultivation on a mass-scale.

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the additional following activities relating to Nug Avenue:

●	We plan that during this time period, Nug Avenue will seek to expand its cannabis delivery service offerings into other delivery areas with concentration on the fast growing California marketplace. We also plan on expanding our existing service offerings by Nug Avenue by purchasing digital advertisement space on Weedmaps for regions (referred to as pins), purchase additional vehicles per each pin, and assist our clients to hire additional delivery drivers.

●	Via our management services offering, Nug Avenue plans to acquire the top five advertising spots on Weedmaps for each city in which we provide services. Once Nug Avenue has secured a top five ad spaces for each city, we believe that Nug Avenue can expand our management services offering via the addition of three delivery vehicles and one distribution van.

●	In addition, we plan to manage the hiring of eight delivery drivers for every four vehicles in our fleet.

●	We estimate the expenses of the foregoing to be $3,000,000. At this time, these plans are in the early stages.

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During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to the expansion of our management services business:

●	We plan to continue our expansion of management service within the Los Angeles metropolitan area. We project to increase our management of delivery service operations into four new cities each week. To service these cities, we estimate we will need twelve delivery vehicles and eight distribution vehicles with forty delivery drivers until we reach delivery service maximum capacity. We project that by the end of this time period to service a total of 48 cities.

●	We also anticipate acquiring acquisition targets with licensed wholesale distribution channel in order to provide the Company’s proprietary product from our manufacturing operations directly to consumers through an established distribution operating in existing stores for mass distribution

●	We plan to work on the expansion of cultivation and manufacturing operations in Lake County, California after receiving the necessary licenses and permits. We expect that we will begin construction 6-8 months if we obtain the necessary licenses and permits.

●	We estimate the expenses of the foregoing to be $1,500,000.

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to research and development:

●	For our manufacturing operation, we anticipate continually developing new cannabis products with higher cannabinoid compound potency through research and development.

●	In order to continue our research and manufacturing, we anticipate to acquire state-of-the-art extraction machines, analyzers and related equipment. We also anticipate the need for utilizing independent third-party laboratories to validate our research results and claims. Currently, we have significantly reduced cannabis research and development activities pending raising sufficient capital to fund them, and further legalization to permit interstate commerce in cannabis. Nevertheless, this research and development, once resumed, are expected to lead to the creation of new products by the Company from our manufacturing operation.

●	We estimate the expenses of the foregoing to be $1,000,000.

We also plan to use $500,000 for our working Capital reserve during the twelve-month period following receipt of raised funds in this Offering to be utilized to finance our day-to-day operations including the estimated cost of this Offering of $50,000.

We also plan to use $2,500,000 for our Research and Development during the twelve-month period following receipt of raised funds in this Offering to be utilized to finance our research and manufacturing of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

Achievement of the foregoing will depend highly on our funds and the availability of those funds. There can be no assurance that we will be able to successfully complete the foregoing as planned, or at all.

Should we fail to raise the full $10,000,000 via this Offering, our plans, as outlined above, will be scaled back with the acquired funds being invested in the above activities based on the same percentages as outlined above. For example:

●	40% of acquired funds to be invested in building out of cannabis cultivation and processing facilities at the Lake County cultivation site.

●	9.5% of acquired funds to be invested in marketing, branding and advertising for our cannabis delivery service.

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●	40% of acquired funds to be invested in expansion of cannabis delivery service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California.

●	10.5% of acquired funds to be invested in a working capital reserve to be utilized to finance day-to-day operations.

Material Agreements

Purchase Agreement with Northern California Holdings, Inc.

On January 20, 2021, the Company entered into, and closed on a purchase agreement, as amended (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase a 1,742,400 square foot Northern California real property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 square foot house on such property (the “Property”), owned by NCH’s wholly owned subsidiary’s, Mount Fire 29 Corporation, a California corporation’s subsidiary LMK Capital, LLC. Pursuant to the Purchase Agreement, in order to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation (“Mount Fire”).

A copy of the Purchase Agreement is attached as exhibit 6.1 to this filing.

The Property is located within the inclusion zone suitable for cannabis cultivation.

Included in the assets acquired, were the pending applications for the following licenses:

(1) Medium Mix-Light Tier 1

(2) Small Mix-Light Tier 1

The Company expects the zoning of the site to support numerous cannabis business operations when the pending licenses are issued. The Company also plans to initially utilize the Property to cultivate premium cannabis strains, under permitted and legal use, while developing facilities onsite and a business model for regulated cannabis processing and manufacturing. Under California state law where the Company operates, it is legal in the state to manufacture, distribute, dispense, or possess with intent to manufacture, distribute, or dispense marijuana if properly licensed by the state of California.

Pursuant to the Purchase Agreement, the Company acquired the Property and issued and outstanding shares of Mount Fire, which holds title to the Property and the pending licenses, additionally the Company assumed the following debt which was already on the Property prior to the closing of the Purchase Agreement:

(1)a promissory note secured by a deed of trust on the Property in the amount of $804,000, which matures on October 1, 2022 and has an interest rate of 8.5% and is payable in 24 installments of $5,695 each, beginning on November 1, 2020. The balance as of August 31, 2021 was $804,000. LMK Capital LLC paid the first four installments of $22,780 on behalf of the Company as of August 31, 2021. As of May 31, 2022, the amount paid by LMK Capital LLC was fully reimbursed by the Company.

(2)a promissory note secured by a deed of trust on the Property in the amount of $175,000, which carries interest at 7% and matured on December 1, 2020. LMK Capital LLC paid $50,000 on behalf of the Company so the $175,000 was reduced to $125,000. On May 27, 2021, the Company made an additional payment and paid off the remaining balance.

As consideration for the acquisition, the Company agreed to pay the Seller $3,500,000 in cash, with $250,000 to be paid within 10 days of entry into the Purchase Agreement, $350,000 to be paid within 20 days of entry into the Purchase Agreement and $2,900,000 to be paid within 90 days from entry into the Purchase Agreement (the “Purchase Price”).

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The shareholder(s) of the Seller, agreed that the Purchase Price would be paid in the form of a subordinated note secured by the Property in the sum of $3,500,000 payable over twenty (24) months with an annual interest rate of 8%. Principal and interest were due and payable on January 26, 2021. The Seller agreed to defer payment of the cash amount, however this amount was immediately due and payable on demand by the Seller. The Company was in default on the Purchase Price, and the Purchase Price was then purchased from the Seller on March 11, 2021 by EROP Enterprises, LLC (“EROP”) pursuant to a Claim Purchase Agreement dated March 11, 2021, and amended March 15, 2021.

On March 11, 2021, the Company and EROP entered into a Settlement Agreement (the “Settlement Agreement”) which was approved by the Circuit Court of the Tenth Judicial Circuit in and for Pol County Florida Civil Division under Case No. 21-CA-00888 (the “Court”) on May 10, 2021.

Pursuant to the Settlement Agreement, as approved by the Court, the Company was required to issue shares of its common stock to EROP, to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. The Company issued 1,700,000 shares of its common stock to EROP on May 6, 2021. The issuance was made in reliance upon Section 3(a)10 of the Securities Act of 1933, which by the court order on May 4, 2021, were issued as escrow shares. As of May 31, 2022, the gross sales of the Company’s stock by EROP amounted to $26,573 and, accordingly, the Settlement payable was reduced to $6,421,760 as of May 31, 2022.

A copy of the Settlement Agreement is filed as Exhibit 6.7 hereto.

Management Services Agreement with Magnolia Extracts, LLC

On February 1, 2021, the Company’s previously wholly owned subsidiary, Nug Avenue, Inc., a California corporation (“Nug Avenue”) entered into a Management Services Agreement (the “MSA”) with Magnolia Extracts, LLC (“Magnolia”). Magnolia currently owns a regulatory permit (the “Permit”) issued by the City of Lynwood California authorizing commercial retailer non-storefront operations at 11118 Wright Road, Lynwood CA, 90262 (the “Facility”). A copy of the MSA is attached as exhibit 6.2 to this filing.

Pursuant to the MSA, Nug Avenue agreed to manage the existing non-storefront retail business that Magnolia currently operates at the Facility in connection with the permit (referred to herein as the “Services”). The Services include staff management, payment of Facility workers, management of operations at the Facility, deliveries, payment of operational costs, money management, tax collection and reporting, as well as marketing and advertising services.

Additionally, pursuant to the MSA, for each month of operations during the term, beginning on February 1, 2021, the lease for the Facility will be paid by Nug Avenue, and the lease payment is $10,000 per month except for the first month, which is $7,000. However, notwithstanding the foregoing, pursuant to the MSA, if the City of Lynwood provides notice objecting to Nug Avenue performing the operations pursuant to the Agreement, then Nug Avenue shall not owe any lease payments unless and until the city withdraws its objection.

Pursuant to the MSA, Nug Avenue agreed to provide Magnolia with a refundable $20,000 security deposit to be held by Magnolia as a security for Nug Avenue’s performance under the MSA. If the MSA is terminated within the first 180 days, Magnolia may deduct automatically, without notice $12,000 from the security deposit due to Magnolia’s initial cost incurred in building renovation to accommodate Nug Avenue.

Pursuant to the MSA, in addition to the lease payment, Magnolia is also entitled to receive a payment each month during the term of the MSA (referred to herein as the “License Fee”), of an amount equal to 2% of net sales receipts during the 90-day period beginning on the commencement of operations under the MSA (the “Introductory Period”). After the Introductory Period, Nug Avenue is required to pay Magnolia 3% of the monthly net sales receipts for all gross receipt amounts between $600,000 and $750,000, so long as such payment plus the rent fee (the “Base Monthly Fee”) shall not exceed 40% of the net monthly profit. After the Introductory Period, Nug Avenue is required to pay Magnolia 3.5% of the monthly net sales receipts for all gross receipt amounts above $750,000, so long as such payment plus the Base Monthly Fee shall not exceed 40% of the net monthly profit. Pursuant to the Agreement, Nug Avenue shall have no obligation to pay the License Fee in any month in which the City of Lynwood does not permit operations at the Facility.

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As compensation for the Services, Magnolia agreed to compensate Nug Avenue with a monthly fee to be calculated by subtracting the aggregate total of taxes, expenses, the License Fee during the month from the gross revenues received during the month for example:

Monthly Fee to Nug Avenue = monthly gross revenues - expenses - taxes - License Fee*

* The License Fee includes a broker fee for referring the Company to Magnolia. A broker fee of 0.25% of the gross receipts became due and payable to broker starting on the fourth month under the MSA. However, the broker fee has not yet been paid as of the date hereof.

The term of the MSA is for 12 months from February 1, 2021. The MSA can be terminated as follows: (i) Nug Avenue and Magnolia can each terminate the MSA for any reason by giving 180 days written notice to the other party or (ii) either party can terminate the MSA if the other party has materially breached any representation, warranty or covenant made by such breaching party and the breach has not been cured by the breaching party within 30 days of the breaching party’s receipt of written notice of such breach by the non-breaching party. The expiration or termination of the MSA, for any reason, shall not release either party from any obligation or liability to the other party that: (a) has already accrued thereunder; (b) comes into effect due to the expiration or termination of the MSA; or (c) otherwise survives the expiration or termination of the MSA based upon the express provisions contained in the MSA.

Following the termination of the MSA, Nug Avenue, shall within thirty (30) days of the effective date of termination, (i) make all payments required pursuant to the MSA, (ii) provide a final and full accounting of all financial and accounting information which is relevant to the calculation of gross revenue, expenses, fees and taxes, and also for reconciliation of accounts, in accordance with GAAP, and (iii) remit all taxes to the appropriate government agencies.

Common Share Purchase Agreement with Sugarmade, Inc.

On February 8, 2021, as amended on March 18, 2021, the Company and Nug Avenue entered into Common Share Purchase Agreement (the “CSPA Agreement”) with Sugar Rush, Inc., a Nevada corporation (“Sugar Rush”) a wholly owned subsidiary of Sugarmade, Inc., a Delaware corporation (“Sugarmade”), pursuant to which Sugar Rush acquired 70% ownership in Nug Avenue in exchange for a $560,000 (the “Purchase Price”) capital injection into Nug Avenue to be utilized by Nug Avenue for its daily operations. Sugarmade holds 14,000 shares of Nug Avenue and the Company holds 6,000 shares of Nug Avenue.

Under the terms of the CSPA Agreement, Sugar Rush agreed to make periodic payments of the Purchase Price over a twelve (12) month period. Pursuant to the CSPA Agreement, the Company agreed to make a capital injection into Nug Avenue of $240,000 to be made over the course of a twelve (12) month period to be utilized by Nug Avenue for its daily operations. Further, pursuant to the CSPA Agreement, if either Sugar Rush or the Company fail to make the foregoing capital injections within the applicable twelve (12) month period, each party will have a 90 day cure period, during which period, the other party will have the right, but not the obligation, to fund the remaining portion of the funding shortfall and acquiring the applicable percentage ownership in Nug Avenue in accordance with same.

Additionally, pursuant to the CSPA Agreement, Sugar Rush is entitled to receive 70% of the profits generate by Nug Avenue from its Lynwood operations. If Nug Avenue expands operations into new geographic areas, Sugar Rush holds rights of first refusal to participate up to 70% in those plans under the CSPA. A copy of the CSPA Agreement is filed as Exhibit 6.3 hereto.

On February 8, 2021, the Company, Nug Avenue and Sugarmade entered into a Shareholder Agreement (the “Shareholder Agreement”) pursuant to which the parties agreed to act together with respect to the management and supervision of Nug Avenue. Additionally, pursuant to the Shareholder Agreement, if Sugarmade or the Company wish to sell any shares in Nug Avenue, the other party will have a right of first refusal to purchase such shares at the same terms and price being offered to a third-party. The Shareholder Agreement can be terminated at any time by written consent of a majority of the shareholders party to the Shareholder Agreement.

A copy of the Shareholder Agreement is field as Exhibit 6.11 hereto.

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Settlement Agreement

On March 11, 2021, the Company and EROP entered into a Settlement Agreement (the “Settlement Agreement”) which was approved by the Circuit Court of the Tenth Judicial Circuit in and for Pol County Florida Civil Division under Case No. 21-CA-00888 (the “Court”) on May 10, 2021. At the time of entry into the Settlement Agreement, there were bona fide outstanding liabilities of the Company which were owed to EROP in the amount of $3,869,000 (the “Claims”). The Claims consisted of (i) the $3,500,000 Purchase Price under the Purchase Agreement with NCH, (ii) $150,000 owed by the Company to Daybreak Communications LLC for services provided to the Company and (iii) $219,000 owed by the Company to World Equity Group, Inc. for services provided to the Company.

Pursuant to the Settlement Agreement, in full settlement of the Claims, the Company agreed to issue and deliver to EROP shares of its common stock, in one or more transactions to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. Pursuant to the Settlement Agreement, at no time may EROP beneficially own more than 9.99% of the Company’s issued and outstanding common stock.

Pursuant to the Settlement Agreement, as approved by the Court, the Company is required to issue shares of its common stock to EROP, to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. Additionally, pursuant to the Settlement Agreement, once as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement, the parties to the Settlement Agreement agreed to release each other part and their affiliates from any claims, damages, cause of action, suits and costs, or whatever nature, character or description which the parties may have at the time of entry into the Settlement Agreement or in the future with respect to the Claims. Pursuant to the Settlement Agreement, the Company agreed to indemnify EROP and its affiliates with respect to all obligations of the Company arising out of the Settlement Agreement. The Company issued 1,700,000 shares of its common stock to EROP on May 6, 2021. The issuance was made in reliance upon Section 3(a)10 of the Securities Act of 1933, which by the court order on May 4, 2021, were issued as escrow shares. As of May 31, 2022, the gross sales of the Company’s stock by EROP amounted to $26,573 and, accordingly, the Settlement payable was reduced to $6,421,760 as of May 31, 2022.

Pursuant to the Settlement Agreement, if there is an occurrence of any “Event of Default,” as defined in the Settlement Agreement, EROP would be under no further obligation to comply with the terms of the Settlement agreement and may sell the remaining portion of the Claims.

Any “Event of Default,” as defined in the Settlement Agreement, includes, but is not limited to the following (i) the Company fails to deliver its common stock shares to EROP under the Settlement Agreement promptly or otherwise fails in any way to comply with the terms of the Settlement Agreement, (ii) the Company fails to comply with the covenants in the Settlement Agreement, (iii) if the Company enters bankruptcy, insolvency, liquidation or similar proceedings or if the Company’s common stock is suspended or halted from trading or is no longer DWAC eligible or if the Company becomes delinquent in its reporting obligations or (iv) the Company fails to filly comply with the conditions of the Settlement Agreement.

Pursuant to the Settlement Agreement, the Company agreed that so long as EROP of any of its affiliates hold any shares of the Company’s common stock, neither the Company nor its affiliates, will vote any shares of the Company’s common stock, unless voting in factor of a proposal approval by a majority of the Company’s board of directors, or solicit any proxies or seek to advise or influence an person with respect to any voting securities of the Company in favor of: (i) an extraordinary corporate transaction such as a reorganization or liquidation of the Company or any of its subsidiaries, (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (iii) any material change in the present capitalization or dividend policy of the Company, (iv) any material change in the Company’s business or corporate structure, (v) a change in the Company’s charter or bylaws, (vi) cause a class of securities of the Company to be delisted or cease to be quoted anywhere that they trade, (vii) cause a class of equity securities of the Company to be eligible for termination of registration under the Exchange Act, (viii) terminate its transfer agent, (ix) taking any action that would impede the purposes of the Settlement Agreement or (x) taking any action, plan or arrangement similar to any of the foregoing.

A copy of the Settlement Agreement is filed as Exhibit 6.7 hereto.

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Promissory Notes

2015 Convertible Promissory Note Currently in Default

On April 27, 2015 (the “Original Issue Date”), the Company issued an eight percent (8%) convertible promissory note payable (the “8% Convertible Note”) in the original principal amount of $500,000 to MEDPAC ASIA PACIFIC PTY. LTD. (the “Holder(s)”). As of May 31, 2022, August 31, 2021 and August 31, 2020, the Company was in default on the 8% Convertible Note.  Per the terms of the 8% Convertible Note, the “Maturity Date” was January 31, 2018, the annual rate of interest was eight percent (8%), and the principal and accrued interest could be converted, at the sole discretion of the Holders, into shares of the Company’s Common Stock at a per share conversion price of $3.00 (adjusted for the 1 for 20 reverse stock split). Interest on the note is calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and accrues daily on the outstanding principal balance commencing on the Original Issue Date until payment in full of the principal sum. Accrued interest is payable annually on January 31 of each year beginning January 1, 2016, on each conversion date (as to that principal amount then being converted), on each optional redemption date (as to that principal amount then being converted), and on the Maturity Date.

The Company, at its option, may prepay all (but not less than all) of the principal amount of the 8% Convertible Note, together with any interest accrued thereon to the date of redemption (the “Redemption Date”) upon ten (10) days prior written notice to the Holders (the “Notice of Redemption”), provided, however, the Holder may elect to convert the outstanding principal amount of the 8% Convertible Note prior to actual payment in cash for such redemption. Should the Holders choose not to convert this 8% Convertible Note, and the volume weighted average price (“VWAP”) for the ten (10) trading days immediately preceding the date of the Notice of Redemption is less than $3.00 (adjusted for the 1 for 20 reverse stock split), the Company shall issue to Holders on the Redemption Date warrants to purchase that number of shares of its Common Stock equal to one percent (1%) of the total number of shares of the Company’s Common Stock outstanding on the Redemption Date (the “Total Warrant Shares”). The warrants will be exercisable on or before the third anniversary of the Redemption Date at an exercise price of $3.00 per share (adjusted for the 1 for 20 reverse stock split) and provide for the exercise of the warrants on a cashless basis.

Pursuant to the terms of the 8% Convertible Note, any of the following events constitute a default (“Event of Default”) by the Company: i. any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable which default, solely in the case of an interest payment or other default under clause (B) is not cured within five (5) trading days; ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Note which failure is not cured, if possible, to cure, within the earlier to occur of (A) five (5) trading days after notice of such failure sent by the Holder or by any other Holder and (B) ten (10) trading days after the Company has become aware of such failure; iii. any representation or warranty made in the Note, any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; or iv. the Company shall be subject to a bankruptcy event.

Upon the occurrence of an Event of Default that is continuing without being waived by the Holder or cured by the Company, the terms of the 8% Convertible Note state that the outstanding principal amount plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash (the “Default Amount”). As of January 31, 2018, August 31, 2020, August 31, 2021, and May 31, 2022, the 8% Convertible Note was in default as the outstanding principal and related accrued and unpaid interest were due and payable to the Holder as of such date, which represented the Maturity Date. The Company has not received a notice of default from the Holder as of the date hereof.

The Company recorded $18,000 of accrued and unpaid interest expense in relation to the 8% Convertible Note during each of the fiscal years ended August 31, 2021 and 2020. The Company recorded $13,500 of accrued and unpaid interest expense in relation to the 8% Convertible Note during each of the nine-month periods ended May 31, 2022 and 2021. As of August 31, 2021 and 2020, the outstanding principal and accrued interest was $299,959 and $281,959, respectively. As of May 31, 2022, the outstanding principal and accrued interest was $313,459.

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The following is a summary of both the outstanding principal and accrued and unpaid interest related to this 8% Convertible Note as of May 31, 2022, August 31, 2021 and August 31, 2020, respectively:

	As of May 31, 2022	As of August 31, 2021	As of August 31, 2020
Outstanding principal	$225,000	$225,000	$225,000
Accrued interest	$88,459	$74,959	$56,959
Total principal and accrued interest	$313,459	$299,959	$281,959

As of May 31, 2022 and August 31, 2021, the outstanding principal and accrued interest for this note were $313,459 and $299,959, respectively. The 8% Convertible Note was in default as of May 31, 2022, August 31, 2021 and August 31, 2020. A copy of the 8% Convertible Note is filed as Exhibit 3.1 hereto.

Revolving Promissory Note

On May 20, 2019, the Company issued a Revolving Promissory Note (the “Revolving Promissory Note”) to Silicon Beach LLC, an entity owned and controlled by Adam D. Sexton, the Company’s former Chief Executive Officer and director. Pursuant to the terms of the Revolving Promissory Note, the maximum revolving credit commitment (the “Revolving Credit Commitment”) is thirty-five thousand dollars ($35,000) and accrues interest at the rate of five percent (5%) per annum. During the term of the Revolving Promissory Note (the “Revolving Credit Commitment Period”), the Company may use the Revolving Credit Commitment by borrowing, prepaying any advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions set forth in the Revolving Promissory Note. Interest on the Revolving Promissory Note shall accrue from the date of any advance(s) on any principal amount withdrawn, and on accrued and unpaid interest thereon. The Revolving Credit Commitment Period on the Revolving Promissory Note commenced on May 20, 2019 and expired on May 19, 2020 (the “Expiration Date”). All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, was due and payable on and as of the Expiration Date.

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The Company may, at its sole discretion, prepay all or any portion of the accrued and unpaid interest on the Revolving Promissory Note and any outstanding principal amount prior to the extended maturity date as discussed below. In the event of default, with default constituting (i) default by the Company in any payment on the Revolving Promissory Note after any such payment becomes due and payable, (ii) breach by the Company of any material provisions of any agreement between the Company and Silicon Beach LLC, and/or (iii) the Company filing a voluntary petition in bankruptcy or any petition or answer seeking for itself any reorganization, readjustment, arrangement, composition or similar relief that is not discharged or dismissed within sixty (60) days, the unpaid outstanding principal balance of the Revolving Promissory Note shall bear interest at the rate of fifteen percent (15%) per annum. Furthermore, in the event that the Revolving Promissory Note is placed in the hands of any attorney for collection, or any suit or proceeding is brought for the recovery or protection of the indebtedness, the Company will be obligated to pay all reasonable costs and expenses incurred by Silicon Beach LLC, including reasonable attorneys’ fees.

On April 1, 2020, the Company and Silicon Beach LLC entered into an Obligation Extension Agreement, whereby the maturity date of the Revolving Promissory Note was extended from May 19, 2020 to September 1, 2021. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note.

On February 15, 2022, the Company and Silicon Beach LLC entered into a second Obligation Extension Agreement, whereby the maturity date for the Revolving Promissory Note was further extended from September 1, 2021 to September 1, 2022. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note.

The following summarizes the outstanding principal and accrued and unpaid interest related to the Revolving Promissory note as of February 22, 2022, August 31, 2021 and August 31, 2020, respectively:

	As of February 22, 2022	As of August 31, 2021	As of August 31, 2020
Outstanding principal	$20,000	$20,000	$20,000
Accrued interest	$2,681	$2,160	$1,109
Total principal and accrued interest	$22,681	$22,160	$21,109

A Copy of the Revolving Promissory Note is filed as Exhibit 3.2 hereto. A copy of the Extension Agreement is filed as Exhibit 3.3 hereto.

2021 Convertible Notes

March 25, 2021 Note Currently in Default

On March 25, 2021, the Company issued a Convertible Promissory Note in the amount of $28,600, which was purchased from the Company in exchange for $20,020 and had a $8,600 original issue discount. The Convertible Promissory Note carries 10% interest and matured on March 25, 2022. The Convertible Promissory Note is currently in default. The Convertible Promissory Note is convertible into shares of the Company’s common stock at the option of the holder upon the qualification of the SEC of this Offering Circular and will remain convertible until the maturity date of the Convertible Promissory Note (the “Conversion Period”). During the Conversion Period, the holder may convert the Convertible Promissory Note at a conversion price equal to 60% of the price per shares offered in this Offering. Further, upon the occurrence of any event of default under the Convertible Promissory Note, the remaining amount owed on the Convertible Promissory Note at the time of default shall convert automatically into shares of the Company’s common stock at a conversion price equal to a 60% discount of the volume weighted average closing price of the Common Stock for a 20-day trading period. As of May 31, 2022, the outstanding balance of the loan is $31,983 which including $3,383 of interest accrual. As of May 31, 2022, the total debt discount has been amortized. As of May 31, 2022, the loan has been in default.

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A copy of this Convertible Promissory Note is filed as Exhibit 6.8 hereto.

May 19, 2021 Note

On May 19, 2021, the Company issued a Convertible Promissory Note in the amount of $428,572, which was purchased from the Company in exchange for $300,000 and had a $128,572 original issue discount. The Convertible Promissory Note carries 10% interest and matured on May 19, 2022. The Convertible Promissory Note is currently in default. The Convertible Promissory Note is convertible into shares of the Company’s common stock at the option of the holder upon the qualification of the SEC of this Offering Circular and will remain convertible until the maturity date of the Convertible Promissory Note (the “Conversion Period”). During the Conversion Period, the holder may convert the Convertible Promissory Note at a conversion price equal to 60% of the price per shares offered in this Offering. Further, upon the occurrence of any event of default under the Convertible Promissory Note, the remaining amount owed on the Convertible Promissory Note at the time of default shall convert automatically into shares of the Company’s common stock at a conversion price equal to a 60% discount of the volume weighted average closing price of the Common Stock for a 20-day trading period. As of May 31, 2022, the outstanding balance of the loan is $472,811 which including $42,240 of interest accrual. As of May 31, 2022, the total debt discount has been amortized. As of May 31, 2022, the loan has been in default.

A copy of this Convertible Promissory Note is filed as Exhibit 6.6 hereto.

October 28, 2021 Note

On October 28, 2021, the Company issued a ten percent (10%) convertible note payable (the “10% Convertible Note”) in the original principal amount of $102,960 and original issue discount of $30,960. Per the terms of the 10% Convertible Note, the maturity date is October 28, 2022, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders, into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Security Act of 1933. The original $30,960 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $102,960. As of May 31, 2022, the outstanding balance of the loan is $109,049 which including $10,379 of interest accrual. As of May 31, 2022, $60,648 out of $102,960 total debt discount has been amortized.

A copy of this Convertible Promissory Note is filed as Exhibit 6.12 hereto.

2022 Convertible Note

On May 10, 2022, the Company issued a ten percent (10%) convertible note payable (the “2022 10% Convertible Note”) in the original principal amount of $210,000 and original issue discount of $60,000. Per the terms of the 2022 10% Convertible Note, the maturity date is May 10, 2023, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders, into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Security Act of 1933. The original $60,000 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $210,000. As of May 31, 2022, the outstanding balance of the loan is $211,185 which including $1,185 of interest accrual. As of May 31, 2022, $12,082 out of $210,000 total debt discount has been amortized.

A copy of this Convertible Promissory Note is filed as Exhibit 6.13 hereto.

Consulting Agreements

On January 1, 2021, the Company entered into two consulting agreements with two consultants for services as operation manager to be provided by each of the consultants. The term of each consulting agreement is for a period of one year from January 1, 2021. Each consulting agreement can be terminated by the parties thereto anytime by giving notice to the other party thereto. As a signing bonus, each consultant was issued 142,857 shares of the Company’s common stock. Additionally, pursuant to the consulting agreements, each consultant shall be paid a fee equal to $5,000 a month for the first delivery location which began in February 2021. The first three months of pay ($15,000) shall be deferred and paid when funding is secured by the Company. Upon opening a second delivery location, each consultant shall be paid an additional $1,650 per month. Upon opening of each location after the first two locations, the Company and the consultants shall negotiate additional monthly pay. In addition, a bonus consisting of shares of the Company’s common stock shall be paid for performance in terms of annual sales for all locations that each consultant is responsible which shall be negotiated between the Company and each consultant.

Copies of the consulting agreements are filed as Exhibit 6.9 and 6.10 hereto, respectively.

Marketing

Marketing and advertising  are critical elements of the services we provide, and plan to provide, under our management services to cannabis delivery operators. We plan aggressively spending on advertising, especially on the Weedmaps platform, which we believe is the leading advertising venue for cannabis retailers. Our ongoing goals will be to acquire a top five advertising spot on Weedmaps for each city in which we operate. We also, in the future, plan to hire professional marketing and sales staff for both our delivery service and for our planned cannabis cultivation business operations.

Competition

Competition Within the Cannabis Delivery Management Business

We are a relatively new to the business of providing management services to operators of cannabis delivery services within the Los Angeles metro area. We operate in a highly competitive marketplace with several competitors who are larger, better established, and often better capitalized. We plan to effectively compete with these operators by marketing niche products to customers to influence their purchasing decisions. We also plan to be competitive via superior customer service. While the market is highly competitive, we believe the marketplace is growing rapidly, which will allow our company to grow at a rate as least as robust and the general market.

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Competition Within the Cannabis Cultivations and Manufacturing Business

The cannabis cultivation marketplace is also highly competitive with competition expected to become increasingly competitive as additional cultivation licenses are granted. We plan to maintain competitiveness via the scale of our operation and through our planned superior cultivation techniques. Via our 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457, we plan large scale operations, which we believe will allow us to spread out fixed costs over a large number of units to be sold into the marketplace. We believe that this will yield a lower cost per unit compared to what will likely be obtained from small competitors. Within the market, there are also several very large and well-financed cannabis cultivators, which operate on a large-scale basis. While it could be difficult for our Company to compete with these larger operators on strictly the basis of scale, the cannabis business also values quality. We plan to use our strong knowledge of cannabis cultivation to concentrate on unique cannabis strains.

Employees

As of the date of this Offering Circular, we have one full-time employee, William Chung, and no part time employees. Our acting Chief Financial Officer, Danny Q. Wong, serves as a consultant to the Company. Additionally, we make use of several other consultants to help us operate various aspects of our business operations.

Intellectual Property

The Company neither owns intellectual property or licenses any intellectual property at this time.

Governmental Regulation

Federal Regulations Applicable to the Company

As of the date of this Offering Circular, thirty-five (35) states  and the District of Columbia currently have laws broadly legalizing cannabis in some form for either medicinal or recreational use governed by state specific laws and regulations. Although legalized in some states, cannabis is a “Schedule 1” drug under the Controlled Substances Act (21 U.S.C. § 811) (“CSA”) and is illegal under federal law. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks accepted safety for use under medical supervision. Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in California, provided compliance with applicable state and local laws, rules, and regulations, marijuana remains illegal under federal law. We believe we operate our business in compliance with applicable California laws and regulations. Any changes in federal, state or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability, and could subject our properties to civil forfeiture.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. On August 29, 2013, the DOJ set out its prosecutorial priorities in light of various states legalizing cannabis for medicinal and/or recreational use. The “Cole Memorandum” provided that when states have implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of cannabis, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of cannabis outside of the regulated system and to other states, prohibiting access to cannabis by minors, and replacing an illicit cannabis trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, the Cole Memorandum provided that enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing cannabis-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms. On January 4, 2018, then Attorney General Jeff Sessions issued a memorandum for all United States Attorneys concerning cannabis enforcement under the CSA. Mr. Sessions rescinded all previous prosecutorial guidance issued by the DOJ regarding cannabis, including the August 29, 2013 “Cole Memorandum”. In rescinding the Cole Memorandum, Mr. Sessions stated that U.S. Attorneys must decide whether or not to pursue prosecution of cannabis activity based upon factors including: the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Mr. Sessions reiterated that the cultivation, distribution and possession of marijuana continues to be a crime under the U.S. Controlled Substances Act.

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On March 23, 2018, then President Donald J. Trump signed into law a $1.3 trillion-dollar spending bill that included an amendment known as “Rohrabacher-Blumenauer,” which prohibits the DOJ from using federal funds to prevent certain states “from implementing their own State laws that authorize the use, distribution, possession or cultivation of medical cannabis.” On December 20, 2018, then President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, was classified as a Schedule 1 controlled substance, and was illegal under the federal CSA. With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under the CSA and would not be legally protected under the Farm Bill and would be treated as an illegal Schedule 1 drug. Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems. The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses. One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives. We are monitoring the current administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. The DOJ has not signaled any change in its enforcement efforts. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan.

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State Regulations Applicable to the Company

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (the “AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA. We have not yet obtained the necessary permits and licenses to expand our existing business to distribute marijuana in compliance with the laws in the State of California, however we operate under an issued license under the MSA. Despite the changes in state laws, marijuana remains illegal under federal law.

Beginning July 1, 2018, cannabis goods must meet all statutory and regulatory requirements. A licensee can only sell cannabis goods that have been tested by a licensed testing laboratory and have passed all statutory and regulatory testing requirements. In order to be sold, cannabis goods harvested or manufactured prior to January 1, 2018, must be tested by a licensed testing laboratory and must comply with all testing requirements in section 5715 of the Bureau of Cannabis Control (“BCC”) regulations. Cannabis goods that do not meet all statutory and regulatory requirements must be destroyed in accordance with the rules pertaining to destruction. Adherence to these regulations may affect the revenues and profits of our operations and our ability to recognize profits. We are fully compliant with all local and state laws pertaining the AUMA as are our client companies for which we provide management service relating to cannabis.

Legal Proceedings

On March 6, 2018, Gianfranco “John” Bentivoglio (“Bentivoglio”) filed a lawsuit against the Company and EFIL as defendants in the United States District Court for the Southern District of New York, Civil Case No. 1:18-cv02040-PKC, alleging inter alia that EFIL is the alter ego of the Company (that the Company had no assets to pay any of its obligations to Bentivoglio because the assets were transferred out to EFIL) and that (1) the Company fraudulently filed information returns (1099-Misc) with the Internal Revenue Service overstating Bentivoglio’ income; (2) the Company breached its consulting agreement with Bentivoglio and is obligated to Bentivoglio under the agreement in the basic sum of not less than $437,499.98 and an additional sum of not less than $42,000, plus interest and attorneys’ fees; and (3) for unjust enrichment, i.e. that the Company and EFIL have been unjustly enriched at the expense of Bentivoglio and the Company and EFIL’s should make restitution of the assets and moneys so as to be able to pay the alleged obligation. EFIL had requested the court to dismiss one or more of the three counts. The court had issued various scheduling orders on April 17, 2019 to include having the defendants file their motion to dismiss and for the Company to answer only count 2. On February 15, 2019, Bentivoglio filed a Second Amended Complaint against the Company and EFIL. The Company and EFIL have denied the allegations and have asserted defenses to the Second Amended Complaint. On November 27, 2019, the Court granted the Company and EFIL’s motion to dismiss count 1 and 3. Only the alleged breach of the consulting agreement is pending. Fact discovery on count 2 was extended to February 28, 2020. The Court had scheduled a Court Conference on March 18, 2020 pursuant to an Order of December 11, 2019. The Court Conference for March 18, 2020 had been rescheduled for April 18, 2020. On April 1, 2020 and again on June 10, 2020 predicated upon the COVID-19 pandemic, conferences with the Court were to be held by teleconferencing. On June 19, 2020, the Court held a Case Management Conference. Various motions were discussed, and the Court ordered that Bentivoglio motion was to be filed by August 28, 2020, that defendants responses would be due on October 9, 2020, and Bentivoglio reply would be due on October 23, 2020. EFIL had filed a Chapter 7 Bankruptcy in United States District Court for the Southern District of New York and listed this litigation and other obligations. On August 8, 2020, Bentivoglio filed a Motion for Summary Judgement against the Company and on February 24, 2021, the Court ruled on the Motion in favor of Bentivoglio and against the Company in the amount of $468,083,47, with prejudgment interest of $88,893,96, for a total of $556,977.43. The Company filed the Notice of Appeal on or about March 22, 2021. The parties entered into a Settlement Agreement and Mutual General Release, effective October 28, 2021. Pursuant to the Settlement Agreement, the Company and Bentivoglio executed a full mutual release in exchange for $55,000 in cash and $55,000 in restricted Company common stock as payment to Bentivoglio. Additionally, the Company assigned indemnity and all claims the Company might have had against Frank Sgro, Gino Alberelli, and Gary Blom (and any related entities).  The indemnity obligation was assigned to and assumed by Bentivoglio pursuant to the October 28, 2021 Settlement Agreement and Mutual General Release.

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On March 11, 2021, the Company and EROP entered into a Settlement Agreement (the “Settlement Agreement”) which was approved by the Circuit Court of the Tenth Judicial Circuit in and for Pol County Florida Civil Division under Case No. 21-CA-00888 (the “Court”) on May 10, 2021. At the time of entry into the Settlement Agreement, there were bona fide outstanding liabilities of the Company which were owed to EROP in the amount of $3,869,000 (the “Claims”). The Claims consisted of (i) the $3,500,000 Purchase Price under the Purchase Agreement with NCH, (ii) $150,000 owed by the Company to Daybreak Communications LLC for services provided to the Company and (iii) $219,000 owed by the Company to World Equity Group, Inc. for services provided to the Company. Pursuant to the Settlement Agreement, in full settlement of the Claims, the Company agreed to issue and deliver to EROP shares of its common stock, in one or more transactions to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. Pursuant to the Settlement Agreement, at no time may EROP beneficially own more than 9.99% of the Company’s issued and outstanding common stock. Pursuant to the Settlement Agreement, as approved by the Court, the Company is required to issue shares of its common stock to EROP, to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. Additionally, pursuant to the Settlement Agreement, once as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement, the parties to the Settlement Agreement agreed to release each other part and their affiliates from any claims, damages, cause of action, suits and costs, or whatever nature, character or description which the parties may have at the time of entry into the Settlement Agreement or in the future with respect to the Claims. Pursuant to the Settlement Agreement, the Company agreed to indemnify EROP and its affiliates with respect to all obligations of the Company arising out of the Settlement Agreement. The Company issued 1,700,000 shares of its common stock to EROP on May 6, 2021. The issuance was made in reliance upon Section 3(a)10 of the Securities Act of 1933, which by the court order on May 4, 2021, were issued as escrow shares. As of May 31, 2022, the gross sales of the Company’s stock by EROP amounted to $26,573 and, accordingly, the Settlement payable was reduced to $6,421,760 as of May 31, 2022.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Other than the foregoing, we are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may, however, become involved in material legal proceedings in the future.

DESCRIPTION OF PROPERTY

Our business is located at 626 Wilshire Blvd, Suite 410, Los Angeles, CA 90017. The Company rents this virtual office space for $500 per month on a month-to-month basis.

The Company owns a 1.7 million square foot Northern California property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457, which is purchased on January 20, 2021.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this Offering Circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Offering Circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

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Overview

ECGI Holdings Inc. was incorporated on October 25, 2005 in the state of Nevada under the name Sunrise Mining Corporation. On March 27, 2009, we changed our name to Sunrise Holdings Limited. On November 7, 2014 we change our name to Event Cardio Group, Inc. On August 15, 2019 we changed our name to our current name, ECGI Holdings Inc.

The Company is currently engaged in the legal recreational and medical cannabis business in California where we seek to engage in cultivating, processing and distributing cannabis including both hemp and marijuana. We are also an acquisition-oriented corporation which targets California distressed cannabis assets and licenses, properties zoned for cannabis cultivation and process, and cannabis companies operating in market sectors with national expansion possibilities.

Going Concern Matters

The financial statements included elsewhere in this filing, including the consolidated financial statements for the fiscal year ended August 31, 2020, fiscal year ended August 31, 2021, and the nine months ended May 31, 2022, have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of May 31, 2022, the Company had assets totaling $4,637,134, liabilities totaling $8,348,331 and a working capital deficit of $7,389,535. The Company does not have a history of generating revenue and has an accumulated deficit of $10,879,219 as of May 31, 2022. The Company is currently in default on convertible notes that matured on March 24, 2022 and May 18, 2022.

The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There can be no assurance that the Company can continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Results of Operations

For the years ended August 31, 2021 and 2020

For the year ended August 31, 2021, total operating expense amounted to $552,702 as compared to $27,385 for the year ended August 31, 2020. An increase of $525,317. Our operating expense primarily consisted of amortization of debt discount, and some other business expenses. For the year ended August 31, 2021, total other expense (income) amounted to $3,014,065 as compared to ($22,449) for the year ended August 31, 2020. Our other business expenses primarily consist of interest expense, stock compensation, investment loss and debt extinguishment loss.

During the year ended August 31, 2021, and 2020, we had a net loss of $3,566,767 and $49,834, respectively.

For the nine months ended May 31, 2022 and 2021

For the nine months ended May 31, 2022, total operating expense amounted to $824,663 as compared to $595,827 for the nine months ended May 31, 2021. Our operating expense primarily consist of amortization of debt discount, legal fees, and accounting fees.

For the nine months ended May 31, 2022, total other expense (income) amounted to $(61,115) as compared to $(76,059) for the nine months ended May 31, 2022. Our other expense primarily consists of interest expense, investment loss and convertible note fair value adjustment.

During the nine months ended May 31, 2022 and 2021, we had a net loss of $882,742 and $3,456,877, respectively.

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Liquidity and Capital Resources

At May 31, 2022, the Company’s cash balance was $131,849. At August 31, 2021 and August 30, 2020, the Company’s cash balance was $4,189 and $1,116, respectively.

The Company maintains cash balances at financial institutions insured up to $250,000 by the Federal Deposit Insurance Corporation.

2015 Convertible Promissory Note Currently in Default

On April 27, 2015 (the “Original Issue Date”), the Company issued an eight percent (8%) convertible promissory note payable (the “8% Convertible Note”) in the original principal amount of $500,000 to MEDPAC ASIA PACIFIC PTY. LTD. (the “Holder(s)”). Per the terms of the 8% Convertible Note, the “Maturity Date” was January 31, 2018, the annual rate of interest was eight percent (8%), and the principal and accrued interest could be converted, at the sole discretion of the Holders, into shares of the Company’s Common Stock at a per share conversion price of $3.00 (adjusted for the 1 for 20 reverse stock split). Interest on the note is calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and accrues daily on the outstanding principal balance commencing on the Original Issue Date until payment in full of the principal sum. Accrued interest is payable annually on January 31 of each year beginning January 1, 2016, on each conversion date (as to that principal amount then being converted), on each optional redemption date (as to that principal amount then being converted), and on the Maturity Date. As of January 31, 2018, August 31, 2020, August 31, 2021 and May 31, 2022, the 8% Convertible Note was in default as the outstanding principal and related accrued and unpaid interest were due and payable to the Holder as of such date, which represented the Maturity Date. The Company has not received a notice of default from the Holder as of the date hereof.

The Company recorded $18,000 of accrued and unpaid interest expense in relation to the 8% Convertible Note during each of the fiscal years ended August 31, 2021 and August 31, 2020. The Company recorded $4,500 of accrued and unpaid interest expense in relation to the 8% Convertible Note during each of the three-month periods ended February 2, 2022 and 2021. The Company recorded $13,500 of accrued and unpaid interest expense in relation to the 8% Convertible Note during each of the nine-month periods ended May 31, 2022 and 2021. As of May 31, 2022 and August 31, 2021, the outstanding principal and accrued interest are $313,459 and $299,959, respectively.

The following is a summary of both the outstanding principal and accrued and unpaid interest related to this 8% Convertible Note as of May 31, 2022, August 31, 2021, and August 31, 2020 respectively:

	As of May 31, 2022	As of August 31, 2021	As of August 31, 2020
Outstanding principal	$225,000	$225,000	$225,000
Accrued interest	$88,459	$74,959	$56,959
Total principal and accrued interest	$313,459	$299,959	$281,959

As of May 31, 2022, the 8% Convertible Note had principal and accrued interest outstanding of $313,459. The 8% Convertible Note was in default as of May 31, 2022.

The following table details the total number of shares of the Company’s common stock that would be issued and outstanding if (i) all convertible debt and related accrued and unpaid interest and (ii) warrants related to the 8% Convertible Note’s volume weighted average price (VWAP) stipulation were converted into shares of the Company’s common stock as of May 31, 2022:

As of May 31, 2022
Shares issued and outstanding as of May 31, 2022	21,051,574
Shares issuable upon conversion of 8% Convertible Note principal and accrued interest	104,486
Shares issuable upon conversion of 10% convertible note principal and accrued interest	5,500,193
Shares issuable related to 8% convertible note’s volume weighted average price (VWAP) stipulation	172,261
Total number of potentially issuable shares of common stock	26,828,514
Total number of shares of common stock authorized	310,000,000
Total number of shares of common stock available for issuance at May 31, 2022	283,171,486

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Revolving Promissory Note

On May 20, 2019, the Company issued a Revolving Promissory Note (the “Revolving Promissory Note”) to Silicon Beach LLC, an entity owned and controlled by Adam D. Sexton, the Company’s former Chief Executive Officer and director. Pursuant to the terms of the Revolving Promissory Note, the maximum revolving credit commitment (the “Revolving Credit Commitment”) is thirty-five thousand dollars ($35,000) and accrues interest at the rate of five percent (5%) per annum. During the term of the Revolving Promissory Note (the “Revolving Credit Commitment Period”), the Company may use the Revolving Credit Commitment by borrowing, prepaying any advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions set forth in the Revolving Promissory Note. Interest on the Revolving Promissory Note shall accrue from the date of any advance(s) on any principal amount withdrawn, and on accrued and unpaid interest thereon. The Revolving Credit Commitment Period on the Revolving Promissory Note commenced on May 20, 2019 and expired on May 19, 2020 (the “Expiration Date”). All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, was due and payable on and as of the Expiration Date.

On April 1, 2020, the Company and Silicon Beach LLC entered into an Obligation Extension Agreement, whereby the maturity date of the Revolving Promissory Note was extended from May 19, 2020 to September 1, 2021. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note.

On February 15, 2022, the Company and Silicon Beach LLC entered into a second Obligation Extension Agreement, whereby the maturity date for the Revolving Promissory Note was further extended from September 1, 2021 to September 1, 2022. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note.

The following summarizes the Company’s principal borrowings in relation to the Revolving Promissory Note as of May 31, 2022:

Date Principal Borrowed	Amount of Principal
May 20, 20219	$10,000
June 19, 2019	5,000
November 15, 2019	1,000
January 8, 2020	1,000
February 10, 2020	1,000
April 23, 2020	1,500
August 7, 2020	500
Total Principal Borrowed	$20,000

The Company recorded $521 and $521 of interest expense related to the Revolving Promissory Note during the nine-month period ended May 31, 2022 and 2021 respectively.

The following summarizes the Revolving Promissory Note as of May 31, 2022, August 31, 2021 and August 31, 2020:

	As of May 31, 2022	As of August 31, 2021	As of August 31, 2020
Outstanding principal	$20,000	$20,000	$20,000
Accrued and unpaid interest	$2,946	$2,160	$1,109
Total principal and accrued and unpaid interest	$22,946	$22,160	$21,109

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2021 Convertible Notes

March 25, 2021 Note Currently in Default

On March 25, 2021, the Company issued a Convertible Promissory Note in the amount of $28,600, which was purchased from the Company in exchange for $20,020 and had a $8,600 original issue discount. The Convertible Promissory Note carries 10% interest and matured on March 25, 2022. The Convertible Promissory Note is currently in default. The Convertible Promissory Note is convertible into shares of the Company’s common stock at the option of the holder upon the qualification of the SEC of this Offering Circular and will remain convertible until the maturity date of the Convertible Promissory Note (the “Conversion Period”). During the Conversion Period, the holder may convert the Convertible Promissory Note at a conversion price equal to 60% of the price per shares offered in this Offering. Further, upon the occurrence of any event of default under the Convertible Promissory Note, the remaining amount owed on the Convertible Promissory Note at the time of default shall convert automatically into shares of the Company’s common stock at a conversion price equal to a 60% discount of the volume weighted average closing price of the Common Stock for a 20-day trading period. As of May 31, 2022, the outstanding balance of the loan was $31,983 which including $3,383 of interest accrual. As of May 31, 2022, the total debt discount has been amortized. As of May 31, 2022, the loan has been in default.

May 19, 2021 Note

On May 19, 2021, the Company issued a Convertible Promissory Note in the amount of $428,572, which was purchased from the Company in exchange for $300,000 and had a $128,572 original issue discount. The Convertible Promissory Note carries 10% interest and matured on May 19, 2022. The Convertible Promissory Note is currently in default. The Convertible Promissory Note is convertible into shares of the Company’s common stock at the option of the holder upon the qualification of the SEC of this Offering Circular and will remain convertible until the maturity date of the Convertible Promissory Note (the “Conversion Period”). During the Conversion Period, the holder may convert the Convertible Promissory Note at a conversion price equal to 60% of the price per shares offered in this Offering. Further, upon the occurrence of any event of default under the Convertible Promissory Note, the remaining amount owed on the Convertible Promissory Note at the time of default shall convert automatically into shares of the Company’s common stock at a conversion price equal to a 60% discount of the volume weighted average closing price of the Common Stock for a 20-day trading period. As of May 31, 2022, the outstanding balance of the loan is $472,812 which including $44,240 of interest accrual. As of May 31, 2022, the total debt discount has been amortized.

October 28, 2021 Note

On October 28, 2021, the Company issued a ten percent (10%) convertible note payable (the “10% Convertible Note”) in the original principal amount of $102,960 and original issue discount of $30,960. Per the terms of the 10% Convertible Note, the maturity date is October 28, 2022 the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders, into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Security Act of 1933. The original $30,960 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $102,960. As of May 31, 2022, the outstanding balance of the loan is $109,049 which including $10,379 of interest accrual. As of May 31, 2022, $60,648 out of $102,960 total debt discount has been amortized.

A copy of this Convertible Promissory Note is filed as Exhibit 6.12 hereto.

2022 Convertible Note

On May 10, 2022, the Company issued a ten percent (10%) convertible note payable (the “2022 10% Convertible Note”) in the original principal amount of $210,000 and original issue discount of $60,000. Per the terms of the 2022 10% Convertible Note, the maturity date is May 10, 2023, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders, into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Security Act of 1933. The original $60,000 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $210,000. As of May 31, 2022, the outstanding balance of the loan is $211,185 which including $1,185 of interest accrual. As of May 31, 2022, $12,082 out of $210,000 total debt discount has been amortized.

A copy of this Convertible Promissory Note is filed as Exhibit 6.13 hereto.

Purchase Agreement with Northern California Holdings, Inc.

On January 20, 2021, the Company entered into, and closed on a purchase agreement, as amended (the “Purchase Agreement”) with Northern California Holdings Inc., a Wyoming corporation (“NCH”) and its subsidiaries (referred to herein together as the “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchase a 1,742,400 square foot Northern California real property zoned for cannabis cultivation, processing and manufacturing located at 8159 Highway 29 Lower Lake, CA 95457 together with a 2,175 sq. ft. house on such property (the “Property”), partially owned by NCH’s wholly owned subsidiary, Mount Fire 29 Corporation, a California corporation, via a minority stake in LMK Capital, LLC. Pursuant to the Purchase Agreement, in order  to effectuate the acquisition of the Property, the Company acquired 100% of the ownership interests in Mount Fire 29 Corporation, a California corporation (“Mount Fire”).

A copy of the Purchase Agreement is attached as Exhibit 6.1 to this filing.

The Property is located within the inclusion zone suitable for cannabis cultivation.

Included in the assets acquired, were the pending applications for the following licenses:

(1) Medium Mix-Light Tier 1

(2) Small Mix-Light Tier 1

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The Company expects the zoning of the site to support numerous cannabis business operations when the pending licenses are issued. The Company also plans to initially utilize the Property to cultivate premium cannabis strains, under permitted and legal use, while developing facilities onsite and a business model for regulated cannabis processing and manufacturing. Under California state law where the Company operates, it is legal in the state to manufacture, distribute, dispense, or possess with intent to manufacture, distribute, or dispense marijuana if properly licensed by the state of California.

Pursuant to the Purchase Agreement, the Company acquired the Property and all issued and outstanding shares of Mount Fire, which holds title to the Property and the pending licenses, additionally the Company assumed the following debt which was already on the Property prior to the closing of the Purchase Agreement:

(1)a promissory note secured by a deed of trust on the Property in the amount of $804,000, which matures on October 1, 2022 and has an interest rate of 8.5% and is payable in 24 installments of $5,695 each, beginning on November 1, 2020. The balance as of May 31, 2022 was $804,000. LMK Capital LLC paid the first four installments of $22,780 on behalf of the Company as of August 31, 2021. As of May 31, 2022, the amount paid by LMK Capital LLC has been fully reimbursed by the Company.

(2)a promissory note secured by a deed of trust on the Property in the amount of $175,000, which carries interest at 7% and matured on December 1, 2020. LMK Capital LLC paid $50,000 on behalf of the Company so the $175,000 was reduced to $125,000. On May 27, 2021, the Company made an additional payment and paid off the remaining balance.

As consideration for the acquisition, the Company agreed to pay the Seller $3,500,000 in cash, with $250,000 to be paid within 10 days of entry into the Purchase Agreement, $350,000 to be paid within 20 days of entry into the Purchase Agreement and $2,900,000 to be paid within 90 days from entry into the Purchase Agreement (the “Purchase Price”).

The shareholder(s) of the Seller, agreed that the Purchase Price would be paid in the form of a subordinated note secured by the Property in the sum of $3,500,000 payable over twenty (24) months with an annual interest rate of 8%. Principal and interest were due and payable on January 26, 2021. The Seller agreed to defer payment of the cash amount, however this amount was immediately due and payable on demand by the Seller. The Company was in default on the Purchase Price, and the Purchase Price was then purchased from the Seller on March 11, 2021 by EROP Enterprises, LLC (“EROP”) pursuant to a Claim Purchase Agreement dated March 11, 2021, and amended March 15, 2021.

On March 11, 2021, the Company and EROP entered into a Settlement Agreement (the “Settlement Agreement”) which was approved by the Circuit Court of the Tenth Judicial Circuit in and for Pol County Florida Civil Division under Case No. 21-CA-00888 (the “Court”) on May 10, 2021.

Pursuant to the Settlement Agreement, as approved by the Court, the Company was required to issue shares of its common stock to EROP, to be issued pursuant to Section 3(a)(10) of the Securities Act, until such time as EROP receives $6,448,333 in total gross sales from the sale of the Company’s shares issued to EROP under the Settlement Agreement. The Company issued 1,700,000 shares of its common stock to EROP on May 6, 2021. The issuance was made in reliance upon Section 3(a)10 of the Securities Act of 1933, which by the court order on May 4, 2021, were issued as escrow shares. As of May 31, 2022, the gross sales of the Company’s stock by EROP amounted to $26,573 and, accordingly, the Settlement payable was reduced to $6,421,760 as of May 31, 2022.

Plan of Operations

The Company plans to engage in the following business activities:

●	Completing the construction of the canopy for cannabis cultivation at our Lake County Property in Lake County, California.
●	Expand our portfolio of services as managers of cannabis delivery operations, via Nug Avenue, into multiple cities in Southern California. These plans are in the early stages and specific operational areas have not been selected.

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We anticipate requiring a total of $10,000,000 in order to operate our business for the next 12 months. We have relied and will continue to rely on debt and equity financing, and we will also rely on funds to be raised in this Offering to fund our operating expenses during the following twelve months. Should we be unable to raise the full amount outlined in this Offering, we plan to limit our expansion plans, as outlined herein.

We intend that the funds raised from this Offering will be utilized as follows, assuming $10,000,000     is raised in this Offering and aggregate offering expenses are $50,000:

$3,500,000 – Building out of cannabis cultivation and processing facilities at the Lake County cultivation site, as described below.

$1,000,000 – Marketing, branding and advertising related services of our cannabis delivery service management, as described below.

$1,500,000 – Expansion of cannabis distribution service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California, as described below. We also anticipate to acquire a licensed distribution channel in order to provide the Company’s proprietary product from our manufacturing operations to consumers.

$2,000,000 – We anticipate acquiring extraction machines, analyzers and related equipment in order to produce our own proprietary product from our manufacturing operation.

$500,000 – Working Capital reserve to be utilized to finance day-to-day operations including the estimated cost of this Offering of $50  ,000.

$1,500,000 –  Acquisition of NFT intellectual property with the rights to license commercial rights along with research and development of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

We aim to reach the following milestones during the twelve-month period following the conclusion of this Offering:

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to the development of our Lake County, California operation:

We have worked with a planning consultant to develop and submit plans for the construction of the cultivation greenhouses, submit the application forms for the cannabis cultivation license, and any supplementary requirements in order to complete the application process for our property in Lake County California. On July 13, 2021, we submitted an application to the County of Lake Community Development Department Planning Division for a Commercial Cannabis Cultivation Major Use permit for the property in Lake County California for two A-Type 3B “Mixed-Light” Licenses and one type 13 self transport distribution. Other cannabis cultivation operations in Lake County have seen that for every 20 acres of land, an applicant can qualify to construct 22,000 sq ft of Mix-Light (a mix of natural and artificial light) canopy. Additionally, an applicant can apply for 1 Medium Mix-Light (22,000 sq. ft.) canopy and an unlimited amount of Small Mix-Light (10,000 sq. ft.) canopy. We plan to apply for one Medium Mix-Light greenhouse and two Small Mix-Light greenhouses.

We plan to begin construction of the cultivation greenhouses totaling 42,000 sq.ft. 6-8 months after receiving the necessary licenses and building permits. The Company has applied for a cultivation license and the building permits, but none have been issued as of the date hereof. On October 26, 2021, Mount Fire 29 Corporation, a wholly owned subsidiary of the Company, received a letter from Lake County stating that our application for the cultivation license was incomplete.  We can provide no assurance that the licenses and permits will be issued.

On October 14, 2021, Mount Fire 29, a California corporation  (“Mount Fire”), obtained a conditional Use Permit (UP) number from the Community Development Department of the County of Lake, California, which the Company believes is an important step towards the conditional Use Permit (UP) for commercial cannabis cultivation at its Property.

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The issuance of the Conditional Use Permit (UP) number by the County of Lake allows the Company to proceed with the state cannabis cultivation license application, and potentially obtain certain applicable permits, such as from the Department of Cannabis Control, Department of Food and Agriculture, Department of Pesticide Regulation, Department of Fish and Wildlife, The State Water Resources Control Board, Board of Forestry and Fire Protection, Central Valley or North Coast Regional Water Quality Control Board, Department of Public Health, and Department of Consumer Affairs, as may be required. The Company believes that obtaining the conditional Use Permit (UP) number by the County of Lake could lead towards full approval to cultivate cannabis on the Lake County property.

We plan to begin construction of the cultivation greenhouses totaling 42,000 sq.ft. 6-8 months after receiving the necessary licenses and building permits. The Company has applied for a cultivation license and the building permits, but none have been issued as of the date hereof. On October 26, 2021, Mount Fire 29 Corporation, a wholly owned subsidiary of the Company, received a letter from Lake County stating that our application for the cultivation license was incomplete. We can provide no assurance that the licenses and permits will be issued.

●	We estimate the expenses of the foregoing activities in Lake County to be $3,500,000. These will assist with the development of the Lake County property for cannabis cultivation on a mass-scale.

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the additional following activities relating to Nug Avenue:

●	We plan that during this time period, Nug Avenue will seek to expand its cannabis delivery service offerings into other delivery areas with concentration on the fast growing California marketplace. We also plan on expanding our existing service offerings by Nug Avenue by purchasing digital advertisement space on Weedmaps for regions (referred to as pins), purchase additional vehicles per each pin, and assist our clients to hire additional delivery drivers.

●	Via our management services offering, Nug Avenue plans to acquire the top five advertising spots on Weedmaps for each city in which we provide services. Once Nug Avenue has secured a top five ad spaces for each city, we believe that Nug Avenue can expand our management services offering via the addition of three delivery vehicles and one distribution van.

●	In addition, we plan to manage the hiring of eight delivery drivers for every four vehicles in our fleet.

●	We estimate the expenses of the foregoing to be $1,050,000. At this time, these plans are in the early stages.

During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to the expansion of our management services business:

●	We plan to continue our expansion of management service within the Los Angeles metropolitan area. We project to increase our management of delivery service operations into four new cities each week. To service these cities, we estimate we will need twelve delivery vehicles and eight distribution vehicles with forty delivery drivers until we reach delivery service maximum capacity. We project that by the end of this time period to service a total of 48 cities.

●	We also anticipate acquiring acquisition targets with licensed wholesale distribution channel in order to provide the Company’s proprietary product from our manufacturing operations directly to consumers through an established distribution operating in existing stores for mass distribution

●	We are currently preparing the cultivation and manufacturing property in Lake County, California to become operational, which includes preparing the land, training staff and implementing systems and processes that will allow us to scale operations. We plan to expand cultivation and manufacturing operations after receiving the necessary licenses and permits and raising sufficient capital in this Offering. We expect that we will begin construction 6-8 months if we obtain the necessary licenses and permits.

●	We estimate the expenses of the foregoing to be $2,000,000.

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During the twelve-month period following receipt of raised funds in this Offering, we plan engage in the following activities relative to research and development:

●	For our manufacturing operation, we anticipate continually developing new cannabis products with higher cannabinoid compound potency through research and development.

●	In order to continue our research and manufacturing, we anticipate to acquire state-of-the-art extraction machines, analyzers and related equipment. We also anticipate the need for utilizing independent third-party laboratories to validate our research results and claims. Currently, we have significantly reduced cannabis research and development activities pending raising sufficient capital to fund them, and further legalization to permit interstate commerce in cannabis. Nevertheless, this research and development, once resumed, are expected to lead to the creation of new products by the Company from our manufacturing operation.

●	We estimate the expenses of the foregoing to be $2,000,000.

We also plan to use $1,000,000 for our working Capital reserve during the twelve-month period following receipt of raised funds in this Offering to be utilized to finance our day-to-day operations including the estimated cost of this Offering of $50,000.

We also plan to use $2,050,000 for acquisition of NFT(s) intellectual property with full licensed commercial rights along with research and development during the twelve-month period following receipt of raised funds in this Offering to be utilized to finance our research and manufacturing of pharmaceutical grade cannabinoids through compound identification and extraction methods to create new proprietary products.

Achievement of the foregoing will depend highly on our funds and the availability of those funds. There can be no assurance that we will be able to successfully complete the foregoing as planned, or at all.

Should we fail to raise the full $10,000,000 via this Offering, our plans, as outlined above, will be scaled back with the acquired funds being invested in the above activities based on the same percentages as outlined above. For example:

●	40% of acquired funds to be invested in building out of cannabis cultivation and processing facilities at the Lake County cultivation site.

●	9.5% of acquired funds to be invested in marketing, branding and advertising for our cannabis delivery service.

●	40% of acquired funds to be invested in expansion of cannabis delivery service management operations for the greater Los Angeles, CA metro area and expansion of cultivation and manufacturing operations in Lake County, California.

●	10.5% of acquired funds to be invested in a working capital reserve to be utilized to finance day-to-day operations.

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Covid-19 Effects

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the products we sell. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The ultimate specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Off-Balance Sheet Arrangements

On January 20, 2020, the Company was informed that the Company’s 8% Secured Demand Note had been assigned to National Cardio Group, Inc. in 2016 and that the obligation was a liability of the Company. Accordingly, this obligation is no longer deemed to be a direct obligation of the Company and is not recorded on the Company’s balance sheet. The Company believes that generally accepted accounting principles require the disclosing of this off-balance sheet liability in the notes to the financial statements.

We have no other significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in Note 2 to our financial statements for the years ended August 31, 2021 and August 31, 2020, which are included elsewhere in this filing.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name	Position	Age	Term of Office
William Chung	President, Chief Executive Officer, and Director	31	Appointed November 4, 2020
Danny Q. Wong	Acting Chief Financial Officer (Consultant)	32	Appointed November 16, 2021
Deepak Panjwani	Director	32	Appointed April 8, 2021

William Chung, President, Chief Executive Officer and Director.

Mr. Chung was appointed as the Company’s President, Chief Executive Officer and Director on November 4, 2020. As President and CEO he is responsible for running all facets of the business using his considerable skill set that he developed while in the military and the private sector. From October 2015 to October 2019, Mr. Chung served as a Non-commission Sergeant in the United States Marine Corps where he was the chief of operations and logistics. Mr. Chung was in charge of multiple leadership roles in the United States Marine Corps and was awarded multiple times for his exceptional performances beyond the scope of his rank and duties. Mr. Chung personally oversaw both domestic and international missions and training exercises that further improved the Marine Corps operational readiness and efficiency. From September 2018 to the present Mr. Chung serves as an operations manager at Lightspeed Mortgage, a large mortgage firm, where he engages in mortgage lending and was the head of processing, and deals with financial reports and statements in that management role. From June 2013 to September 2015, Mr. Chung worked as a loan processor at Gotmortgage.com.

Danny Q. Wong, acting Chief Financial Officer  (Consultant)

Mr. Wong, who serves as a consultant to the Company, was appointed as the Company’s acting Chief Financial Officer on November 16, 2021. From August 2012 to August 2014, Mr. Wong was an internal auditor at KPMG where he engaged in audit related services. From September 2019 to October 2021, Mr. Wong was a compliance lead in finance at Salesforce where he worked on compliance and finance strategy. From June 2017 to September 2019, Mr. Wong has served as the Chief Financial officer of Cannabis Strategic Ventures. Mr. Wong received his Bachelor’s Degree in Business Economics from the University of California, Irvine in 2012. Mr. Wong is a compliance and finance professional. Over the last 4 years he has served as a contract CFO and COO, and oversaw the sales operations for more than 50 acres of indoor, greenhouse, and outdoor cultivation across multiple companies. Mr. Wong specializes in optimization of operations for efficiency, scalability, and monetization.

Deepak Panjwani, Director.

Mr. Panjwani was appointed as a director of the Company on April 8, 2021. From April 2019 to December 2020, Mr. Panjwani was the Director of Operations and Inventory at P&S Ventures LLC, where he was responsible for the entire cash management process and where he created and maintained an ongoing ledger of all incoming and outgoing cash while working intimately with accounting to ensure accuracy. From September 2018 to April 2019, Mr. Panjwani was a General Manager at Karma Nation where he Assisted the COO and Director of Cultivation in the day to day responsibilities involved in operating a 100,00 square foot greenhouse facility with 80,000 square feet dedicated to cannabis cultivation, among other duties such as developing and implementing inventory operation procedures from seed to sale. From May 2013 to September 2018, Mr. Panjwani was a Senior Compliance and Messaging Analyst at Bloomberg LP. Mr. Panjwani received his Bachelors of Science from Rutgers University in Finance in 2012. Mr. Panjwani has extensive cannabis industry experience and we believe that he will be instrumental in guiding the Company as it expands its business opportunities in the California cannabis markets. Mr. Panjwani also currently serves on the board of directors for Green America, a national 501(c)(3) nonprofit organization whose mission is to harness economic power — the strength of consumers, investors, businesses and the marketplace — to create a socially just and environmentally sustainable society.

Family Relationships

None.

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Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full Board of Directors performs the functions of these committees. We do not believe it is necessary for our Board of Directors to appoint such committees because the volume of matters that come before our Board of Directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We have no independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that we will adopt a code of ethics in the near future.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2021 Summary Compensation Table

Name	Capacities in which Compensation was Received	Cash Compensation(1)	Other Compensation	Total Compensation

William Chung(1)	Chief Executive Officer	2020: $0 2021: $0	2020: $0 2021: $0	2020: $0 2021: $0

Adam Sexton(2)	Chief Executive Officer	2020: $0 2021: $0	2020: $0 2021: $0	2020: $0 2021: $0

(1)William Chung was appointed to his positions with the Company as its President, Chief Executive Officer and Director on November 4, 2020.

(2) On October 16, 2020, Adam Sexton resigned from his position as an Officer and Director of the Company.

Employment Agreements

The Company does not have currently have any employment agreements in place.

Compensatory Plans

As of the date hereof, we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of a termination of employment or a change in our control, other than as described herein.

Outstanding Equity Awards

None of our executive officers and directors had any outstanding equity awards as of the date hereof, other than as described herein.

Compensation Plans

We have not adopted any compensation plan to provide for future compensation of any of our directors or executive officers other than the compensation due to Deepak Panjwani pursuant the Director Agreement discussed below.

Director Compensation

During the years ended August 31, 2021 and August 31, 2020, the Company did not compensate any of its directors in such capacity, other than pursuant to the Director Agreement as set forth below.

Director Agreement

The Company entered into a Director Agreement (the “Director Agreement”) with Deepak Panjwani on April 8, 2021. Pursuant to the Director Agreement, Mr. Panjwani agreed to act as a director and the Company agreed to compensate Mr. Panjwani for his services as a Director with 13,000 shares of the Company’s common stock, which were issued on May 13, 2021 and which vest every quarter during the term of the Director Agreement in 3,250 share increments. Additionally, the Company agreed to reimburse Mr. Panjwani for any travel and other reasonable expenses related to Mr. Panjwani’s services as a director. The Term of the Director Agreement is for a period of one year from April 8, 2021, unless terminated by either party at an earlier date. The Director Agreement can be terminated by either party at any time by giving notice to the other party. Pursuant to the Director Agreement, each the Company and Mr. Panjwani agreed to indemnify the other party for any action, claim or proceeding resulting from the other parties’ gross negligence or intentional breach of the Director Agreement. A copy of the Director Agreement is filed as Exhibit 6.5 hereto.

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Executive Compensation Philosophy

Our Board determines the compensation given to our executive officers in their sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board reserves the right to grant performance base stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue and profits we are able to generate each month, both of which are a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of August 2, 2022 and as adjusted to reflect the sale of shares of our Common Stock offered by this Offering Circular, by:

●	Each of our executive officers and directors;
●	All of our executive officers and directors as a group; and
●	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock as well as any shares of Common Stock that a holder may acquire within 60 days of the date hereof. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 21,255,278 shares of Common Stock issued outstanding as of August 2, 2022. Unless otherwise noted below, the address of each person listed on the table is c/o ECGI Holdings Inc. at 626 Wilshire Blvd, Suite 410, Los Angeles, CA 90017.

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	Common Stock Shares Beneficially Owned Prior to Offering		Common Stock Shares Beneficially Owned After the Offering
Name and Position of Beneficial Owner	Number	Percent	Number(1)		Percent(1)(2)

Officers/Directors

William Chung President, Chief Executive Officer and Director	10,000,000	47.05%	10,000,000	(3)	16.325%

Danny Q. Wong(4) Acting Chief Financial Officer	1,826,393	8.59%	1,826,393	(3)	2.98%

Deepak Panjwani Director	13,000	* %	13,000		* %

Officers and Directors as a group (3 person)	11,839,393	55.70%	11,839,393		19.33%

10% Shareholders

John Bentivoglio(5)(6)	3,438,229	16.18%	3,438,229		5.61%

* Less than 1%.

(1)	Assumes that no officers or directors purchase shares in this offering.
(2)	Assumes the sale of 40,000,000 shares by the Company in this Offering.
(3)	Assumes no shares offered for resale hereunder by William Chung and Danny Q. Wong are sold in this Offering.
(4)	Danny Q. Wong is a consultant to the Company who serves as the Company’s acting Chief Financial Officer.
(5)

Includes shares beneficially owned by a family trust of which John Bentivoglio is the beneficial owner as a co-trustee and as a result could be deemed to have shared voting and dispositive power and be the beneficial owner of the shares owned by the family trust.

(6)	Includes shares beneficially owned the listed trust are held of record by John Bentivoglio, Nick Bozza or Frank Sgro, as a nominee for the trust of which Mr. Bentivoglio is a trustee.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related Party Transactions

On May 20, 2019, the Company issued a Revolving Promissory Note (the “Revolving Promissory Note”) to Silicon Beach LLC, an entity owned and controlled by Adam D. Sexton, the Company’s former Chief Executive Officer and director. Pursuant to the terms of the Revolving Promissory Note, the maximum revolving credit commitment (the “Revolving Credit Commitment”) is thirty-five thousand dollars ($35,000) and accrues interest at the rate of five percent (5%) per annum. During the term of the Revolving Promissory Note (the “Revolving Credit Commitment Period”), the Company may use the Revolving Credit Commitment by borrowing, prepaying any advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions set forth in the Revolving Promissory Note. Interest on the Revolving Promissory Note shall accrue from the date of any advance(s) on any principal amount withdrawn, and on accrued and unpaid interest thereon. The Revolving Credit Commitment Period on the Revolving Promissory Note commenced on May 20, 2019 and expired on May 19, 2020 (the “Expiration Date”). All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, was due and payable on and as of the Expiration Date.

The Company may, at its sole discretion, prepay all or any portion of the accrued and unpaid interest on the Revolving Promissory Note and any outstanding principal amount prior to the extended maturity date as discussed below. In the event of default, with default constituting (i) default by the Company in any payment on the Revolving Promissory Note after any such payment becomes due and payable, (ii) breach by the Company of any material provisions of any agreement between the Company and Silicon Beach LLC, and/or (iii) the Company filing a voluntary petition in bankruptcy or any petition or answer seeking for itself any reorganization, readjustment, arrangement, composition or similar relief that is not discharged or dismissed within sixty (60) days, the unpaid outstanding principal balance of the Revolving Promissory Note shall bear interest at the rate of fifteen percent (15%) per annum. Furthermore, in the event that the Revolving Promissory Note is placed in the hands of any attorney for collection, or any suit or proceeding is brought for the recovery or protection of the indebtedness, the Company will be obligated to pay all reasonable costs and expenses incurred by Silicon Beach LLC, including reasonable attorneys’ fees.

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On April 1, 2020, the Company and Silicon Beach LLC entered into an Obligation Extension Agreement, whereby the maturity date of the Revolving Promissory Note was extended from May 19, 2020 to September 1, 2021. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note.

On February 15, 2022, the Company and Silicon Beach LLC entered into a second Obligation Extension Agreement, whereby the maturity date for the Revolving Promissory Note was further extended from September 1, 2021 to September 1, 2022. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note.

The following summarizes the Revolving Promissory Note as of May 31, 2022, August 31, 2021 and August 31, 2020:

	As of May 31, 2022	As of August 31, 2021	As of August 31, 2020
Outstanding principal	$20,000	$20,000	$20,000
Accrued and unpaid interest	$2,946	$2,160	$1,109
Total principal and accrued and unpaid interest	$22,946	$22,160	$21,109

A Copy of the Revolving Promissory Note is filed as Exhibit 3.2 hereto. A copy of the Extension Agreement is filed as Exhibit 3.3 hereto.

As of July 18, 2018, the Company was informed and relied upon that information that all of the assets and substantially all of the liabilities of the Company were held in the name of, or were then obligations of, National Cardio Group, Inc. (“NCI”), a wholly-owned subsidiary of the Company. On July 18, 2018, the Company entered into a series of agreements wherein it assigned all of its right, title and interest of NCI to ECGinc Holding LLC in exchange for the assumption of the Company’s 8% Secured Demand Note in the original principal amount of $425,000 and the indemnification of the Company (and each officer, director and agent) from and against any loss, liability, claim, damage, or expense to which it or they may become subject as a result of the failure of ECGinc Holding LLC to pay the indebtedness related to the 8% Secured Demand Note and certain litigation. After the closing, the Company had no business operations and no assets. On August 30, 2018, the Company assigned all of its right, title and interest in the remaining assets, if any, subject to liabilities, other than the Company’s 8% Secured Demand Note in the original principal amount of $425,000 to Western Sakkara Group LLC, a Delaware Limited Liability Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transactions.

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Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, we plan that our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. We plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our directors and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

SECURITIES BEING OFFERED

General

Our Amended and Restated Articles of Incorporation, as amended, authorize the Company to issue up to 310,000,000 shares, of which 300,000,000 shares Common Stock, and 10,000,000 shares are Preferred Stock. Each share of Common Stock has a par value of $0.001. Each share of Preferred Stock has a par value of $0.001.

The Board of Directors is authorized to adopt a resolution to increase, decrease, add, remove or otherwise alter, any current or additional classes or series of the Company’s capital stock by a board resolution in the Board of Director’s sole discretion for increases or decreases of any class or series of authorized stock where applicable. Further, the Board of Directors is authorized to adopt a resolution to decrease the number of issued and outstanding shares of a class or series without correspondingly decreasing the number of authorized shares of the same class or series without the approval of the stockholders. Notwithstanding the foregoing, where any shares of any class or series would be materially and adversely affected by a chance as described in either of the two preceding sentences, shareholder approval by holders of at least a majority of such adversely affected shares must be obtained before filing an amendment with the Nevada Secretary of State.

Common Stock

We are authorized to issue up to 310,000,000 shares of our Common Stock $0.001 par value per share. As of August 2, 2022, there are 21,255,278 shares of our Common Stock issued and outstanding, which are held by approximately 166 shareholders of record; this does not include any shares held in street name. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by shareholders. Our Common Stock has no cumulative or preemptive rights or other subscription rights.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value per share. The Preferred Stock authorized by our Articles of Incorporation may be issued in one or more series. The Board of Directors of the Company is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Series A Preferred Stock

We previously had a series of preferred stock that had been designated as the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock had a par value of $0.001 per share and the holders of shares of Series A Preferred Stock were entitled to dividends declared and paid on shares of common stock in an amount per share equal to the amount they would be entitled to receive as holders of common stock if all outstanding shares of Series A Preferred Stock had been converted into Common Stock.

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On August 15, 2019, the sole holder of the Series A Preferred Stock, Silicon Beach LLC, converted all of its Series A preferred stock into 5,000,000 shares of the Company’s Common Stock. As of the date of this Offering Statement, the Company did not have any shares of Series A Preferred Stock issued and outstanding.

Options and Warrants

None.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to the Offering, there are 21,255,278 Shares issued and outstanding. Upon closing of this Offering, if it is fully subscribed, 61,051,574 Shares will be issued and outstanding.

All of the Shares sold in this Offering will be freely tradable unless purchased by our affiliates.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding Shares, which will equal approximately 610,516 Shares immediately after this offering; and

●	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our Common Stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the Common Stock, and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the offering. Any future sale of substantial amounts of the Common Stock in the open market may adversely affect the market price of the Common Stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

Transfer of our Shares may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Shares and persons who desire to purchase them in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Shares for an indefinite period of time.

We currently do not intend to and may not be able to qualify securities for resale in states which require Shares to be qualified before they can be resold by holders of Shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

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●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

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LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

INTERESTS OF COUNSEL

No counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular, or having given any opinion with respect to the validity of the securities offered herein or upon other legal matters in connection with this Offering, was employed on a contingency basis or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in the Company, or otherwise is or has been at any time connected to the Company as a promoter, Officer, Director, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at https://ecgiholdings.com/. After the completion of this Offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

1.	Reporting Requirements under Tier I of Regulation A. Following this Tier I, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: a notice under cover of the exit report on Form 1-Z.

87

ECGI HOLDINGS INC.

FINANCIAL STATEMENTS

F-1

ECGI Holdings Inc.

(fka Event Cardio Group, Inc.)

Consolidated Balance Sheets

(Unaudited)

	As of August 31, 2021	As of August 31, 2020
Assets
Current assets:
Cash	$4,189	$1,116
Prepaid expenses	3,416	1,750

Investment in Nug Ave	-	-
Total current assets	7,604	2,866
Property and equipment	4,479,000	-
Deposits	26,285	-
Total assets	$4,512,889	$2,866

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued liabilities	$23,713	23,000
Credit card payables	37,494	-
Convertible note payable and accrued interest	447,866	281,959
Settlement payable	6,433,053
Note payable and accrued interest, current portion	-	-
Due to related party	95,350	-
Derivative liability	58,016	34,539
Total current liabilities	7,095,491	339,498

Non-current liabilities:
Non-current portion of note payable and accrued interest	22,160	21,109
Long term debt	804,000	-

Total liabilities	$7,921,651	$360,607

Stockholders’ deficit:
Common stock; $0.001 par value; 300,000,000 shares authorized; 19,225,181 shares issued and outstanding	19,225	17,226
Additional paid-in capital	6,568,491	6,054,743
Accumulated deficit	(9,996,477)	(6,429,710)
Total stockholders’ deficit	(3,408,762)	(357,741)

Total liabilities and stockholders’ deficit	$4,512,889	$2,866

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

ECGI Holdings Inc.

(fka Event Cardio Group, Inc.)

Consolidated Statements of Operations

(Unaudited)

	August 31, 2021	August 31, 2020
Revenue	$-	$-

Operating expenses
General and administrative	552,702	27,385
Total operating expenses	552,702	27,385

Loss from operations	(552,702)	(27,385)

Other expense (income):
Interest expense	90,502	(18,916)
Stock based compensation	180,467	-
Investment income/loss	140,286	-
Debt extinguishment loss	2,579,333	-
Change in fair value of derivative	23,477	(3,533)
Total other expense (income), net	3,014,065	(22,449)

Loss before provision for income taxes	(3,566,767)	(49,834)

Provision for income taxes	-	-

Net loss	$(3,566,767)	$(49,834)

Net loss per share of common stock:
Basic and diluted	$(0.19)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	$18,718,119	$17,226,050

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

ECGI Holdings Inc.

(fka Event Cardio Group, Inc.)

Consolidated Statement of Stockholders’ Deficit

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at August 31, 2019	-	$-	17,226,467	17,226	6,054,743	(6,379,876)	$(307,907)

Net loss	-	-	-	-	-	(9,472)	(9,472)

Balance at August 31, 2020	-	$-	17,226,467	$17,226	$6,054,743	$(6,429,710)	$(357,741)

Shares issued for service	-	-	298,714	299	180,168	-	$180,467
Shares issued for settlement	-	-	1,700,000	1,700	13,580	-	15,280
Beneficial conversion features of convertible debt	-	-	-	-	320,000	-	320,000
Net loss	-	-	-	-	-	(3,566,767)	(3,566,767)

Balance at August 31, 2021	-	$-	19,225,181	19,225	6,568,491	(9,996,477)	$(3,408,761)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

ECGI Holdings Inc.

(fka Event Cardio Group, Inc.)

Consolidated Statements of Cash Flows

（Unaudited)

	For the Year Ended
	August 31, 2021	August 31, 2020
Cash flows from operating activities:
Net loss	$(3,566,767)	$(45,088)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative	23,477	14,146
Stock issuance for services	180,467	-
Amortization of debt discount	134,572	-
Debt settlement	369,000	-
Loss on extinguishment of debt	2,579,333	-
Accrued interest on convertible note payable	31,315	18,000
Accrued interest on note payable to related party	1,051	193

Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	(1,666)	(4,500)
(Increase) decrease in deposits	(26,285)	-
Increase (decrease) in accrued liabilities and credit card payable	38,207	4,500
Net cash used in operating activities	(237,297)	(12,749)

Cash flows from investing activities:
Investment in Nug Ave	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from related parties	95,350	-
Repayment of debt	(175,000)	-
Proceeds from convertible note issued, net of discount	320,020	-
Proceeds from note payable issued to a related party	-	15,000
Net cash provided by financing activities	240,370	15,000

Net increase (decrease) in cash	3,073	2,251
Cash, beginning of period	1,116	-
Cash, end of period	$4,189	$2,251

Supplemental disclosure
Interest paid during the period	$-	$-
Taxes paid during the period	$-	$-

Noncash financing and investing activities:
Settlement of debt	$6,448,333	$-
Acquisition of property and equipment by note payable	$4,479,000	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

ECGI Holdings Inc.

(fka Event Cardio Group Inc.)

Notes to Unaudited Consolidated Financial Statements

Note 1. Description of Business

Name Change

On August 15, 2019, the Company changed its name from Event Cardio Group Inc. to ECGI Holdings Inc.

Reverse Stock Split

On August 15, 2019, the Company effected a one for twenty (1 for 20) reverse stock split, whereby each stockholder of record received one (1) share of the Company’s common stock for every twenty (20) shares held. Immediately preceding the reverse stock split, the Company had 244,520,999 shares of its common stock issued and outstanding. Upon completion of the reverse stock split, the Company had 12,226,475 shares of its common stock issued and outstanding.

In conjunction with the reverse stock split, the Holder of the Company’s Series A preferred stock converted all of their preferred stock into 5,000,000 shares (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock. Immediately after the completion of both the reverse stock split and the conversion of all of the Company’s issued and outstanding Series A preferred stock into shares of the Company’s common stock, the Company had 19,225,181 shares of its common stock issued and outstanding.

Neither the number of authorized shares of common stock, which remains 310,000,000, nor the per share par value of $0.001 were affected by the reverse stock split.

The accompanying financial statements have been retroactively adjusted to reflect the results of the reverse stock split effected on August 15, 2019.

Change in Control

On or about January 25, 2018, the Company entered into a Stock Purchase Agreement with Green Key Partners for the acquisition of 5,000,000 shares of Series A Preferred Stock and 5,000,000 shares of Common Stock (adjusted for the 1 for 20 reverse stock split) for cash proceeds of $55,000 in the aggregate. On July 13, 2018, the Company closed the Stock Purchase Agreement and agreed that the $55,000 cash proceeds were to be delivered to the law firm of Mandelbaum Saltsburg in cancellation of Company indebtedness.

Upon the closure of the Stock Purchase Agreement, Silicon Beach LLC was the record owner of both the 5,000,000 shares of preferred stock and the 5,000,000 shares of common stock. The 5,000,000 shares of common stock represent approximately 41% of the 12,226,475 shares of common stock issued and outstanding, while the 5,000,000 shares of preferred stock represent 100% of the preferred stock that was issued and outstanding.

F-6

Each share of preferred stock was designated as Series A preferred stock and was convertible into one (1) share (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock, giving Silicon Beach LLC control of 10,000,000 shares of the Company’s common stock should they choose to convert their 5,000,000 shares of preferred stock into 5,000,000 shares of the Company’s common stock. Under such a scenario, Silicon Beach LLC would control approximately 58% of the resulting 17,226,467 shares of common stock that would be issued and outstanding.

Each share of Series A preferred stock entitled Silicon Beach LLC to two (2) votes per share (adjusted for the 1 for 20 reverse stock split). Prior to the conversion of all of their Series A preferred stock into shares of the Company’s common stock on August 15, 2019, Silicon Beach LLC had voting power on 15,000,000 shares, in the aggregate, which consisted of the 5,000,000 votes related to their shares of the Company’s common stock and the 10,000,000 votes related to their shares of the Company’s preferred stock. The 15,000,000 votes represented approximately 67% of the voting power.

On August 15, 2019, Silicon Beach LLC converted all of their Series A preferred stock into 5,000,000 shares (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock. Immediately after the conversion, Silicon Beach LLC owned 10,000,000 shares of the Company’s common stock, which represents approximately 58% of the 17,226,467 shares of common stock that are issued and outstanding.

On October 26, 2020, pursuant to an amended contingent Share Purchase Agreement, William Chung (“Chung”) obtained majority control of the ECGI Holdings, Inc. from Silicon Beach, LLC by purchased 10,000,000 Common Shares to Chung. Effective as of November 4, 2020, William Chung, was selected to be a director and Chairman of the Board of Directors of this Corporation, to serve until the next annual meeting of the shareholders of the corporation and until his successor or successors are elected and qualified, or until his earlier resignation or removal, or the office is declared vacant in a manner provided for in the By Laws.

Sale of Subsidiary to a Related Party

As of July 18, 2018, the Company was informed and relied upon that information that all of the assets and substantially all of the liabilities of the Company were held in the name of, or were then obligations of, National Cardio Group, Inc. (“NCI”), a wholly-owned subsidiary of the Company.

On July 18, 2018, the Company entered into a series of agreements wherein it assigned all of its right, title and interest of NCI to ECGinc Holding LLC in exchange for the assumption of the Company’s 8% Secured Demand Note in the original principal amount of $425,000 and the indemnification of the Company (and each officer, director and agent) from and against any loss, liability, claim, damage, or expense to which it or they may become subject as a result of the failure of ECGinc Holding LLC to pay the indebtedness related to the 8% Secured Demand Note and certain litigation. After the closing, the Company had no business operations and no assets.

F-7

On August 30, 2018, the Company assigned all of its right, title and interest in the remaining assets, if any, subject to liabilities, other than the Company’s 8% Secured Demand Note in the original principal amount of $425,000 to Western Sakkara Group LLC, a Delaware Limited Liability Company.

Shell Company Status

After the transactions of July 18, 2018, the Company can be defined as a “shell company” as defined in Rules 405 of the Securities Act of 1933 and 12b-2 of the Exchange Act of 1934 whose sole purpose is to locate and consummate a merger or acquisition with a private entity. The Company’s officer and director has not engaged in any preliminary discussions with any representative of any other company regarding the possibility of an acquisition or merger or business combination.

Company Overview

Event Cardio Group Inc. (“the Company”) was incorporated under the name Sunrise Mining Corporation on October 25, 2005 under the laws of Nevada and changed its name to Sunrise Holdings Limited on March 27, 2008. On November 7, 2014, it changed its name to Event Cardio Group Inc. On August 15, 2019, the Company changed its name from Event Cardio Group Inc. to ECGI Holdings Inc.

From December 2008, when the Company discontinued mining exploration, until June 2014, the business activity of the Company was to acquire a new business.

On June 9, 2014, 2340960 Ontario Inc. (“ECG”) acquired 70,631 shares of the Company’s common stock and 10,000,000 shares of the Company’s Series A preferred stock constituting approximately 97% of the cumulative voting power of the Company’s capital stock on that date.

On September 8, 2014, the Company entered into a share exchange agreement with Event Cardio Canada Inc.’s (formerly known as 2340960 Ontario Inc.) shareholders (The John Bentivoglio Family Trust) whereby the Company acquired all of the issued and outstanding common shares of Event Cardio Canada Inc. in exchange for 3,975,000 common shares of the Company. Upon completion of this transaction, the shareholders of Event Cardio Canada Inc. held approximately 93.6% of voting control of the Company. As of November 14, 2014, the Trust exchanged all of the shares of ECG capital stock that it owned for 1,490,625 newly issued restricted shares of the Company’s common stock. Subsequent to the Share Exchange, ECG became the wholly owned subsidiary of the Company.

The Company was developing a cardiac monitoring device based on a wireless and leadless advanced cardiac monitor. Upon completion of the development, the purpose of the device was to collect medical data and transmit it to physicians for diagnostic evaluation. The Company also had a license agreement to distribute a patented product in the use of breast disease detection.

On October 24, 2014, through Event Cardio Canada Inc, the Company entered into a “License Agreement with Life Medical Technologies, Inc. (“Life Medical”) under which it was granted the exclusive right to distribute Life Medical’s “BreastCare DTS™” in the United States and certain other territories. The BreastCare DTS™ product is a patented, non-invasive device which has been cleared by the FDA as an adjunct to mammography and other established procedures for the detection of breast disease, including breast cancer. The Company was required to pay Life Medical royalties of 5% on net sales, as defined in the License Agreement, and minimum annual royalties of $100,000 in 2015 and $200,000 each year thereafter. The License Agreement recognizes that in order to protect its interests, the Company may have to spend monies dealing with creditors of and other claimants against Life Medical. Although it had no obligation to consummate arrangements with such creditors, it may reduce any amounts it pays to Life Medical’s creditors from future amounts payable to Life Medical. Life Medical was a listed creditor, with others, in EFIL Sub of ECG, Inc. (“EFIL”) Chapter 7 Bankruptcy, Southern District of New York, Bankruptcy Petition 17-10154-mg, filed on January 26, 2017.

F-8

In connection with the October 24, 2014 transaction, the Company changed its fiscal year end from September 30th to August 31st.

On June 24, 2016, the Company entered into, and consummated a share exchange with the John Bentivoglis Family Trust and the Frank Sgro Family (2010) Trust, the shareholders of 2375757 Ontario Inc., pursuant to which it acquired all of the outstanding shares of 2375757 Ontario Inc. for a total of 140,625 shares of the Company’s common stock. 2375757 Ontario Inc. had previously acquired from John Bentivoglis, the Chairman and Chief Executive Officer of the Company, rights granted to it in 2014 to market and distribute the Company’s wireless cardiac monitoring device in Canada. Coupled with the acquisition of the rights granted to Nicholas Bozza, 2375757 Ontario Inc had re-acquired all of the rights to market and distribute the Company’s wireless cardiac monitoring device in Canada.

On June 30, 2016, the Company completed the acquisition of Ambumed, Inc. for a total consideration of approximately $1.3 million. Amburned, Inc. was doing business under the trade name of National Cardiac Monitoring Center. Amburned, Inc. was formed for the purpose of providing a range of cardiac monitoring services and support for physicians, hospitals, scanning services and home health care agencies and patients and sold cardiac monitoring equipment and provided 24-hour monitoring services to customers, principally in the Mid-Atlantic region.

The Company has summarized the above information and the material terms and conditions of the above agreements and transactions. For further information on those prior to November 25, 2015, reference is made to the Company filings with the Securities and Exchange Commission (“SEC”) which may be inspected and copied at their principal office. The SEC maintains a website at http://sec.gov that contains reports, proxy and other information regarding the Company or for any registrant that files reports electronically.

On January 20, 2021, the Company entered into a purchase agreement with Northern California Holdings, Inc, (“Northern”) for a real property located in Lake County, California owned by its subsidiary, Mount Fire 29 Corp for $3,500,000. The Company will pay Northern $250,000 in cash within 10 days; $350,000 in cash within 20 days, and $2,900,000 in cash within 90 days. The Company has not paid any of the amounts according to the purchase agreement. On May 4, 2021, the court ordered the Company to deliver its common shares pursuant to Section 3(a)(10) of the Securities Act of 1933 to EROP Enterprises LLC, who acquired the debt owed by the Company, and in full settlement of the claims until EROP’s gross sales of the Company’s stock equal to $6,448,333. As of August 31, 2021. EROP raised $15,280 from selling the Company’s shares. The remaining balance of the settlement payable reduced to $6,433,053 as of August 31, 2021.

In January 2021, the Company incorporated a new subsidiary, Nug Avenue, Inc. (“NUG”) to focus in providing services pertaining to the licensed and regulated delivery of cannabis out of Lynwood, California, serving primarily the greater Los Angeles Metropolitan area (the “Lynwood Operations”).

F-9

On February 1, 2021, NUG entered into a management service agreement with Magnolia Extracts, LLC (“Magnolia”) and last for 12 months. Magnolia owns a regulatory permit issued by the City of Lynwood authorizing commercial retailer non-storefront operations. NUG will operate under the regulatory permit by paying Magnolia the following:

1)	For each month of operations during the term, the lease for the premises of $10,000 per month will be paid by NUG.
2)	NUG will pay a refundable security deposit of $20,000. If contract is terminated in the first 180 days, then Magnolia may deduct the security deposit of $12,000
3)	NUG will charge Magnolia 65% of the total proceeds as service income
4)	License fee:

a.	NUG shall pay Magnolia 2% of net sales receipt during the 90 day period from the commencement of operations;
b.	3% of monthly net sales receipts for all gross receipt amount between $600,000 and $750,000 after 90 day period so long as such payment plus the base monthly fee shall not exceed 40% of the net monthly profit;
c.	3.5% of monthly net sales receipts for all gross receipt amount above $750,000 after 90 day period so long as such payment plus the base monthly fee shall not exceed 40% of the net monthly profit
d.	0.25% of gross receipts shall be paid to Magnolia on the fourth month after the commencement of operations

On February 8, 2021, NUG entered into a Common Share Purchase Agreement (the “NUG Agreement”) with Sugar Rush, Inc., a Nevada corporation (“Sugar Rush”). Pursuant to the Agreement, NUG and Sugar Rush agreed that Sugar Rush will receive 70% of the revenues and profits generated from the Lynwood Operations. Under the terms of the Agreement, Sugar Rush agreed to make periodic payments of $560,000 over a twelve (12) month period to invest in the Lynwood Operations. The Company also agreed to make a periodic payment of $240,000. The Company will record the 30% of ownership in NUG under equity investment method. As of August 31, 2021, Sugar Rush and the Company invested $461,088 and $140,315 into NUG, respectively. As of August 31, 2021, the investment balance has been net to zero due to the net loss of NUG.

On April 8, 2021, the Company’s board of directors ratified and confirmed the Settlement Agreement by unanimous consent and authorized its executive officers of the Company to enter into the Settlement Agreement, which the board of directors determined to be in the best interests of the corporation.

On April 16, 2021, the board of directors of ECGI Holdings, Inc confirmed by unanimous consent participation in a court hearing regarding a proposed settlement resolving a suit filed against the Company, referenced here in as Polk County Florida (case number: 21-CA-000888) styled EROP Enterprises, LLC, a Florida limited liability company, Plaintiff, vs. ECGI Holdings Inc., a Nevada corporation, Defendant (the “Lawsuit”).

The Lawsuit relates to debts owed by the Company, totaling $3,869,000 which are in default and were acquired by EROP Enterprises LLC (“EROP”), the defendant in the suit.

F-10

The Parties entered into an agreement (the “Settlement Agreement”) in which the Company and EROP agreed to seek a judgment by the Polk County Court authorizing the parties to enter into a Section 3(a)(10) settlement resolution in the principal amount of ($6,448,333) six million four hundred forty-eight thousand three hundred thirty-three dollars (the “Settlement Agreement”).

The Company has agreed to the Settlement Agreement and believes it is sufficiently fair. ECGI’s board of directors has considered the Settlement Agreement and has resolved that its terms and conditions are fair to, and in the best interests of, ECGI and its stockholders. The terms and conditions of the Settlement Agreement were, are, and will be fair to and in the best interests of all of the parties.

Pursuant to the Settlement Agreement, the parties filed a Motion for Fairness Determination and Order Approving Settlement and Dismissing Case with the Circuit Court of the Tenth Judicial Circuit, in and for Polk County, Florida Civil Division.

In ratifying the Settlement Agreement, the Company, upon the Polk County Court’s order, agrees to issue to EROP shares of the Company’s common stock until EROP’s total gross sales of such common stock equal $6,448,333. In full settlement of the Lawsuit and that when issued hereto, the settlement shares shall be freely tradable without legend or restriction pursuant to Section 3(a)(10) of the Securities Act of 1933 and shall be validly issued, fully paid and non-assessable shares. As of May 31, 2022, the gross sales of the Company’s stock by EROP amounted to $26,573 and, accordingly, the Settlement payable was reduced to $6,421,760 as of May 31, 2022.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of August 31, 2021, the Company had assets totaling $4,512,889, liabilities totaling $7,921,651, and a working capital deficit of $7,087,887. The Company does not have a history of generating revenue and has an accumulated deficit of $9,996,407 as of August 31, 2021. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts for the Company and its two wholly owned subsidiaries, National Cardio Group, Inc. (“NCI”), which was sold to a related party on July 18, 2018 (see Note 5. Deconsolidation of Subsidiary), and EFIL Sub of ECG, Inc. (“EFIL”) that had filed a Chapter 7 Bankruptcy on January 26, 2017. Neither NCI nor EFIL had any assets, liabilities, and/or business operations during the years ended August 31, 2021 and 2020. Any inter-company transactions and balances have been eliminated upon consolidation.

F-11

The unaudited consolidated financial statements have been prepared on the same basis as audited consolidated financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of August 31, 2021 and 2020, results of its operations for the years ended August 31, 2021 and 2020, and cash flows for the years ended August 31, 2021 and 2020. The interim results are not necessarily indicative of the results for any future interim period or fiscal year. Certain prior period amounts may have been reclassified to conform to current period presentation. These classifications, if any, have no effect on the previously reported net loss or loss per share.

The accompanying unaudited consolidated financial statements and related financial information should be read in conjunction with the last audited consolidated financial statements and the related notes thereto for the year ended August 31, 2020 included in the Company’s annual report filed with the OTC Markets on October 29, 2020.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates. Key estimates generally included in the financial statements include the valuation of deferred income tax assets, equity instruments, stock-based compensation, acquired intangibles, and allowances for accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At August 31, 2021, the Company’s cash balance was $4,189. The Company’s cash balance at August 31, 2020 was $1,116. The Company maintains cash balances at financial institutions insured up to $250,000 thousand by the Federal Deposit Insurance Corporation.

Earnings (Loss) Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of August 31, 2021, there are 3,236,830 shares issuable upon conversion of all outstanding convertible notes.

For the years ended August 31, 2021 and 2020, there were no dilutive instruments as their effect would have been anti-dilutive given that the Company had net losses during these periods.

F-12

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments included cash and cash equivalents, prepaid expenses, and accrued liabilities. The fair value of the Company’s notes payable were estimated based on current rates that would be available for debt of similar terms which is not significantly different from their stated value.

As of both August 31, 2021 and 2020, the Company had a derivative liability recorded on its balance sheet. The derivative liability has been categorized as a Level 3 financial liability whose fair value is remeasured on a recurring basis. As of August 31, 2021, the Company estimated the fair value if its derivative liability to be $58,016, which represents an increase of $23,477 from the $34,539 estimated fair value as of August 31, 2020 (see Note 10. Derivative Liability).

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related party balances as of August 31, 2021 and 2020 were $95,350 and $0, respectively.

F-13

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting,” (“ASU 2018-07”), which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU 2018-07 is effective for financial statements issued for annual periods beginning after December 15, 2018, and for the interim periods therein. The adoption of ASU 2018-07 is not expected to have a significant impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, “Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract” (ASU No. 2018-15). The new standard describes the accounting for implementation, set-up, and other upfront costs incurred in a cloud computing arrangement (CCA). Under the new guidance, customers will assess if a CCA includes a software license and if a CCA does include a software license, implementation and set-up costs will be accounted for consistent with existing internal-use software implementation guidance. Implementation costs associated with a CCA that does not include a software license would be expensed to operating expenses. The standard also provides classification guidance on these implementation costs as well as additional quantitative and qualitative disclosures. The standard is effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim periods. Entities can choose to adopt the new guidance prospectively or retrospectively. The adoption of ASU 2018-15 is not expected to have a significant impact on the Company’s consolidated financial statements.

In 2018, the FASB issued ASU No. 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. This new standard permits entities to reclassify to retained earnings the tax effects stranded in accumulated other comprehensive income (“AOCI”) as a result of U.S. tax reform. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company has evaluated the impact and timing of this standard and has concluded it will not impact the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). The new standard requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than twelve (12) months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The standard is effective on January 1, 2019, with early adoption permitted. The Company adopted the new standard on September 1, 2018 and determined that it had no impact on the consolidated financial statements.

F-14

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The amendments in this ASU are intended to provide guidance on the responsibility of reporting entity management. Specifically, this ASU provides guidance to management related to evaluating whether there is substantial doubt about the reporting entity’s ability to continue as a going concern and about related financial statement note disclosures. Although the presumption that a reporting entity will continue to operate as a going concern is fundamental to the preparation of financial statements, prior to the issuance of this ASU, there was no guidance in United States generally accepted accounting principles (United States GAAP) related to the concept. Due to the lack of guidance in United States GAAP, practitioners and their clients often faced challenges in determining whether, when, and how a reporting entity should disclose the relevant information in its financial statements. As a result, the FASB issued this guidance to require management evaluation and potential financial statement disclosures. This ASU is effective for financial statements with periods ending after December 15, 2016. The Company adopted the ASU during 2018 and performed going concern evaluations for its financial statements contained herein.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

Note 3. Property and equipment

On January 20, 2021, the Company acquired Mount Fire 29 Corp, a subsidiary of Northern California Holdings, Inc. for a property located in Lower Lake, CA 95457 within the inclusion zone suitable for cannabis cultivation. The loan of $979,000, therefore became part of the Company’s liability after the acquisition.

On January 20, 2021, the Company entered into a purchase agreement with Northern California Holdings, Inc, (“Northern”) for a real property located in Lake County, California owned by its subsidiary, Mount Fire 29 Corp for $3,500,000. The Company will pay Northern $250,000 in cash within 10 days; $350,000 in cash within 20 days, and $2,900,000 in cash within 90 days. The Company has not paid any of the amounts according to the purchase agreement. On May 4, 2021, the court ordered the Company to deliver its common shares pursuant to Section 3(a)(10) of the Securities Act of 1933 to EROP Enterprises LLC, who acquired the debt owed by the Company, and in full settlement of the claims until EROP’s gross sales of the Company’s stock equal to $6,448,333.

Note 4. Accrued liabilities

As of August 31, 2021. Accrual expense mainly contains of $15,000 payable to Jimmy Chan, $4,500 for transfer agent and some insignificant accrued expenses. Note 5. Convertible Note

On April 27, 2015 (the “Original Issue Date”), the Company issued an eight percent (8%) convertible note payable (the “8% Convertible Note”) in the original principal amount of $500,000. Per the terms of the 8% Convertible Note, the maturity date was January 31, 2018, the annual rate of interest was eight percent (8%), and the principal and accrued interest could be converted, at the sole discretion of the note holders (the “Holders”), into shares of the Company’s common stock at a per share conversion price of $3.00 (adjusted for the 1 for 20 reverse stock split – see Note 1. Description of Business).

Interest on the note is calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and accrues daily on the outstanding principal balance commencing on the Original Issue Date until payment in full of the principal sum. Accrued interest is payable annually on January 31 of each year beginning January 1, 2016, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being converted), and on the Maturity Date.

F-15

The Company, at its option, may prepay all (but not less than all) of the principal amount of this 8% Convertible Note, together with any interest accrued thereon to the date of redemption (the “Redemption Date”) upon ten (10) days prior written notice to the Holders (the “Notice of Redemption”), provided, however, the Holder may elect to convert the outstanding principal amount of this 8% Convertible Note prior to actual payment in cash for such redemption. Should the Holders choose not to convert this 8% Convertible Note, and the volume weighted average price (“VWAP”) for the ten (10) trading days immediately preceding the date of the Notice of Redemption is less than $3.00 (adjusted for the 1 for 20 reverse stock split – see Note 1. Description of Business), the Company shall issue to Holders of this 8% Convertible Note on the Redemption Date warrants to purchase that number of shares of its common stock equal to one percent (1%) of the total number of shares of the Company’s common stock outstanding on the Redemption Date (the “Total Warrant Shares”). The warrants will be exercisable on or before the third anniversary of the Redemption Date at an exercise price of $3.00 per share (adjusted for the 1 for 20 reverse stock split – see Note 1. Description of Business) and provide for the exercise of the Warrants on a cashless basis.

Per the terms of the 8% Convertible Note, any of the following events will constitute a default (“Event of Default”) by the Company:

i.	Any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable which default, solely in the case of an interest payment or other default under clause (B) is not cured within five (5) Trading Days;

ii.	The Company shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible, to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) ten (10) Trading Days after the Company has become aware of such failure;

iii.	Any representation or warranty made in this Note or the Purchase Agreement, any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

iv.	The Company shall be subject to a Bankruptcy Event.

Should any Event of Default occur and is continuing without being waived by the Holder or cured by the Company, the terms of the 8% Convertible Note state that the outstanding principal amount plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash (the “Default Amount”).

As of January 31, 2018, this note was in default as the outstanding principal and related accrued and unpaid interest were due and payable to the Holder as of said date, which represented the maturity date. The Company has not received a notice of default from the Holder.

F-16

The Company recorded $18,000 of accrued and unpaid interest expense in relation to the 8% Convertible Note during each of the fiscal years ended August 31, 2021 and 2020.

As of August 31, 2021 and 2020, the outstanding principal and accrued interest are $299,959 and $281,959, respectively.

On March 25, 2021, the Company issued a ten percent (10%) convertible note payable (the “10% Convertible Note”) in the original principal amount of $28,600 and original issue discount of $8,600 Per the terms of the 10% Convertible Note, the maturity date March 25, 2022, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders (the “Holders”), into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Securities Act of 1933. The original $8,600 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $28,600. As of August 31, 2021, the outstanding balance of the loan is $29,875 which including $1,257 of interest accrual. As of August 31, 2021, $12,459 out of $28,600 total debt discount has been amortized.

On May 19, 2021, the Company issued a ten percent (10%) convertible note payable (the “10% Convertible Note”) in the original principal amount of $428,572 and original issue discount of $128,572. Per the terms of the 10% Convertible Note, the maturity date May 19, 2022, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders (the “Holders”), into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Securities Act of 1933. The original $128,572 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $428,572. As of August 31, 2021, the outstanding balance of the loan is $440,669 which including $12,097 of interest accrual. As of August 31, 2021, $122,114 out of $428,572 total debt discount has been amortized.

Convertible Note Holder	Start Date	End Date	Debt Discount as of Issuance	Amortization	Debt Discount as of August 31, 2021
8% Convertible Note	4/27/2015	Default	-	-	-
Wayne Wong	3/26/2021	3/24/2022	28,600	(12,458)	16,142
Kevin Dang	5/19/2021	5/18/2022	428,572	(122,114)	306,458
				Total	322,600
				Note principal	682,172
				Accrued interest	88,293
				Total Convertible Notes, net	447,865

F-17

Future maturities of convertible notes payable at August 31, 2021 are as follows:

Years ending August 31,
2022	457,172
2023	-
2024	-
2025	-
2026	-
Thereafter	-
457,172

Note 6. Note Payable – Related Party

On May 20, 2019, the Company issued a Revolving Promissory Note (the “Revolving Promissory Note”) to Silicon Beach LLC, an entity owned and controlled by Adam D. Sexton, the former Company’s Chief Executive Officer and a director. Per the terms of the Revolving Promissory Note, the maximum revolving credit commitment (the “Revolving Credit Commitment”) is thirty-five thousand dollars ($35,000.00) and accrues interest at the rate of five percent (5%) per annum. During the term of the Revolving Promissory Note (the “Revolving Credit Commitment Period”), the Company may use the Revolving Credit Commitment by borrowing, prepaying any advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions set forth in the Revolving Promissory Note. Interest on the Notes shall accrue from the date of any advance(s) on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of five percent (5%) per annum. The Revolving Credit Commitment Period on the Revolving Promissory Note commenced on May 20, 2019 and expires on May 19, 2020 (the “Expiration Date”). All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, is due and payable on and as of the Expiration Date. The Company may, at its sole discretion, prepay all or any portion of the accrued and unpaid interest on this Note and any outstanding principal amount of these Notes prior to the Expiration Date.

In the event of default, with default constituting (i) default by the Company in any payment on these Notes after any such payment becomes due and payable, (ii) breach by the Company of any material provisions of any agreement between the Company and the Holder, and/or (iii) the Company filing a voluntary petition in bankruptcy or any petition or answer seeking for itself any reorganization, readjustment, arrangement, composition or similar relief that is not discharged or dismissed within sixty (60) days, the unpaid outstanding principal balance of these Notes shall bear interest at the rate of fifteen percent (15%) per annum. Furthermore, in the event that these Notes are placed in the hands of any attorney for collection, or any suit or proceeding is brought for the recovery or protection of the indebtedness, the Company will be obligated to pay all reasonable costs and expenses incurred by Holder, including reasonable attorneys’ fees.

On April 1, 2020, the Company and Silicon Beach LLC entered into an Obligation Extension Agreement (“Extension Agreement”) whereby the maturity date was extended from May 19, 2020 to September 1, 2021. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note. The Company relied upon ASC 470-50, Modifications and Extinguishments, to determine any potential gain or loss to record regarding the modification of the original terms of this note. The Company determined there was no gain or loss to record in relation to this debt modification, as there was zero difference between the reacquisition price and the net carrying amount of the debt that was extinguished.

F-18

The following summarizes the Company’s principal borrowings in relation to the Revolving Promissory Note as of August 31, 2021:

Date Principal Borrowed	Amount of Principal Borrowed
May 20, 2019	$10,000
June 19, 2019	5,000
November 15, 2019	1,000
January 8, 2020	1,000
February 10, 2020	1,000
April 23, 2020	1,500
August 7, 2020	500
Total principal borrowed	$20,000

The Company recorded $1,051 and $915 of interest expense related to the Revolving Promissory Note during the years ended August 31, 2021 and 2020 respectively.

The following summarizes the Revolving Promissory Note as of August 31, 2021 and August 31, 2020:

	As of May 31, 2021	As of August 31, 2020
Outstanding principal	$20,000	$20,000
Accrued and unpaid interest	2,160	1,109
Total principal and accrued and unpaid interest	$22,160	$21,109

Note 7. Derivative Liability

The Company evaluates all of its financial instruments in accordance with ASC 815, Derivatives and Hedging to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-measured at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

F-19

Based upon the Company’s analysis of ASC 815, the Company determined that its 8% convertible note payable (see Note 8. - 8% Convertible Note) issued April 27, 2015 contained features that qualify as embedded derivatives. In specific, the requirement that the Company must, should the volume weighted average price (VWAP) be less than $3.00 (adjusted for the 1 for 20 reverse stock split – see Note 1. Description of Business) for the ten (10) trading days immediately preceding the date of the Notice of Redemption, issue warrants to the note holder to purchase shares of its common stock equal to one percent (1%) of the total number of shares of the Company’s common stock outstanding on the Redemption Date, was deemed an embedded derivative that required bifurcation. Accordingly, the Company recorded this derivative financial instrument as a liability on its balance sheet on the date of issuance and then re-measured its fair value on each reporting date, with the resulting change in fair value being recorded in the Company’s statements of operations.

During the years ended August 31, 2021, and 2020, the Company estimated the fair value of the derivative liability using a weighted average Black-Scholes-Merton option pricing model with the following range of assumptions:

	August 31, 2021	August 31, 2020
Fair value of the Company’s common stock	$0.37	$0.28
Per share conversion price	$3.00	$3.00
Term of the note (years)	1.0	1.0
Risk-free interest rate	0.20%	0.12%
Expected volatility	423%	325%
Dividend yield	-	-

As of both August 31, 2021 and 2020, the Company had a derivative liability recorded on its balance sheet. The derivative liability has been categorized as a Level 2 financial liability whose fair value is re-measured on a recurring basis. As of August 31, 2021, the Company estimated the fair value if its derivative liability to be $58,016, which represents an increase of $23,477 from the $34,539 estimated fair value as of August 31, 2020.

The following is a summary of the estimated fair value of the Company’s derivative liability:

Financial Instruments	Level 1	Level 2	Level 3	Carrying Amount
Liabilities:
Derivative liability at August 31, 2018	$-	$16,860	$-	$16,860
Loss in fair value of derivative	-	(14,146)	-	(14,146)
Derivative liability at August 31, 2019	$-	$31,006	$-	$31,006
Loss in fair value of derivative	-	(3,533)	-	(3,533)
Derivative liability at August 31, 2020	$-	$34,539	$-	$34,539
Loss in fair value of derivative	-	28,387	-	28,387
Derivative liability at November 30, 2020	$-	$62,926	$-	$62,926
Loss in fair value of derivative	$-	$102,793	$-	$102,793
Derivative liability at February 28, 2021	$-	$165,719	$-	$165,719
Loss in fair value of derivative	$-	(49,109)	$-	$(49,109)
Derivative liability at May 31, 2021	$-	$116,609	$-	$116,609
Loss in fair value of derivation	$-	$(58,594)	$-	$(58,594)
Derivative liability at August 31, 201	$-	$58,016	$-	$58,016

F-20

Note 8. Long term debt

On January 20, 2021, the Company acquired Mount Fire 29 Corp, a subsidiary of Northern California Holdings, Inc. for a property located in Lower Lake, CA 95457 within the inclusion zone suitable for cannabis cultivation. The loan of $804,000 therefore became part of the Company’s liability after the acquisition. The loan is matured on October 1, 2022 with an interest of 8.5%, payable in 24 installments of $5,695 each, beginning on November 1, 2020. The balance as of August 31, 2021 was $804,000. LMK Capital LLC paid the first four installments of $22,780 on behalf of the Company as of August 31, 2021. As of August 31, 2021, the amount paid by LMK Capital LLC has been reimbursed by the Company.

On January 20, 2021, the Company acquired Mount Fire 29 Corp, a subsidiary of Northern California Holdings, Inc. for a property located in Lower Lake, CA 95457 within the inclusion zone suitable for cannabis cultivation. The loan of $175,000 therefore became part of the Company’s liability after the acquisition. The loan and balloon payment is matured on December 1, 2020 at 7% interest. LMK Capital LLC paid $50,000 on behalf of the Company so the $175,000 was reduced to $125,000. On May 27, 2021, the Company made additional payment and paid off the remaining balance.

On January 20, 2021, the Company entered into a purchase agreement with Northern California Holdings, Inc, (“Northern”) for a real property located in Lake County, California owned by its subsidiary, Mount Fire 29 Corp for $3,500,000. The Company will pay Northern $250,000 in cash within 10 days; $350,000 in cash within 20 days, and $2,900,000 in cash within 90 days. The Company has not paid any of the amounts according to the purchase agreement. On May 4, 2021, the court ordered the Company to deliver its common shares pursuant to Section 3(a)(10) of the Securities Act of 1933 to EROP Enterprises LLC, who acquired the debt owed by the Company, and in full settlement of the claims until EROP’s gross sales of the Company’s stock equal to $6,448,333. As of August 31, 2021, the gross sales of the Company’s stock amount $15,280. The Settlement payable reduced to $6,433,053 as of August 31, 2021.

F-21

Note 9. Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of August 31, 2018, the Company had 5,000,000 shares of Series A preferred stock issued and outstanding to Silicon Beach LLC, a related party (see Note 4. Related Party Transactions).

This series of preferred stock had been designated as the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock had a par value of $0.001 per share and the Holders of shares of Series A Preferred Stock were entitled to dividends declared and paid on shares of common stock in an amount per share equal to the amount they would be entitled to receive as holders of common stock if all outstanding shares of Series A Preferred Stock had been converted into Common Stock. Holders of Series A Preferred Stock could vote together with holders of common stock as a single class, with each share of Series A Preferred Stock having two (2) (adjusted for the 1 for 20 reverse stock split) votes per share on all matters as to which stockholders are entitled to vote, including the election of directors, except with respect to matters for which a class vote is required by law. Each share of Series A Preferred Stock was convertible, at the option of the holder, into one (1) (adjusted for the 1 for 20 reverse stock split) share of common stock. This description is subject to the terms and conditions contained in the filed documents with the Secretary of State of Nevada.

On August 15, 2019, Silicon Beach LLC converted all of its Series A preferred stock into 5,000,000 shares of the Company’s common stock. As of both August 31, 2021 and 2020, the Company did not have any shares of Series A preferred stock issued and outstanding.

No shares of preferred stock were issued by the Company during the years ended August 31, 2021 and 2020.

The following table details the number of shares of Series A preferred stock issued and outstanding as of both August 31, 2021 and August 31, 2020:

	For the Year Ended August 31, 2021	For the Year Ended August 31, 2020
Shares issued and outstanding at beginning of period	-	5,000,000
Shares issued	-	-
Shares converted into common stock	-	(5,000,000)
Shares issued and outstanding at end of period	-	-

Common Stock

Reverse Stock Split

On August 15, 2019, the Company effected a one for twenty (1 for 20) reverse stock split, whereby each stockholder of record received one (1) share of the Company’s common stock for every twenty (20) shares held. Immediately preceding the reverse stock split, the Company had 244,520,999 shares of its common stock issued and outstanding. Upon completion of the reverse stock split, the Company had 12,226,475 shares of its common stock issued and outstanding.

In conjunction with the reverse stock split, Silicon Beach LLC converted all of its preferred stock into 5,000,000 shares (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock. Immediately after the completion of both the reverse stock split and the conversion of all of the Company’s issued and outstanding Series A preferred stock into shares of the Company’s common stock, the Company had 17,226,475 shares of its common stock issued and outstanding.

F-22

Neither the number of authorized shares of common stock, which remains 310,000,000, nor the per share par value of $0.001 was affected by the reverse stock split.

The accompanying financial statements have been retroactively adjusted to reflect the results of the reverse stock split.

Common Stock Issued and Outstanding

The Company is authorized to issue 310,000,000 shares of its common stock with a par value of $0.001 per share. As of both August 31, 2020 and 2019, the Company had 19,225,181 and 17,226,475 shares of common stock issued and outstanding, respectively.

On March 31, 2021, the Company increased the authorized common stock from 310,000,000 to 310,000,000 shares at $0.01 par value.

Common Stock Issuances

On March 16, 2021, the Company entered into a debt settlement agreement to settle the debt for Mount Fire 29 Corp balance of $3,500,000, Day Break Communications, LLC outstanding balance of $150,000, and World Equity Group, Inc of $219,000. The Company has not paid any of the amounts according to the purchase agreement. On May 4, 2021, the court ordered the Company to deliver its common shares pursuant to Section 3(a)(10) of the Securities Act of 1933 to EROP Enterprises LLC, who acquired the debt owed by the Company, and in full settlement of the claims until EROP’s gross sales of the Company’s stock equal to $6,448,333.

On April 8, 2021, the Company issued 13,000 shares of its common stock to Deepak Panjwani as an upfront bonus for signing a director contract. The issuance has been recorded as stock compensation of $10,467 at fair value of $0.78. 3,250 shares of common stock shall be vested every quarter served as director for the term of the employment agreement.

On May 31, 2021, the Company issued 142,857 shares of its common stock each to Benjamin Widjaja and Tony Thai in exchange with their accounting consultant services. The share has been recorded as stock compensation at fair value of $170,000 for the year ended August 31, 2021.

The Company did not issue any shares of its common stock during the year ended August 31, 2020.

During the fiscal year ended August 31, 2019, the Company issued 5,000,000 shares of its common stock upon the conversion of all of its issued and outstanding Series A preferred stock.

F-23

The following table details the number of shares of common stock issued and outstanding as of both August 31, 2021 and 2020:

	For the Year Ended August 31, 2019	For the Year Ended August 31, 2020
Shares issued and outstanding at beginning of period	17,226,475	17,226,475
Common Stock issued	1,998,714	-
Shares issued and outstanding at end of period	19,225,181	17,226,475

Options

During the fiscal year ended August 31, 2021, the Company did not grant any stock options. As of August 31, 2021, the Company did not have any stock options outstanding.

Warrants

As of August 31, 2021, the Company did not have any warrants issued and/or outstanding.

Analysis of Common Stock Issuable Upon Conversion

The following table details the total number of shares of the Company’s common stock that would be issued and outstanding if (i) all convertible debt and related accrued and unpaid interest and (ii) warrants related to the 8% convertible note’s volume weighted average price (VWAP) stipulation were converted into shares of the Company’s common stock as of August 31, 2021:

As of August 31, 2021
Shares issued and outstanding as of August 31, 2021	19,221,181
Shares issuable upon conversion of 8% convertible note principal and accrued interest	99,986
Shares issuable upon conversion of 10% convertible note principal and accrued interest	3,136,844
Shares issuable related to convertible note’s volume weighted average price (VWAP) stipulation	192,252
Total number of potentially issuable shares of common stock	17,492,723
Total number of shares of common stock authorized	310,000,000
Total number of shares of common stock available for issuance at August 31, 2021	292,507,277

Note 10. Commitments

As of this filing, there are no material commitments that have not been disclosed in this filing.

Note 11. Subsequent Events

No events have occurred subsequent to the balance sheet date and through the date of this filing that would require adjustment to or disclosure in the financial statements.

F-24

F-25

ECGI Holdings Inc.

(fka Event Cardio Group, Inc.)

Consolidated Balance Sheets

(Unaudited)

	As of May 31, 2022	As of August 31, 2021
Assets
Current assets:
Cash	$131,849	$4,189
Prepaid expenses	-	3,416
Total current assets	131,849	7,605
Property and equipment	4,479,000	4,479,000
Deposits	26,285	26,285
Total assets	$4,637,134	$4,512,890

Liabilities and Stockholders’ Deficit
Current liabilities:

Accrued liabilities	$23,824	$23,713
Credit card payables	53,920	37,494
Convertible note payable and accrued interest	898,258	447,866
Settlement payable	6,421,760	6,433,053
Due to related party	95,350	95,350
Derivative liability	28,274	58,016
Total current liabilities	7,521,385	7,095,492

Non-current liabilities:
Non-current portion of note payable and accrued interest	22,946	22,160
Long term debt	804,000	804,000

Total liabilities	8,348,331	7,921,652

Stockholders’ deficit:
Common stock; $0.001 par value; 310,000,000 shares authorized; 21,051,574 and 19,225,181 shares issued and outstanding, as of May 31, 2022, respectively	21,051	19,225
Additional paid-in capital	7,146,972	6,568,491
Accumulated deficit	(10,879,219)	(9,996,477)
Total stockholders’ deficit	(3,711,196)	(3,408,761)

Total liabilities and stockholders’ deficit	$4,637,134	$4,512,891

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

ECGI Holdings Inc.

(fka Event Cardio Group, Inc.)

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Revenue	$-	$-	$-	$-

Operating expenses
General and administrative	136,517	569,840	824,663	595,827
Total operating expenses	136,517	569,840	824,663	595,827

Loss from operations	(136,517)	(569,840)	(824,663)	(595,827)

Other expense (income):
Interest expense	(22,212)	(66,537)	(61,115)	(76,059)
investment income/loss	(18,089)	(123,588)	(26,706)	(123,588)
Debt extinguishment loss	-
Change in fair value of derivative	23,424	49,109	29,742	(82,071)
Total other expense (income), net	(16,877)	(2,720,349)	(58,079)	(2,861,050)

Loss before provision for income taxes	(153,394)	(3,290,189)	(882,742)	(3,456,877)

Provision for income taxes	-		-	-

Net loss	(153,394)	(3,290,189)	(882,742)	(3,456,877)

Net loss per share of common stock:
Basic and diluted	(0)	(0)	(0)	(0)

Weighted average shares outstanding:
Basic and diluted	20,641,979	19,225,181	20,641,979	17,704,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

ECGI Holdings Inc.

(fka Event Cardio Group, Inc.)

Consolidated Statement of Stockholders’ Deficit

(Unaudited)

	Preferred Stock			Common Stock
	Shares	Amount		Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at August 31, 2020	-		$-	17,226,467	17,226	6,054,743	(6,429,710)	$(357,741)

Net loss	-		-	-	-	-	(304,648)	(304,648)

Balance at May 31, 2022	-		$-	19,225,181	$19,225	$6,553,140	$(9,886,587)	$(3,314,222)

Balance at August 31, 2021	-		$-	19,225,181	$19,225	$6,568,491	$(9,996,477)	$(3,408,761)

Share issued for services		$		1,826,393	$1,826	$345,188		$347,015
Debt settlement						11,293		11,293
Beneficial conversion features of convertible debt						72,000		72,000
Net loss	-		-	-	-	-	(729,348)	(729,348)

Balance at May 31, 2022	-		$-	21,051,574	21,051	7,146,973	(10,879,219)	(3,711,195)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

ECGI Holdings Inc.

(fka Event Cardio Group, Inc.)

Consolidated Statements of Cash Flows

	For the Nine Months Ended
	May 31, 2022	May 31, 2021
Cash flows from operating activities:
Net loss	$(882,742)	$(35,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative	(29,742)	28,387
Stock issuance for services	347,014	-
Amortization of debt discount	395,330	-
Debt settlement	-	-
Loss on extinguishment of debt	-	-
Accrued interest on convertible note payable	55,062	4,500
Accrued interest on note payable to related party	786	262

Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	3,416	1,750
Increase in accrued liabilities		713
(Increase) decrease in deposits	-	-
Increase (decrease) in accrued liabilities and credit card payable	16,536	-
Net cash used in operating activities	(94,341)	(297)

Cash flows from investing activities:
Investment in Nug Ave	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from related parties	-	-
Repayment of debt	-	-
Proceeds from convertible note issued	222,000	-
Proceeds from note payable issued to a related party	-	-
Net cash provided by financing activities	222,000	-

Net increase (decrease) in cash	(127,659)	(297)
Cash, beginning of period	4,189	1,116
Cash, end of period	$131,848	$819

Supplemental disclosure
Interest paid during the period	$-	$-
Taxes paid during the period	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

ECGI Holdings Inc.

(fka Event Cardio Group Inc.)

Notes to Unaudited Consolidated Financial Statements

Note 1. Description of Business

Name Change

On August 15, 2019, the Company changed its name from Event Cardio Group Inc. to ECGI Holdings Inc (the “Company”).

Reverse Stock Split

On August 15, 2019, the Company effected a one for twenty (1 for 20) reverse stock split, whereby each stockholder of record received one (1) share of the Company’s common stock for every twenty (20) shares held. Immediately preceding the reverse stock split, the Company had 244,520,999 shares of its common stock issued and outstanding. Upon completion of the reverse stock split, the Company had 12,226,475 shares of its common stock issued and outstanding.

In conjunction with the reverse stock split, the Holder of the Company’s Series A preferred stock converted all of their preferred stock into 5,000,000 shares (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock. Immediately after the completion of both the reverse stock split and the conversion of all of the Company’s issued and outstanding Series A preferred stock into shares of the Company’s common stock, the Company had 19,225,181 shares of its common stock issued and outstanding.

Neither the number of authorized shares of common stock, which remains 300,000,000, nor the per share par value of $0.001 were affected by the reverse stock split.

The accompanying financial statements have been retroactively adjusted to reflect the results of the reverse stock split effected on August 15, 2019.

Change in Control

On or about January 25, 2018, the Company entered into a Stock Purchase Agreement with Green Key Partners for the acquisition of 5,000,000 shares of Series A Preferred Stock and 5,000,000 shares of Common Stock (adjusted for the 1 for 20 reverse stock split) for cash proceeds of $55,000 in the aggregate. On July 13, 2018, the Company closed the Stock Purchase Agreement and agreed that the $55,000 cash proceeds were to be delivered to the law firm of Mandelbaum Saltsburg in cancellation of Company indebtedness.

Upon the closure of the Stock Purchase Agreement, Silicon Beach LLC was the record owner of both the 5,000,000 shares of preferred stock and the 5,000,000 shares of common stock. The 5,000,000 shares of common stock represent approximately 41% of the 12,226,475 shares of common stock issued and outstanding, while the 5,000,000 shares of preferred stock represent 100% of the preferred stock that was issued and outstanding.

Each share of preferred stock was designated as Series A preferred stock and was convertible into one (1) share (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock, giving Silicon Beach LLC control of 10,000,000 shares of the Company’s common stock should they choose to convert their 5,000,000 shares of preferred stock into 5,000,000 shares of the Company’s common stock. Under such a scenario, Silicon Beach LLC would control approximately 58% of the resulting 17,226,467 shares of common stock that would be issued and outstanding.

Each share of Series A preferred stock entitled Silicon Beach LLC to two (2) votes per share (adjusted for the 1 for 20 reverse stock split). Prior to the conversion of all of their Series A preferred stock into shares of the Company’s common stock on August 15, 2019, Silicon Beach LLC had voting power on 15,000,000 shares, in the aggregate, which consisted of the 5,000,000 votes related to their shares of the Company’s common stock and the 10,000,000 votes related to their shares of the Company’s preferred stock. The 15,000,000 votes represented approximately 67% of the voting power.

On August 15, 2019, Silicon Beach LLC converted all of their Series A preferred stock into 5,000,000 shares (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock. Immediately after the conversion, Silicon Beach LLC owned 10,000,000 shares of the Company’s common stock, which represents approximately 58% of the 17,226,467 shares of common stock that are issued and outstanding.

F-30

On October 26, 2020, pursuant to an amended contingent Share Purchase Agreement, William Chung (“Chung”) obtained majority control of the ECGI Holdings, Inc. from Silicon Beach, LLC by purchased 10,000,000 Common Shares to Chung. Effective as of November 4, 2020, William Chung, was selected to be a director and Chairman of the Board of Directors of this Corporation, to serve until the next annual meeting of the shareholders of the corporation and until his successor or successors are elected and qualified, or until his earlier resignation or removal, or the office is declared vacant in a manner provided for in the By Laws.

Sale of Subsidiary to a Related Party

As of July 18, 2018, the Company was informed and relied upon that information that all of the assets and substantially all of the liabilities of the Company were held in the name of, or were then obligations of, National Cardio Group, Inc. (“NCI”), a wholly-owned subsidiary of the Company.

On July 18, 2018, the Company entered into a series of agreements wherein it assigned all of its right, title and interest of NCI to ECGinc Holding LLC in exchange for the assumption of the Company’s 8% Secured Demand Note in the original principal amount of $425,000 and the indemnification of the Company (and each officer, director and agent) from and against any loss, liability, claim, damage, or expense to which it or they may become subject as a result of the failure of ECGinc Holding LLC to pay the indebtedness related to the 8% Secured Demand Note and certain litigation. After the closing, the Company had no business operations and no assets.

On August 30, 2018, the Company assigned all of its right, title and interest in the remaining assets, if any, subject to liabilities, other than the Company’s 8% Secured Demand Note in the original principal amount of $425,000 to Western Sakkara Group LLC, a Delaware Limited Liability Company.

Shell Company Status

After the transactions of July 18, 2018, the Company can be defined as a “shell company” as defined in Rules 405 of the Securities Act of 1933 and 12b-2 of the Exchange Act of 1934 whose sole purpose is to locate and consummate a merger or acquisition with a private entity. The Company’s officer and director has not engaged in any preliminary discussions with any representative of any other company regarding the possibility of an acquisition or merger or business combination.

Company Overview

Event Cardio Group Inc. (“the Company”) was incorporated under the name Sunrise Mining Corporation on October 25, 2005 under the laws of Nevada and changed its name to Sunrise Holdings Limited on March 27, 2008. On November 7, 2014, it changed its name to Event Cardio Group Inc. On August 15, 2019, the Company changed its name from Event Cardio Group Inc. to ECGI Holdings Inc.

From December 2008, when the Company discontinued mining exploration, until June 2014, the business activity of the Company was to acquire a new business.

On June 9, 2014, 2340960 Ontario Inc. (“ECG”) acquired 70,631 shares of the Company’s common stock and 10,000,000 shares of the Company’s Series A preferred stock constituting approximately 97% of the cumulative voting power of the Company’s capital stock on that date.

On September 8, 2014, the Company entered into a share exchange agreement with Event Cardio Canada Inc.’s (formerly known as 2340960 Ontario Inc.) shareholders (The John Bentivoglio Family Trust) whereby the Company acquired all of the issued and outstanding common shares of Event Cardio Canada Inc. in exchange for 3,975,000 common shares of the Company. Upon completion of this transaction, the shareholders of Event Cardio Canada Inc. held approximately 93.6% of voting control of the Company. As of November 14, 2014, the Trust exchanged all of the shares of ECG capital stock that it owned for 1,490,625 newly issued restricted shares of the Company’s common stock. Subsequent to the Share Exchange, ECG became the wholly owned subsidiary of the Company.

The Company was developing a cardiac monitoring device based on a wireless and leadless advanced cardiac monitor. Upon completion of the development, the purpose of the device was to collect medical data and transmit it to physicians for diagnostic evaluation. The Company also had a license agreement to distribute a patented product in the use of breast disease detection.

F-31

On October 24, 2014, through Event Cardio Canada Inc, the Company entered into a “License Agreement with Life Medical Technologies, Inc. (“Life Medical”) under which it was granted the exclusive right to distribute Life Medical’s “BreastCare DTS™” in the United States and certain other territories. The BreastCare DTS™ product is a patented, non-invasive device which has been cleared by the FDA as an adjunct to mammography and other established procedures for the detection of breast disease, including breast cancer. The Company was required to pay Life Medical royalties of 5% on net sales, as defined in the License Agreement, and minimum annual royalties of $100,000 in 2015 and $200,000 each year thereafter. The License Agreement recognizes that in order to protect its interests, the Company may have to spend monies dealing with creditors of and other claimants against Life Medical. Although it had no obligation to consummate arrangements with such creditors, it may reduce any amounts it pays to Life Medical’s creditors from future amounts payable to Life Medical. Life Medical was a listed creditor, with others, in EFIL Sub of ECG, Inc. (“EFIL”) Chapter 7 Bankruptcy, Southern District of New York, Bankruptcy Petition 17-10154-mg, filed on January 26, 2017.

In connection with the October 24, 2014 transaction, the Company changed its fiscal year end from September 30th to August 31st.

On June 24, 2016, the Company entered into, and consummated a share exchange with the John Bentivoglis Family Trust and the Frank Sgro Family (2010) Trust, the shareholders of 2375757 Ontario Inc., pursuant to which it acquired all of the outstanding shares of 2375757 Ontario Inc. for a total of 140,625 shares of the Company’s common stock. 2375757 Ontario Inc. had previously acquired from John Bentivoglis, the Chairman and Chief Executive Officer of the Company, rights granted to it in 2014 to market and distribute the Company’s wireless cardiac monitoring device in Canada. Coupled with the acquisition of the rights granted to Nicholas Bozza, 2375757 Ontario Inc had re-acquired all of the rights to market and distribute the Company’s wireless cardiac monitoring device in Canada.

On June 30, 2016, the Company completed the acquisition of Ambumed, Inc. for a total consideration of approximately $1.3 million. Amburned, Inc. was doing business under the trade name of National Cardiac Monitoring Center. Amburned, Inc. was formed for the purpose of providing a range of cardiac monitoring services and support for physicians, hospitals, scanning services and home health care agencies and patients and sold cardiac monitoring equipment and provided 24-hour monitoring services to customers, principally in the Mid-Atlantic region.

The Company has summarized the above information and the material terms and conditions of the above agreements and transactions. For further information on those prior to November 25, 2015, reference is made to the Company filings with the Securities and Exchange Commission (“SEC”) which may be inspected and copied at their principal office. The SEC maintains a website at http://sec.gov that contains reports, proxy and other information regarding the Company or for any registrant that files reports electronically.

On January 20, 2021, the Company entered into a purchase agreement with Northern California Holdings, Inc, (“Northern”) for a real property located in Lake County, California owned by its subsidiary, Mount Fire 29 Corp for $3,500,000. The Company will pay Northern $250,000 in cash within 10 days; $350,000 in cash within 20 days, and $2,900,000 in cash within 90 days. The Company has not paid any of the amounts according to the purchase agreement. On May 4, 2021, the court ordered the Company to deliver its common shares pursuant to Section 3(a)(10) of the Securities Act of 1933 to EROP Enterprises LLC, who acquired the debt owed by the Company, and in full settlement of the claims until EROP’s gross sales of the Company’s stock equal to $6,448,333.

In January 2021, the Company incorporated a new subsidiary, Nug Avenue, Inc. (“NUG”) to focus in providing services pertaining to the licensed and regulated delivery of cannabis out of Lynwood, California, serving primarily the greater Los Angeles Metropolitan area (the “Lynwood Operations”).

F-32

On February 1, 2021, NUG entered into a management service agreement with Magnolia Extracts, LLC (“Magnolia”) and last for 12 months. Magnolia owns a regulatory permit issued by the City of Lynwood authorizing commercial retailer non-storefront operations. NUG will operate under the regulatory permit by paying Magnolia the following:

1)	For each month of operations during the term, the lease for the Premises of $10,000 per month will be paid by NUG
2)	NUG will pay a refundable security deposit of $20,000. If contract is terminated in the first 180 days then Magnolia may deduct the security deposit of $12,000
3)	NUG will charge Magnolia 65% of the total proceeds as service income
4)	License fee:

a.	NUG shall pay Magnolia 2% of net sales receipt during the 90 day period from the commencement of operations;
b.	3% of monthly net sales receipts for all gross receipt amount between $600,000 and $750,000 after 90 day period so long as such payment plus the base monthly fee shall not exceed 40% of the net monthly profit;
c.	3.5% of monthly net sales receipts for all gross receipt amount above $750,000 after 90 day period so long as such payment plus the base monthly fee shall not exceed 40% of the net monthly profit
d.	0.25% of gross receipts shall be paid to Magnolia on the fourth month after the commencement of operations

On February 8, 2021, NUG entered into a Common Share Purchase Agreement (the “NUG Agreement”) with Sugar Rush, Inc., a Nevada corporation (“Sugar Rush”). Pursuant to the Agreement, NUG and Sugar Rush agreed that Sugar Rush will receive 70% of the revenues and profits generated from the Lynwood Operations. Under the terms of the Agreement, Sugar Rush agreed to make periodic payments of $560,000 over a twelve (12) month period to invest in the Lynwood Operations. The Company also agreed to make a periodic payment of $240,000. The Company will record the 30% of ownership in NUG under equity investment method. As of May 31, 2022, Sugar Rush and the Company invested $461,088 and $166,992   into NUG, respectively.

On April 8, 2021, the Company’s board of directors ratified and confirmed the Settlement Agreement by unanimous consent and authorized its executive officers of the Company to enter into the Settlement Agreement, which the board of directors determined to be in the best interests of the corporation.

On April 16, 2021, the board of directors of ECGI Holdings, Inc confirmed by unanimous consent participation in a court hearing regarding a proposed settlement resolving a suit filed against the Company, referenced here in as Polk County Florida (case number: 21-CA-000888) styled EROP Enterprises, LLC, a Florida limited liability company, Plaintiff, vs. ECGI Holdings Inc., a Nevada corporation, Defendant (the “Lawsuit”).

The Lawsuit relates to debts owed by the Company, totaling $3,869,000 which are in default and were acquired by EROP Enterprises LLC (“EROP”), the defendant in the suit.

The Parties entered into an agreement (the “Settlement Agreement”) in which the Company and EROP agreed to seek a judgment by the Polk County Court authorizing the parties to enter into a Section 3(a)(10) settlement resolution in the principal amount of ($6,448,333) six million four hundred forty-eight thousand three hundred thirty-three dollars (the “Settlement Agreement”).

The Company has agreed to the Settlement Agreement and believes it is sufficiently fair. ECGI’s board of directors has considered the Settlement Agreement and has resolved that its terms and conditions are fair to, and in the best interests of, ECGI and its stockholders. The terms and conditions of the Settlement Agreement were, are, and will be fair to and in the best interests of all of the parties.

Pursuant to the Settlement Agreement, the parties filed a Motion for Fairness Determination and Order Approving Settlement and Dismissing Case with the Circuit Court of the Tenth Judicial Circuit, in and for Polk County, Florida Civil Division.

In ratifying the Settlement Agreement, the Company, upon the Polk County Court’s order, agrees to issue to EROP shares of the Company’s common stock until EROP’s total gross sales of such common stock equal $6,448,333. In full settlement of the Lawsuit and that when issued hereto, the settlement shares shall be freely tradable without legend or restriction pursuant to Section 3(a)(10) of the Securities Act of 1933 and shall be validly issued, fully paid and non-assessable shares.

F-33

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of May 31, 2022, the Company had assets totaling $4,637,134, liabilities totaling $8,348,331 and a working capital deficit of $7,389,535. The Company does not have a history of generating revenue and has an accumulated deficit of $10,879,219 as of May 31, 2022. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with GAAP and include the accounts for the Company and its wholly owned subsidiaries, EFIL Sub of ECG, Inc. (“EFIL”) that had filed a Chapter 7 Bankruptcy on January 26, 2017. EFIL had no assets, liabilities, and/or business operations during the nine months ended May 31, 2022 and 2021 Any inter-company transactions and balances have been eliminated upon consolidation.

The unaudited consolidated financial statements have been prepared on the same basis as audited consolidated financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of May 31, 2022 and August 31, 2021, results of its operations for the nine months period ended May 31, 2022 and 2021, and cash flows for the nine months period ended May 31, 2022 and 2021. The interim results are not necessarily indicative of the results for any future interim period or fiscal year. Certain prior period amounts may have been reclassified to conform to current period presentation. These classifications, if any, have no effect on the previously reported net loss or loss per share.

The accompanying unaudited consolidated financial statements and related financial information should be read in conjunction with the last audited consolidated financial statements and the related notes thereto for the year ended August 31, 2021 included in the Company’s annual report filed with the OTC Markets on November 24, 2021.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates. Key estimates generally included in the financial statements include the valuation of deferred income tax assets, equity instruments, stock-based compensation and useful life of property and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. On May 31, 2022, the Company’s cash balance was $131,849. The Company’s cash balance at August 31, 2021 was $4,189. The Company maintains cash balances at financial institutions insured up to $250,000 thousand by the Federal Deposit Insurance Corporation.

Earnings (Loss) Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-34

For the three and nine month period ended May 31, 2022 and 2021, there were no dilutive instruments as their effect would have been anti-dilutive given that the Company had net losses during these periods.

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

The carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments included cash and cash equivalents, prepaid expenses, and accrued liabilities. The fair value of the Company’s notes payable was estimated based on current rates that would be available for debt of similar terms which is not significantly different from their stated value.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

F-35

Note 3. Property and equipment

On January 20, 2021, the Company entered into a purchase agreement with Northern California Holdings, Inc, (“Northern”) for a real property located in Lake County, California owned by its subsidiary, Mount Fire 29 Corp for $3,500,000. The Company will pay Northern $250,000 in cash within 10 days; $350,000 in cash within 20 days, and $2,900,000 in cash within 90 days. The Company has not paid any of the amounts according to the purchase agreement. On May 4, 2021, the court ordered the Company to deliver its common shares pursuant to Section 3(a)(10) of the Securities Act of 1933 to EROP Enterprises LLC, who acquired the debt owed by the Company, and in full settlement of the claims until EROP’s gross sales of the Company’s stock equal to $6,448,333.

Note 4. Convertible Note

On April 27, 2015 (the “Original Issue Date”), the Company issued an eight percent (8%) convertible note payable (the “8% Convertible Note”) in the original principal amount of $500,000. Per the terms of the 8% Convertible Note, the maturity date was January 31, 2018, the annual rate of interest was eight percent (8%), and the principal and accrued interest could be converted, at the sole discretion of the note holders (the “Holders”), into shares of the Company’s common stock at a per share conversion price of $3.00 (adjusted for the 1 for 20 reverse stock split – see Note 1. Description of Business).

Interest on the note is calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and accrues daily on the outstanding principal balance commencing on the Original Issue Date until payment in full of the principal sum. Accrued interest is payable annually on January 31 of each year beginning January 1, 2016, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being converted), and on the Maturity Date.

The Company, at its option, may prepay all (but not less than all) of the principal amount of this 8% Convertible Note, together with any interest accrued thereon to the date of redemption (the “Redemption Date”) upon ten (10) days prior written notice to the Holders (the “Notice of Redemption”), provided, however, the Holder may elect to convert the outstanding principal amount of this 8% Convertible Note prior to actual payment in cash for such redemption. Should the Holders choose not to convert this 8% Convertible Note, and the volume weighted average price (“VWAP”) for the ten (10) trading days immediately preceding the date of the Notice of Redemption is less than $3.00 (adjusted for the 1 for 20 reverse stock split – see Note 1. Description of Business), the Company shall issue to Holders of this 8% Convertible Note on the Redemption Date warrants to purchase that number of shares of its common stock equal to one percent (1%) of the total number of shares of the Company’s common stock outstanding on the Redemption Date (the “Total Warrant Shares”). The warrants will be exercisable on or before the third anniversary of the Redemption Date at an exercise price of $3.00 per share (adjusted for the 1 for 20 reverse stock split – see Note 1. Description of Business) and provide for the exercise of the Warrants on a cashless basis.

Per the terms of the 8% Convertible Note, any of the following events will constitute a default (“Event of Default”) by the Company:

i.	Any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable which default, solely in the case of an interest payment or other default under clause (B) is not cured within five (5) Trading Days;

ii.	The Company shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible, to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) ten (10) Trading Days after the Company has become aware of such failure;

iii.	Any representation or warranty made in this Note or the Purchase Agreement, any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

iv.	The Company shall be subject to a Bankruptcy Event.

F-36

Should any Event of Default occur and is continuing without being waived by the Holder or cured by the Company, the terms of the 8% Convertible Note state that the outstanding principal amount plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash (the “Default Amount”).

As of January 31, 2018, this note was in default as the outstanding principal and related accrued and unpaid interest were due and payable to the Holder as of said date, which represented the maturity date. The Company has not received a notice of default from the Holder.

As of May 31, 2022 and August 31, 2021, the outstanding principal and accrued interest are $313,459 and $299,959, respectively.

On March 25, 2021, the Company issued a ten percent (10%) convertible note (the “10% Convertible Note”) in the original principal amount of $28,600 and original issue discount of $8,600 per the terms of the 10% Convertible Note, the maturity date March 25, 2022, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holder, into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Securities Act of 1933. The original $8,600 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $28,600. As of May 31, 2022, the outstanding balance of the loan is $31,983 which including $3,383 of interest accrual. As of May 31, 2022, the total debt discount has been amortized. As of May 31, 2022, the loan has been in default.

On May 19, 2021, the Company issued a ten percent (10%) convertible note payable (the “10% Convertible Note”) in the original principal amount of $428,572 and original issue discount of $128,572. Per the terms of the 10% Convertible Note, the maturity date May 19, 2022, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders (the “Holders”), into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Securities Act of 1933. The original $128,572 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $428,572. As of May 31, 2022, the outstanding balance of the loan is $472,811 which including $42,240 of interest accrual. As of May 31, 2022, the total debt discount has been amortized. As of May 31, 2022, the loan has been in default.

On October 28, 2021, the Company issued a ten percent (10%) convertible note payable (the “10% Convertible Note”) in the original principal amount of $102,960 and original issue discount of $30,960. Per the term of the 10% Convertible Note, the maturity date October 28, 2022, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders (the “Holders”), into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Security Act of 1933. The original $30,960 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $102,960. As of May 31, 2022, the outstanding balance of the loan is $109,049 which including $10,379 of interest accrual. As of May 31, 2022, $60,648 out of $102,960 total debt discount has been amortized.

On May 10, 2022, the Company issued a ten percent (10%) convertible note payable (the “10% Convertible Note”) in the original principal amount of $210,000 and original issue discount of $60,000. Per the term of the 10% Convertible Note, the maturity date May 10, 2023, the annual rate of interest is ten percent (10%), and the principal and accrued interest could be converted, at the sole discretion of the note holders (the “Holders”), into shares of the Company’s common stock at 60% of the offering price for the common stock pursuant to Regulation A under the Security Act of 1933. The original $60,000 original issued discounts and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of the convertible note was $210,000. As of May 31, 2022, the outstanding balance of the loan is $211,185 which including $1,185 of interest accrual. As of May 31, 2022, $12,082 out of $210,000 total debt discount has been amortized.

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			Debt			Debt Discount as
			Discount as			of May 31,
Convertible Note Holder	Start Date	End Date	of Issuance	Amortization		2022
8% Convertible Note	04/27/2015	Default	-			-
Wayne Wong	03/26/2021	Default	-			-
Kevin Dang	05/19/2021	Default	-			-
K&J Funding	10/28/2021	10/28/2022	(102,960.00)	60,647.67		(42,312.33)
Vuvu Venture Inc	05/10/2022	05/10/2023	(210,000.00)	12,082.19		(197,917.81)
					Total	(240,230.14)
					Note principal	995,132.00
					Accrued interest	143,355.97
					Convertible note, Net	898,257.83

Note 5. Note Payable – Related Party

On May 20, 2019, the Company issued a Revolving Promissory Note (the “Revolving Promissory Note”) to Silicon Beach LLC, an entity owned and controlled by Adam D. Sexton, the former Company’s Chief Executive Officer and a director. Per the terms of the Revolving Promissory Note, the maximum revolving credit commitment (the “Revolving Credit Commitment”) is thirty-five thousand dollars ($35,000.00) and accrues interest at the rate of five percent (5%) per annum. During the term of the Revolving Promissory Note (the “Revolving Credit Commitment Period”), the Company may use the Revolving Credit Commitment by borrowing, prepaying any advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions set forth in the Revolving Promissory Note. Interest on the Notes shall accrue from the date of any advance(s) on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of five percent (5%) per annum. The Revolving Credit Commitment Period on the Revolving Promissory Note commenced on May 20, 2019 and expires on May 19, 2020 (the “Expiration Date”). All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, is due and payable on and as of the Expiration Date. The Company may, at its sole discretion, prepay all or any portion of the accrued and unpaid interest on this Note and any outstanding principal amount of these Notes prior to the Expiration Date.

In the event of default, with default constituting (i) default by the Company in any payment on these Notes after any such payment becomes due and payable, (ii) breach by the Company of any material provisions of any agreement between the Company and the Holder, and/or (iii) the Company filing a voluntary petition in bankruptcy or any petition or answer seeking for itself any reorganization, readjustment, arrangement, composition or similar relief that is not discharged or dismissed within sixty (60) days, the unpaid outstanding principal balance of these Notes shall bear interest at the rate of fifteen percent (15%) per annum. Furthermore, in the event that these Notes are placed in the hands of any attorney for collection, or any suit or proceeding is brought for the recovery or protection of the indebtedness, the Company will be obligated to pay all reasonable costs and expenses incurred by Holder, including reasonable attorneys’ fees.

On April 1, 2020, the Company and Silicon Beach LLC entered into an Obligation Extension Agreement (“Extension Agreement”) whereby the maturity date was extended from May 19, 2020 to September 1, 2021. The Company did not pay Silicon Beach LLC any consideration to extend the maturity date, and no other changes were made to the original terms of the Revolving Promissory Note. The Company relied upon ASC 470-50, Modifications and Extinguishments, to determine any potential gain or loss to record regarding the modification of the original terms of this note. The Company determined there was no gain or loss to record in relation to this debt modification, as there was zero difference between the reacquisition price and the net carrying amount of the debt that was extinguished.

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The following summarizes the Company’s principal borrowings in relation to the Revolving Promissory Note as of May 31, 2022:

Date Principal Borrowed	Amount of Principal Borrowed
May 20, 2019	$10,000
June 19, 2019	5,000
November 15, 2019	1,000
January 8, 2020	1,000
February 10, 2020	1,000
April 23, 2020	1,500
August 7, 2020	500
Total principal borrowed	$20,000

The Company recorded $786 and $786 of interest expense related to the Revolving Promissory Note during the Nine-month period ended May 31, 2022 and 2021 respectively.

The following summarizes the Revolving Promissory Note as of May 31, 2022 and August 31, 2021:

	As of May 31, 2022	As of August 31, 2021
Outstanding principal	$20,000	$20,000
Accrued and unpaid interest	2,946	2,160
Total principal and accrued and unpaid interest	$22,946	$22,160

Note 6. Derivative Liability

The Company evaluates all of its financial instruments in accordance with ASC 815, Derivatives and Hedging to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-measured at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Based upon the Company’s analysis of ASC 815, the Company determined that its 8% convertible note payable (see Note 8. - 8% Convertible Note) issued April 27, 2015 contained features that qualify as embedded derivatives. In specific, the requirement that the Company must, should the volume weighted average price (VWAP) be less than $3.00 (adjusted for the 1 for 20 reverse stock split – see Note 1. Description of Business) for the ten (10) trading days immediately preceding the date of the Notice of Redemption, issue warrants to the note holder to purchase shares of its common stock equal to one percent (1%) of the total number of shares of the Company’s common stock outstanding on the Redemption Date, was deemed an embedded derivative that required bifurcation. Accordingly, the Company recorded this derivative financial instrument as a liability on its balance sheet on the date of issuance and then re-measured its fair value on each reporting date, with the resulting change in fair value being recorded in the Company’s statements of operations.

During May 31, 2022 and the fiscal year ended August 31, 2021, the Company estimated the fair value of the derivative liability using a weighted average Black-Scholes-Merton option pricing model with the following range of assumptions:

	May 31, 2022	August 31, 2021
Fair value of the Company’s common stock	$0.19	$0.37
Per share conversion price	$3.00	$3.00
Term of the note (years)	1.0	1.0
Risk-free interest rate	2.53%	0.20%
Expected volatility	409%	423%
Dividend yield	-	-

F-39

As of both May 31, 2022 and August 31, 2021, the Company had a derivative liability recorded on its balance sheet. The derivative liability has been categorized as a Level 3 financial liability whose fair value is re-measured on a recurring basis. As of May 31, 2022, the Company estimated the fair value if its derivative liability to be $28,272, which represents a decrease of $23,424 from the $58,015 estimated fair value as of August 31, 2021.

The following is a summary of the estimated fair value of the Company’s derivative liability:

Financial Instruments	Level 1	Level 2	Level 3	Carrying Amount
Liabilities:
Derivative liability at August 31, 2018	$-	$16,860	$-	$16,860
Loss in fair value of derivative	$-	$(14,146)	$-	$(14,146)
Derivative liability at August 31, 2019	$-	$31,006	$-	$31,006
Loss in fair value of derivative	$-	$(3,533)	$-	$(3,533)
Derivative liability at August 31, 2020	$-	$34,539	$-	$34,539
Loss in fair value of derivative	$-	$28,387	$-	$28,387
Derivative liability at November 30, 2020	$-	$62,926	$-	$62,926
Loss in fair value of derivative	$-	$102,793	$-	$102,793
Derivative liability at February 28, 2021	$-	$165,719	$-	$165,719
Loss in fair value of derivative	$-	$(49,109)	$-	$(49,109)
Derivative liability at May 31, 2021	$-	$116,609	$-	$116,609
Loss in fair value of derivative	$-	$(58,594)	$-	$(58,594)
Derivative liability at August 31, 201	$-	$58,016	$-	$58,016
Loss in fair value of derivative	$-	$(28,380)	$-	$(28,380)
Derivative liability at November 30, 2021	$-	$29,636	$-	$29,636
Loss in fair value of derivative	$-	$22,062	$-	$22,062
Derivative liability at February 28, 2022	$-	$51,696	$-	$51,696
Loss in fair value of derivative	$-	$(23,424)	$-	$(23,424)
Derivative liability at May 31, 2022	$-	$28,272	$-	$28.272

Note 7. Long term debt

On January 20, 2021, the Company acquired Mount Fire 29 Corp, a subsidiary of Northern California Holdings, Inc. for a property located in Lower Lake, CA 95457 within the inclusion zone suitable for cannabis cultivation. The loan of $804,000 therefore became part of the Company’s liability after the acquisition. The loan is matured on October 1, 2022 with an interest of 8.5%, payable in 24 installments of $5,695 each, beginning on November 1, 2020. The balance as of August 31, 2021 was $804,000. LMK Capital LLC paid the first four installments of $22,780 on behalf of the Company as of August 31, 2021. As of May 31, 2022, the amount paid by LMK Capital LLC has been reimbursed by the Company.

F-40

On January 20, 2021, the Company acquired Mount Fire 29 Corp, a subsidiary of Northern California Holdings, Inc. for a property located in Lower Lake, CA 95457 within the inclusion zone suitable for cannabis cultivation. The loan of $175,000 therefore became part of the Company’s liability after the acquisition. The loan and balloon payment is matured on December 1, 2020 at 7% interest. LMK Capital LLC paid $50,000 on behalf of the Company so the $175,000 was reduced to $125,000. On May 27, 2021, the Company made additional payment and paid off the remaining balance.

On January 20, 2021, the Company entered into a purchase agreement with Northern California Holdings, Inc, (“Northern”) for a real property located in Lake County, California owned by its subsidiary, Mount Fire 29 Corp for $3,500,000. The Company will pay Northern $250,000 in cash within 10 days; $350,000 in cash within 20 days, and $2,900,000 in cash within 90 days. The Company has not paid any of the amounts according to the purchase agreement. On May 4, 2021, the court ordered the Company to deliver its common shares pursuant to Section 3(a)(10) of the Securities Act of 1933 to EROP Enterprises LLC, who acquired the debt owed by the Company, and in full settlement of the claims until EROP’s gross sales of the Company’s stock equal to $6,448,333. As of May 31, 2022, the gross sales of the Company’s stock amount $26,573. The Settlement payable reduced to $ 6,421,760 as of May 31, 2022.

Note 8. Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of August 31, 2018, the Company had 5,000,000 shares of Series A preferred stock issued and outstanding to Silicon Beach LLC, a related party.

This series of preferred stock had been designated as the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock had a par value of $0.001 per share and the Holders of shares of Series A Preferred Stock were entitled to dividends declared and paid on shares of common stock in an amount per share equal to the amount they would be entitled to receive as holders of common stock if all outstanding shares of Series A Preferred Stock had been converted into Common Stock. Holders of Series A Preferred Stock could vote together with holders of common stock as a single class, with each share of Series A Preferred Stock having two (2) (adjusted for the 1 for 20 reverse stock split) votes per share on all matters as to which stockholders are entitled to vote, including the election of directors, except with respect to matters for which a class vote is required by law. Each share of Series A Preferred Stock was convertible, at the option of the holder, into one (1) (adjusted for the 1 for 20 reverse stock split) share of common stock. This description is subject to the terms and conditions contained in the filed documents with the Secretary of State of Nevada.

On August 15, 2019, Silicon Beach LLC converted all of its Series A preferred stock into 5,000,000 shares of the Company’s common stock. As of both May 31, 2022 and August 31, 2021, the Company did not have any shares of Series A preferred stock issued and outstanding.

No shares of preferred stock were issued by the Company during the periods ended May 31, 2022 and August 31, 2021.

Common Stock

Reverse Stock Split

On August 15, 2019, the Company effected a one for twenty (1 for 20) reverse stock split, whereby each stockholder of record received one (1) share of the Company’s common stock for every twenty (20) shares held. Immediately preceding the reverse stock split, the Company had 244,520,999 shares of its common stock issued and outstanding. Upon completion of the reverse stock split, the Company had 12,226,475 shares of its common stock issued and outstanding.

In conjunction with the reverse stock split, Silicon Beach LLC converted all of its preferred stock into 5,000,000 shares (adjusted for the 1 for 20 reverse stock split) of the Company’s common stock. Immediately after the completion of both the reverse stock split and the conversion of all of the Company’s issued and outstanding Series A preferred stock into shares of the Company’s common stock, the Company had 17,226,467 shares of its common stock issued and outstanding.

F-41

Neither the number of authorized shares of common stock, which remains 310,000,000, nor the per share par value of $0.001 was affected by the reverse stock split.

The accompanying financial statements have been retroactively adjusted to reflect the results of the reverse stock split.

Common Stock Issued and Outstanding

The Company is authorized to issue 310,000,000 shares of its common stock with a par value of $0.001 per share. As of May 31, 2022 and August 31, 2021, the Company had 21,051,574 and 19,225,181 shares of common stock issued and outstanding, respectively.

On March 31, 2021, the Company increased the authorized common stock from 300,000,000 to 310,000,000 shares at $0.001 par value.

Common Stock Issuances

On March 16, 2021, the Company entered into a debt settlement agreement to settle the debt for Mount Fire 29 Corp balance of $3,500,000, Day Break Communications, LLC outstanding balance of $150,000, and World Equity Group, Inc of $219,000. The Company has not paid any of the amounts according to the purchase agreement. On May 4, 2021, the court ordered the Company to deliver its common shares pursuant to Section 3(a)(10) of the Securities Act of 1933 to EROP Enterprises LLC, who acquired the debt owed by the Company, and in full settlement of the claims until EROP’s gross sales of the Company’s stock equal to $6,448,333.

On April 8, 2021, the Company issued 13,000 shares of its common stock to Deepak Panjwani as an upfront bonus for signing a director contract. The issuance has been recorded as stock compensation of $10,467 at fair value of $0.78. 3,250 shares of common stock shall be vested every quarter served as director for the term of the employment agreement.

On May 31, 2021, the Company issued 142,857 shares of its common stock each to Benjamin Widjaja and Tony Thai in exchange with their accounting consultant services. The share has been recorded as stock compensation at fair value of $170,000 for the year ended August 31, 2021.

The Company did not issue any shares of its common stock during the year ended August 31, 2020.

During the fiscal year ended August 31, 2019, the Company issued 5,000,000 shares of its common stock upon the conversion of all of its issued and outstanding Series A preferred stock.

The following table details the number of shares of common stock issued and outstanding as of both May 31, 2022 and August 31, 2021:

	For the period Ended May 31, 2022	For the Year Ended August 31, 2021
Shares issued and outstanding at beginning of period	19,225,181	17,226,475
Common Stock issued	1,826,393	1,998,714
Shares issued and outstanding at end of period	21,051,574	19,225,181

Options

During the fiscal year ended August 31, 2021 and for the Nine months ended May 31, 2022, the Company did not grant any stock options. As of May 31, 2022, the Company did not have any stock options outstanding.

F-42

Warrants

As of May 31, 2022, the Company did not have any warrants issued and/or outstanding.

Analysis of Common Stock Issuable Upon Conversion

The following table details the total number of shares of the Company’s common stock that would be issued and outstanding if (i) all convertible debt and related accrued and unpaid interest and (ii) warrants related to the 8% convertible note’s volume weighted average price (VWAP) stipulation were converted into shares of the Company’s common stock as of May 31, 2022:

As of May 31, 2022
Shares issued and outstanding as of May 31, 2022	21,051,574
Shares issuable upon conversion of 8% convertible note principal and accrued interest	101,486
Shares issuable upon conversion of 10% convertible note principal and accrued interest	5,500,193
Shares issuable related to 8% convertible note’s volume weighted average price (VWAP) stipulation	172,261
Total number of potentially issuable shares of common stock	26,828,514
Total number of shares of common stock authorized	310,000,000
Total number of shares of common stock available for issuance at May 31, 2022	283,171,486

Note 9. Commitments

As of this filing, there are no material commitments that have not been disclosed in this filing.

Note 10. Subsequent Events

No events have occurred subsequent to the balance sheet date and through the date of this filing that would require adjustment to or disclosure in the financial statements.

F-43

ECGI HOLDINGS INC.

OFFERING CIRCULAR

________, 2022

UP TO 43,000,000 SHARES OF COMMON STOCK

COMPRISED OF UP TO 40,000,000 SHARES BY THE COMPANY AND

UP TO 3,000,000 SHARES BY SELLING STOCKHOLDERS

MAXIMUM AGGREGATE OFFERING: $10,750,000

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1*	Amended and Restated Articles of Incorporation as filed with Nevada.
2.2*	By-laws of the Company.
3.1*	Convertible Promissory Note issued to MEDPAC ASIA PACIFIC PTY. LTD original issue date April 27, 2015.
3.2*	Revolving Promissory Note issued to Event Cardio Group, Inc. dated May 20, 2019.
3.3*	Revolving Promissory Note issued to Silicon Beach, LLC dated May 20, 2019.
3.4*	Obligation Extension Agreement between Silicon Beach, LLC and the Company dated April 1, 2020.
3.5*	Obligation Extension Agreement between Silicon Beach, LLC and the Company dated February 15, 2022
4.1*	Form of Subscription Agreement.
6.1*	Purchase Agreement between the Company and Northern California Holdings, Inc. and its subsidiaries dated January 20, 2021 and amendment thereto.
6.2*	Management Services Agreement between the Company’s formerly wholly owned subsidiary Nug Avenue, Inc. and Magnolia Extracts, LLC dated February 1, 2021.
6.3*	Common Share Purchase Agreement between the Company, Nug Avenue, Inc. and Sugar Rush, Inc. dated February 8, 2021 and amended on March 18, 2021.
6.4*	Assignment and Assumption Agreement and Pledge Agreement dated July 18, 2018 between the Company and ECGINC Holding, LLC.
6.5*†	Director Agreement between the Company and Deepak Panjwani dated April 8, 2021. Convertible Promissory Note issued to Kevin Dang dated May 19, 2021.
6.6*	Convertible Promissory Note issued to Kevin Dang dated May 19, 2021.
6.7*	Settlement Agreement and Stipulation between the Company and EROP Enterprises, LLC dated March 16, 2021.
6.8*	Convertible Promissory Note issued to Wayne Wong dated March 25, 2021.
6.9*	Consulting Agreement between the Company and Tony Thai dated January 1, 2021.
6.10*	Consulting Agreement between the Company and Benjamin Widjaja dated January 1, 2021.
6.11*	Nug Avenue, Inc. Shareholder Agreement with the Company as a shareholder dated February 8, 2021.
6.12**	Convertible Promissory Note issued to Vuvu Ventures Inc. dated May 10, 2022
6.13**	Convertible Promissory Note issued to K&J Fund dated October 28, 2021
10.1*	Power of Attorney
11.1**	Consent of ANTHONY L.G., PLLC (included in Exhibit 12.1).
12.1**	Opinion of ANTHONY L.G., PLLC.

* Filed previously

**Filed herewith

†Includes management contracts and compensation plans and arrangements

88

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 1 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 12, 2022.

ECGI HOLDINGS INC.

By:	/s/ William Chung
Name:	William Chung
Title:	Chief Executive Officer

Pursuant to the requirements of Regulation A, this Amendment No. 1 to Form 1-A has been signed by the following persons in the capacities indicated on August 12, 2022.

Name	Title

/s/ William Chung	President, Chief Executive Officer and Director
William Chung	(Principal Executive Officer)

*	Acting Chief Financial Officer (Consultant)
Danny Q. Wong	(Principal Financial and Accounting Officer)
*	Director
Deepak Panjwani

*By:	/s/ William Chung
William Chung Attorney-in-fact

89